UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a – 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.   )
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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
27 Richmond Road
Pembroke HM 08, Bermuda

NOTICE OF 2008 ANNUAL GENERAL MEETING
TO BE HELD ON MAY 8, 2008
March 21, 2008

To Our Shareholders:

The 2008 Annual General Meeting of Allied World Assurance Company Holdings, Ltd (the “Company”) will be held at 10:00 a.m., local time, on Thursday, May 8, 2008 at the Company’s corporate headquarters, 27 Richmond Road, Pembroke HM 08, Bermuda, for the following purposes:

•	To elect two Class I Directors to hold office until the Company’s Annual General Meeting in 2011 or until their successors are duly elected and qualified or their office is otherwise vacated;

•	To approve certain individuals as eligible subsidiary directors of certain of our non-U.S. subsidiaries;

•	To approve the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan;

•	To approve the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan;

•	To approve the Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan;

•	To approve and adopt the Second Amended and Restated Bye-laws of Allied World Assurance Company Holdings, Ltd;

•	To act on a proposal to appoint Deloitte & Touche as the Company’s independent auditors to serve until the Company’s Annual General Meeting in 2009; and

•	To transact such other further business, if any, as lawfully may be brought before the meeting.

Only shareholders of record holding voting common shares, as shown by the transfer books of the Company, as of the close of business on March 12, 2008 are entitled to vote at the Annual General Meeting and at any adjournment or postponement thereof.

Please sign, date and return the enclosed proxy in the return envelope furnished for that purpose, as promptly as possible, whether or not you plan to attend the meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement. For further information concerning the individuals nominated as directors, use of the proxy and other related matters, you are urged to read the Proxy Statement on the following pages.

By Order of the Board of Directors,

Wesley D. Dupont
Secretary

i

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
27 Richmond Road
Pembroke HM 08, Bermuda

PROXY STATEMENT

GENERAL MEETING INFORMATION

Q:	Why am I receiving these materials?

A:	You are receiving these materials because you are a shareholder of Allied World Assurance Company Holdings, Ltd (the “Company”) as of the Record Date (as defined below). The Board of Directors (the “Board”) of the Company is soliciting the enclosed proxy to be voted at the 2008 Annual General Meeting of the Company’s shareholders to be held at 10:00 a.m., local time, on Thursday, May 8, 2008 at the Company’s corporate headquarters, 27 Richmond Road, Pembroke HM 08, Bermuda, and at any adjournment or postponement thereof (the “Annual General Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual General Meeting. References in this Proxy Statement to “we”, “us” and “our” refer to Allied World Assurance Company Holdings, Ltd and our consolidated subsidiaries, unless the context requires otherwise. When the enclosed proxy card is properly executed and returned, the Company’s common shares, par value $0.03 per share (the “Common Shares”), it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

This Proxy Statement, the attached Notice of Annual General Meeting and the enclosed proxy card are being first mailed to shareholders on or about March 21, 2008. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007 accompanies this Proxy Statement. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

Q:	Who is entitled to vote?

A:	The Board has set March 12, 2008, as the record date for the Annual General Meeting (the “Record Date”). Shareholders of record holding voting Common Shares (the “Voting Shares”), as shown by the transfer books of the Company as of the close of business on the Record Date, will be entitled to vote at the Annual General Meeting and at any adjournment or postponement thereof. Holders of non-voting Common Shares (the “Non-Voting Shares”) will receive this Proxy Statement but are not entitled to vote at the Annual General Meeting and at any adjournment or postponement thereof. As of March 12, 2008, there were outstanding 46,555,926 Voting Shares and 13,960,578 Non-Voting Shares.

Q:	What will I be voting on?

A:	You are voting on seven items (collectively, the “proposals”):

1. To elect two Class I directors to hold office until the Company’s Annual General Meeting in 2011 or until their successors are duly elected and qualified or their office is otherwise vacated;

2. To approve certain individuals as eligible subsidiary directors of certain of the Company’s non-U.S. subsidiaries;

3. To approve the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan;

4. To approve the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan;

5. To approve the Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan;

6. To approve and adopt the Second Amended and Restated Bye-laws of Allied World Assurance Company Holdings, Ltd; and

7. To act on a proposal to appoint Deloitte & Touche as the Company’s independent auditors to serve until the Company’s Annual General Meeting in 2009.

You may also vote on any other business that properly comes before the meeting.

Q:	What are the voting recommendations of the Board?

A:	Your Board unanimously recommends that you vote:

1. FOR each of the nominees to the Board;

2. FOR each slate of eligible subsidiary directors;

3. FOR approval of the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan;

4. FOR approval of the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan;

5. FOR approval of the Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan;

6. FOR approval and adoption of the Second Amended and Restated Bye-laws of Allied World Assurance Company Holdings, Ltd; and

7. FOR the appointment of Deloitte & Touche as the Company’s independent auditors.

Q:	How many votes do I have?

A:	Holders of Voting Shares are entitled to one vote per share on each matter to be voted upon by the shareholders at the Annual General Meeting.

Q:	How do I vote?

A:	The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your Voting Shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of the Company’s share transfer agent, Continental Stock Transfer & Trust Company, a proxy card for voting those shares will be included with this Proxy Statement. You may direct how your shares are to be voted by completing, signing and returning the proxy card in the enclosed envelope. If you own shares of record, you may also vote your Voting Shares in person at the Annual General Meeting.

If you own shares through a bank or brokerage firm, you may instead receive from your bank or brokerage firm a voting instructions form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a proxy card, you may direct how your shares are to be voted by completing, signing and returning the voting instructions form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form. If you want to vote your shares in person at the meeting, you must obtain a proxy from your bank or broker giving you the right to vote your Voting Shares at the Annual General Meeting.

The Company has requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of Voting Shares and will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

Q:	What does it mean if I receive more than one proxy card?

A:	Generally, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card you receive.

Q:	What happens if I do not indicate how to vote by proxy?

A:	If no instructions are provided in an executed proxy, the Voting Shares represented by the proxy will be voted at the Annual General Meeting FOR each of the proposals, and, as to any other business as may properly come before the Annual General Meeting, in accordance with the proxyholder’s judgment as to such business.

Q:	How are abstentions and “broker non-votes” treated?

A:	Abstentions and “broker non-votes” will be counted toward the presence of a quorum at, but will not be considered votes cast on any of the proposals brought before, the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of any proposal brought before the Annual General Meeting.

Q:	Can I change my vote after I have mailed my signed proxy card or otherwise instructed how my shares are to be voted?

A:	Yes. Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy; provided, however, that the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Attendance at the Annual General Meeting by a shareholder who has executed and delivered a proxy to us shall not in and of itself constitute a revocation of such proxy. Only your vote at the Annual General Meeting will revoke your proxy.

Q:	How does the voting take place at the Annual General Meeting?

A:	A vote by poll will be taken on all matters properly brought before the Annual General Meeting. On a vote by poll, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each Voting Share owned or represented.

The nominees for election as Class I Directors of the Company at the Annual General Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting; an absolute majority of the votes cast is not a prerequisite to election.

All other proposals require the affirmative “FOR” vote of a majority of the votes cast at the Annual General Meeting.

Q:	Are there any voting restrictions?

A:	Each Voting Share entitles the holder of record on such date to one vote on a poll; provided, however, if the number of “Controlled Shares” of any holder would constitute 10% or more of the total combined voting power of the issued Voting Shares (such holder, a “10% Shareholder”), such holder will have the voting rights attached to its Voting Shares reduced to less than 10% of the total voting rights attached to the outstanding Voting Shares, in the manner provided in the Company’s Amended and Restated Bye-Laws (the “Bye-Laws”). “Controlled Shares” of any person refers to all Voting Shares owned by such person, whether (i) directly; (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Section 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986 (the “Code”); or (iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

As of the date of this Proxy Statement, the Company is not aware of any shareholders that possess Controlled Shares requiring a reduction in their voting power to less than 10%; however, the applicability of the foregoing provisions may have the effect of increasing another shareholder’s voting power to 10% or more, thereby requiring a corresponding reduction in such other shareholder’s voting power. The Company’s Bye-Laws exclude from the calculation of the 10%-voting power limitation described in the preceding paragraph any Voting Shares owned by a bank, broker, dealer or investment adviser that does not have or exercise the power to vote those shares and that has only a passive investment intent as reflected in its ability to file beneficial ownership reports on Schedule 13G under the Exchange Act with respect to the Voting Shares it holds. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Voting Shares with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Secretary of the Company promptly so that the Company may determine whether the voting power of such holder’s Voting Shares should be reduced. By submitting a proxy, a holder of Voting Shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors are empowered to require any shareholder to provide information as to that shareholder’s legal or beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or persons or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information. The directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Voting Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

Q:	How many votes are required to transact business at the Annual General Meeting?

A:	A quorum is required to transact business at the Annual General Meeting. Without giving effect to the limitation on voting rights described above, the quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the total issued and outstanding Voting Shares.

Q:	What else will happen at the Annual General Meeting?

A:	At the Annual General Meeting, shareholders will also receive the report of the Company’s independent auditors and the Company’s financial statements for the year ended December 31, 2007.

Q:	Who pays the costs of soliciting proxies?

A:	The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by the Company’s directors, officers and employees, personally or by telephone, facsimile or other electronic means, for which the Company’s directors, officers and employees will not receive any additional compensation. Proxy cards and materials also will be distributed to beneficial owners of Voting Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. D.F. King & Co., Inc. and W.F. Doring & Co., Inc. have been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $6,500 and $1,500, respectively, plus out-of-pocket expenses.

Q:	How may I receive a copy of the Company’s Annual Report on Form 10-K?

A:	The Company will furnish without charge to any shareholder, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission (“SEC”). A copy of such report may be obtained upon written request to the Company at 27 Richmond Road, Pembroke HM 08, Bermuda, Attention: Wesley D. Dupont, Secretary. Each such request must include a representation that, as of March 12, 2008, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. The Annual Report on Form 10-K, and all of the Company’s filings with the SEC, can be accessed through our website at www.awac.com under the “SEC Filings” link located in the section entitled “Investor Relations.” As permitted by the SEC’s rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide along with such report a list of such exhibits and information about its charges for providing them.

ELECTION OF DIRECTORS
(Item A on Proxy Card)

The Board is divided into three classes of directors, Class I, Class II and Class III, each of approximately equal size. Two director nominees are being presented for election at the Annual General Meeting to serve as Class I Directors until the Annual General Meeting in 2011 or until their successors are duly elected and qualified or their office is otherwise vacated. All of the nominees are current members of the Board. Such nominees were recommended for appointment to the Board by the Nominating & Corporate Governance Committee of the Board.

Your Board recommends a vote FOR each of the nominees listed on the enclosed proxy card. It is not expected that any of the nominees will become unavailable for election as a director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board shall recommend.

The name, age, principal occupation and certain other information concerning each nominee is set forth below.

Mark R. Patterson (age 56) was appointed to the Board in March 2006. Since 2002, Mr. Patterson has served as Chairman of MatlinPatterson Asset Management, which manages distressed investment funds. From 1994 until 2002, Mr. Patterson was a Managing Director of Credit Suisse First Boston Corporation, where he served as Vice Chairman from 2000 to 2002. Mr. Patterson had 20 years prior experience in commercial and investment banking at Bankers Trust, Salomon Brothers and Scully Brothers & Foss. Mr. Patterson is currently a member of the board of directors of Broadpoint Securities Group, Inc.

Samuel J. Weinhoff (age 57) was appointed to the Board in July 2006. Mr. Weinhoff has served as a consultant to the insurance industry since 2000. Prior to this, Mr. Weinhoff was head of the Financial Institutions Group for Schroder & Co. from 1997 until 2000. He was also a Managing Director at Lehman Brothers, where he worked from 1985 to 1997. Mr. Weinhoff had ten years prior experience at Home Insurance Company and the Reliance Insurance Company in a variety of positions, including excess casualty reinsurance treaty underwriter, investment department analyst, and head of corporate planning and reporting. Mr. Weinhoff is currently a member of the board of directors of Infinity Property and Casualty Corporation where he is a member of both the Executive Committee and the Audit Committee, and of Inter-Atlantic Financial, Inc. where he is a member of both the Audit Committee and Nominating Committee.

The following individuals are the Company’s continuing directors:

Name	Position	Term Expires

Scott A. Carmilani	Class III Director	2009
James F. Duffy	Class III Director	2009
Bart Friedman	Class III Director	2009
Michael I.D. Morrison	Class II Director	2010
Scott Hunter	Class II Director	2010

It is with deep regret that the Company reports the passing of Mr. Philip D. DeFeo. As a Board member of the Company, Mr. DeFeo provided invaluable guidance to the Company.

Scott A. Carmilani (age 43) was elected our President and Chief Executive Officer in January 2004 and became a director in September 2003. As of January 1, 2008, Mr. Carmilani was also appointed Chairman of the Board. Mr. Carmilani was, prior to joining our Company as Executive Vice President in February 2002, the President of the Mergers & Acquisition Insurance Division of subsidiaries of American International Group, Inc. (“AIG”) and responsible for the management, marketing and underwriting of transactional insurance products for clients engaged in mergers, acquisitions or divestitures. Mr. Carmilani was previously the Regional Vice-President overseeing the New York general insurance operations of AIG. Before that he was the Divisional President of the Middle Market Division of National Union Fire Insurance Company of Pittsburgh, Pa., which underwrites directors and officers liability, employment practice liability and fidelity insurance for middle-market-sized companies. Prior to joining our Company, he held a succession of underwriting and management positions with subsidiaries of AIG since 1987.

James F. Duffy (age 64) was appointed to the Board in July 2006. Mr. Duffy retired in 2002 as Chairman and Chief Executive Officer of The St. Paul Reinsurance Group, where he originally served from 1993 until 2000 as President and Chief Operating Officer of global reinsurance operations. Prior to this, Mr. Duffy served as an executive vice president of The St. Paul Companies from 1984 to 1993, and as President and Chief Operating Officer of St. Paul Surplus Lines Insurance Company from 1980 until 1984. Mr. Duffy had 15 years prior experience in insurance underwriting with Employers Surplus Lines Insurance Company, First State Insurance Company and New England Re.

Bart Friedman (age 63) was appointed to the Board in March 2006 and was elected Deputy Chairman of the Board effective in July 2006. As of January 1, 2008, Mr. Friedman was also appointed Lead Independent Director of the Board. Mr. Friedman has been a partner at Cahill Gordon & Reindel LLP, a New York law firm, since 1980. Mr. Friedman specializes in corporate governance, special committees and director representation. Mr. Friedman worked early in his career at the SEC. Mr. Friedman is currently a member of the board of directors of Sanford Bernstein Mutual Funds, where he is a member of the Audit Committee and the Nominating and Governance Committee.

Michael I.D. Morrison (age 78) has been one of our directors since November 2001 and served as Chairman of the Board from July 2006 through December 2007. He currently also serves as a consultant to the Company. Mr. Morrison was our Vice Chairman from January 2004 to October 2004. Prior to this, Mr. Morrison served as our President and Chief Executive Officer from the inception of our Company in November 2001. He also served as a consultant to AIG from July 1997 to November 2001. Before this, he held various positions with AIG or its subsidiaries, including Vice Chairman of American Home Assurance Company and Senior AIG Executive for broker relations. He also served as General Manager for American International Underwriters Overseas Association’s China Division from July 1994 to June 1997, where he was based in Shanghai. He also served as Director of Domestic Branch Operations from 1983 to 1988, President of American Home Assurance Company from 1978 to 1983 and President of Commerce and Industry Insurance Company from 1976 to 1978. Mr. Morrison joined the property-underwriting department of American Home Assurance Company in 1964 and was appointed manager in 1969. He was a broker and an underwriter in the Lloyd’s market from 1953 to 1959, and a New York broker from 1959 to 1963.

Scott Hunter (age 56) was appointed to the Board in March 2006. Mr. Hunter has served as an independent consultant to Bermuda’s financial services industry since 2002. From 1986 until 2002, Mr. Hunter was a partner at Arthur Andersen Bermuda, whose clients included numerous insurance and reinsurance companies.

The Board has determined that Messrs. Duffy, Friedman, Hunter, Patterson and Weinhoff are independent under the listing standards of the New York Stock Exchange (“NYSE”). The Company requires that a majority of its directors meet the criteria for independence under applicable law and the rules of the NYSE. The Board has adopted a policy to assist it and the Nominating & Corporate Governance Committee in their determination as to whether a nominee or director qualifies as independent. This policy contains categorical standards for determining independence and includes the independence standards required by the SEC and NYSE as well as standards published by institutional investor groups and other corporate governance experts. In making its determination of independence, the Board applied these standards for director independence and determined that no material relationship existed between the Company and these directors. A copy of the Board Policy on Director Independence was attached as an appendix to the Company’s Proxy Statement filed with the SEC on October 19, 2006.

Meetings and Committees of the Board

During the year ended December 31, 2007, there were five meetings of the Board (including regularly scheduled and special meetings). Each of our directors attended at least 75% of the aggregate Board meetings and committee meetings of which he was a member during the period he served on the Board, except for Messrs. Patterson and Weinhoff. Our non-management directors meet separately from the other directors in an executive session at least quarterly.

Mr. Carmilani, our President and Chief Executive Officer, was appointed Chairman of the Board in January 2008. Concurrent with this appointment, the Board appointed Mr. Friedman, our Deputy Chairman of the Board, to serve as its Lead Independent Director. The Lead Independent Director’s responsibilities include:

•	organizing and presiding over all meetings of the Board at which the Chairman of the Board is not present, including all executive sessions of the non-management and independent directors;

•	serving as the liaison between the Chairman of the Board and the non-management directors;

•	overseeing the information sent to the Board by management;

•	assisting the Chairman of the Board in setting meeting agendas and schedules for the Board to assure that there is sufficient time for discussion of all agenda items;

•	facilitating communication between the Board and management;

•	being available to communicate with and respond to certain inquiries of the Company’s shareholders; and

•	performing such other duties as requested by the Board.

Michael I.D. Morrison, our Chairman of the Board during 2007, served as the presiding director of the executive sessions of our non-management directors held in 2007. As Mr. Morrison is not an independent director, in accordance with NYSE Rule 303A.03, we held one executive session in 2007 with only our independent directors. During this executive session, Mr. Friedman, our Deputy Chairman of the Board, served as the presiding director.

Our Board has established an Audit Committee, a Compensation Committee, an Executive Committee, an Investment Committee and a Nominating & Corporate Governance Committee, each of which reports to the Board. During 2007, the Audit Committee held five meetings, the Compensation Committee held five meetings, the Nominating & Corporate Governance Committee held four meetings, the Executive Committee held no meetings and the Investment Committee held four meetings. The Board has adopted an Audit Committee Charter, a Compensation Committee Charter, an Investment Committee Charter and a Nominating & Corporate Governance Committee Charter. Copies of these charters are available on our website at www.awac.com under “Corporate Governance — Charters.” Printed copies are also available by sending a written request to the Company’s Secretary.

Our Board has also approved Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Ethics for Chief Executive Officer and Senior Financial Officers. The foregoing information is available on our website at www.awac.com under “Corporate Governance — Guidelines” and “Corporate Governance — Codes of Ethics.” Printed copies are also available by sending a written request to the Company’s Secretary.

Audit Committee.  The Audit Committee presently consists of Messrs. Hunter (Chairman), Duffy and Weinhoff, each of whom is an independent director. Pursuant to its charter, the Audit Committee is responsible for overseeing our independent auditors, internal auditors, compliance with legal and regulatory standards and the integrity of our financial reporting. Each of Messrs. Hunter, Duffy and Weinhoff has been determined by the Board to be “financially literate” within the meaning of the NYSE Listing Standards and each has been designated by the Board as an “audit committee financial expert,” as defined by applicable rules of the SEC, based on either his extensive prior accounting and auditing experience or having a range of experience in varying executive positions in the insurance or financial services industry.

Compensation Committee.  The Compensation Committee presently consists of Messrs. Patterson (Chairman), Friedman and Hunter. The Compensation Committee is comprised entirely of independent directors. Pursuant to its charter, the Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board, including administering all stock option plans and incentive compensation plans of the Company.

Executive Committee.  The Executive Committee presently consists of Messrs. Carmilani (Chairman), Duffy and Weinhoff. The Executive Committee has the authority to oversee the general business and affairs of the Company to the extent permitted by Bermuda law.

Investment Committee.  The Investment Committee presently consists of Messrs. Patterson (Chairman), Hunter and Weinhoff. The Investment Committee is comprised entirely of independent directors. Pursuant to its charter, the Investment Committee is responsible for establishing investment guidelines and supervising our investment activity.

Nominating & Corporate Governance Committee.  The Nominating & Corporate Governance Committee consists of Messrs. Friedman (Chairman), Duffy and Hunter. The Nominating & Corporate Governance Committee is comprised entirely of independent directors. Pursuant to its charter, the Nominating & Corporate Governance Committee is responsible for identifying individuals believed to be qualified to become directors and to recommend such individuals to the Board and to set compliance policies and corporate governance standards.

The Nominating & Corporate Governance Committee will consider nominees recommended by shareholders and will evaluate such nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating & Corporate Governance Committee for election at the Annual General Meeting in 2009 may do so by submitting in writing such nominees’ names and other information required under Bye-law 34(2) of the Company’s Bye-laws, in compliance with the procedures described under “Shareholder Proposals for 2009 Annual General Meeting” in this Proxy Statement.

The criteria adopted by the Board for use in evaluating the suitability of all nominees for director include the following:

•	high personal and professional ethics, values and integrity;

•	education, skill and experience with insurance, reinsurance or other businesses and organizations that the Board deems relevant and useful;

•	ability and willingness to serve on any committees of the Board; and

•	ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

In addition to considering candidates suggested by shareholders, the Nominating & Corporate Governance Committee considers candidates recommended by current directors, Company officers and others. The Nominating & Corporate Governance Committee determines whether or not the candidate meets the Company’s general qualifications and specific qualities for directors and whether or not additional information is appropriate.

Director Compensation

The following table provides information concerning the compensation of the Company’s non-employee directors for fiscal year 2007.

Non-Employee Directors Compensation

	Fees
	Earned or
	Paid in	Stock		All Other
Name	Cash	Awards(1)		Compensation		Total(4)

Michael I.D. Morrison	$59,000	$149,989	(2)	$158,771	(3)	$367,760
Bart Friedman	$74,000	$83,723		—		$157,723
Philip D. DeFeo	$64,500	$64,989		—		$129,489
James F. Duffy	$66,000	$81,241		—		$147,241
Scott Hunter	$94,500	$83,723		—		$178,223
Mark R. Patterson	$76,000	$83,723		—		$159,723
Samuel J. Weinhoff	$58,500	$81,241		—		$139,741

(1)	As of December 31, 2007, an aggregate of 26,791 restricted stock units (“RSUs”) were outstanding and held by our non-employee directors as follows: Mr. Morrison holds an aggregate of 11,494 RSUs; Mr. Friedman holds an aggregate of 3,147 RSUs; Mr. Duffy holds an aggregate of 2,928 RSUs; Mr. Hunter holds an aggregate of

3,147 RSUs; Mr. Patterson holds an aggregate of 3,147 RSUs; and Mr. Weinhoff holds an aggregate of 2,928 RSUs. All of Mr. DeFeo’s 1,494 RSUs vested upon his death in November 2007 in accordance with the terms of the Allied World Assurance Company Holdings, Ltd Amended and Restated 2004 Stock Incentive Plan (the “Stock Incentive Plan”). In March 2006, Messrs. Friedman, Hunter and Patterson each received 2,204 RSUs and in July 2006, Messrs. Duffy and Weinhoff each received 1,912 RSUs. The RSUs issued in March 2006 to Messrs. Friedman, Hunter and Patterson were revalued in July 2006 as a result of a modification to the Stock Incentive Plan combined with the initial public offering of our Common Shares (the “IPO”). The revised grant date fair value of each of these RSUs was based on the IPO price of $34.00 per share, and totaled $74,936 for each of these directors. The RSUs issued to Messrs. Duffy and Weinhoff in July 2006 had a grant date fair value of $34.00 per RSU for a fair value of $65,000 for each of these directors. On January 3, 2007, Messrs. DeFeo, Duffy, Friedman, Hunter, Morrison, Patterson and Weinhoff each received 1,494 RSUs as part of their director compensation arrangement. The grant date fair value of each of these RSUs was $43.50 per RSU, based on the closing price of the Common Shares on the NYSE on such date, for a total fair value of approximately $65,000 per individual grant. The total stock award compensation expense recorded in this table represents the accounting expense recognized in the consolidated financial statements of the Company in accordance with the Statement of Financial Accounting Standards No. 123(R) “Share Based Payment” (“FAS 123(R)”) and does not correspond to the actual value that may be recognized by each director. For additional information on the calculation of the compensation expense, please refer to note 9(b) of the Company’s consolidated financial statements contained in the Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(2)	Mr. Morrison received 10,000 RSUs in May 2004 when he was our Vice Chairman. To date, no portion of these RSU awards has vested. These RSUs were revalued in July 2006 as a result of a modification in the Stock Incentive Plan combined with the IPO. Their total fair value of $340,000 is being expensed on a straight-line basis over the four-year vesting period from May 2004 in accordance with FAS 123(R). The total stock award compensation expense recorded in this table represents the accounting expense recognized in the consolidated financial statements of the Company in accordance with FAS 123(R) and does not correspond to the actual value that may be recognized by this director.

(3)	In October 2004, we entered into a consulting agreement with Mr. Morrison, who presently serves on our Board, pursuant to which he receives $150,000 annually. In 2007, we also paid health benefits on behalf of Mr. Morrison and his wife. These amounts are shown in the “All Other Compensation” column above.

(4)	In 2007, our non-employee directors received no non-equity incentive plan compensation. In addition, in 2007, we did not have any pension or deferred compensation plans for our non-employee directors. Accordingly, these columns are not included in the “Non-Employee Directors Compensation” table above.

Since March 1, 2006, directors who are not our employees have been paid the following aggregate fees for serving as directors of both the Company and Allied World Assurance Company, Ltd:

•	$45,000 annually for serving as a director; and

•	$1,500 per meeting attended by a director (meetings of the Company and Allied World Assurance Company, Ltd held on the same day are considered one meeting for the purpose of calculating attendance fees).

Additionally, we provide to all non-employee directors reimbursement of expenses incurred in connection with their service on the Board, including the reimbursement of director educational expenses. Commencing in January 2007, each non-employee director receives an annual equity award of RSUs of the Company worth $65,000. Each RSU represents the right to receive one newly-issued, fully paid and non-assessable Common Share of the Company at a future date and fully vests on the first anniversary of the date of grant. The RSUs were, and will be, awarded to our non-employee directors pursuant to the Stock Incentive Plan and were, and will be, granted on similar terms and conditions as those granted to our employees generally. On January 3, 2007, each of our non-employee directors received 1,494 RSUs. In 2008, these annual equity awards were granted concurrently with the grant of equity awards to members of our senior management following the preparation and completion of the 2007 year-end financial statements. Accordingly, on February 28, 2008, each of our non-employee directors received 1,502 RSUs.

The Compensation Committee recently approved an increase in the annual fee that the non-employee directors on the Board are entitled to receive. Commencing in 2008, each non-employee director will receive an aggregate annual retainer of $55,000 for serving as a director of the Company and Allied World Assurance Company, Ltd. The meeting attendance fees and the dollar amount of RSU awards to be granted annually to the non-employee directors remain unchanged.

Committee Fees

An attendance fee of $1,500 is paid to each committee member who is not an employee of the Company for attendance at committee meetings thereof. Committee meetings of the Company and Allied World Assurance Company, Ltd held on the same day are considered one meeting for the purpose of calculating attendance fees.

The Chairman of a committee of the Board also serves as the Chairman of the same committee of the board of directors of Allied World Assurance Company, Ltd, and receives one retainer, paid annually, for such service. The Chairman of the Audit Committee of both the Company and Allied World Assurance Company, Ltd received an annual retainer of $15,000 in 2007. All other committee chairmen of both the Company and Allied World Assurance Company, Ltd receive an annual retainer of $8,000.

The Compensation Committee recently approved changes to the annual retainers received by committee chairmen and other non-employee directors on the Board. Commencing in 2008, the Chairman of the Audit Committee of both the Company and Allied World Assurance Company, Ltd will receive an annual retainer of $25,000, and each other member of the Audit Committee will receive an annual retainer of $10,000. In addition, our Lead Independent Director will receive an annual retainer of $15,000.

Stock Ownership Policy

In order to promote equity ownership and further align the interests of the Board with our shareholders, in 2007 the Board adopted a stock ownership policy for all non-employee directors. Under this policy, non-employee directors are expected to own, within five years after his joining the Board, equity interests of the Company with a value equal to five times the then-current annual cash retainer for serving on the Board. Mr. Carmilani, our President, Chief Executive Officer and Chairman of the Board, is subject to a stock ownership policy for senior employees as described in “Executive Compensation — Compensation Discussion and Analysis— Stock Ownership Policy.”

APPROVAL OF ELIGIBLE SUBSIDIARY DIRECTORS
(Item B on Proxy Card)

In accordance with our Bye-Laws, no person may be elected as a director of any of the Company’s non-U.S. subsidiaries (excluding Allied World Assurance Company, Ltd) unless such person has been approved by the Company’s shareholders. The individuals identified below have been nominated to serve as Eligible Subsidiary Directors for certain of our non-U.S. subsidiaries.

Your Board recommends a vote FOR each slate of nominees listed as Eligible Subsidiary Directors on the enclosed proxy card. It is not expected that any of the nominees will become unavailable for approval as an Eligible Subsidiary Director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board shall recommend.

Allied World Assurance Holdings (Ireland) Ltd

Scott A. Carmilani
John Clifford
Wesley D. Dupont
Hugh Governey
Michael I.D. Morrison
John T. Redmond

Allied World Assurance Company (Europe) Limited

J. Michael Baldwin
Scott A. Carmilani
John Clifford
Hugh Governey
Michael I.D. Morrison
John T. Redmond

Allied World Assurance Company (Reinsurance) Limited

J. Michael Baldwin
Scott A. Carmilani
John Clifford
Hugh Governey
Michael I.D. Morrison
John T. Redmond

Newmarket Administrative Services (Bermuda), Ltd

Scott A. Carmilani
Joan H. Dillard
Wesley D. Dupont
Richard E. Jodoin

Newmarket Administrative Services (Ireland) Limited

Scott A. Carmilani
John Clifford
Hugh Governey
John T. Redmond

J. Michael Baldwin (age 66) served as Managing Director of Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited from November 2001 through July 2006. Mr. Baldwin worked for The Chubb Corporation (“Chubb”) for almost 30 years, starting in 1972. From 1997 to November 2001, Mr. Baldwin worked for Chubb’s European Commercial Insurance Division in London and was elected Senior Vice President of Chubb Insurance Company of Europe in 1998. From 1991 to 1997, Mr. Baldwin was the Zone Underwriting Officer for Latin America and was elected Vice President in 1996. From 1988 to 1991, Mr. Baldwin managed Chubb’s operations in Italy and from 1984 to 1988, he worked at Chubb U.S. as Home Foreign Manager and Underwriting Officer for Asia/Pacific. Prior to that, Mr. Baldwin held various underwriting and managerial positions at Chubb in Latin America. From 1962 to 1972, Mr. Baldwin worked for Royal Insurance in both the United Kingdom and Venezuela.

Scott A. Carmilani.  Please see Mr. Carmilani’s biography under “Election of Directors” elsewhere in this Proxy Statement.

John Clifford (age 58) has been a non-executive director of Allied World Assurance Company (Reinsurance) Limited since July 2004. From 1967 to date, Mr. Clifford has held various positions at the Bank of Ireland, including Group Secretary since 2003 to present; General Manager, Group Chief Executive Officer’s Office, from 2000 to 2003; Executive Director GB (London Based), responsible for the Bank’s commercial banking activities in Britain, from 1990 to 1999; General Manager, Group Credit Control, from 1987 to 1989; Group Chief Internal Auditor from 1985 to 1987; and Assistant General Manager Banking from 1983 to 1985. Mr. Clifford is a non-executive director of Irish Clearing House Ltd and a number of subsidiary companies within the Bank of Ireland Group. He is a fellow of the Institute of Bankers and a member of the Institute of Directors.

Wesley D. Dupont (age 39) is our Senior Vice President, General Counsel and Secretary. In November 2003, Mr. Dupont began working for American International Company Limited, a subsidiary of AIG, and began providing legal services to us pursuant to a former administrative services contract with American International Company

Limited. Through that contract, Mr. Dupont served as our Senior Vice President, General Counsel and Secretary from April 2004 until November 30, 2005. As of December 1, 2005, Mr. Dupont became an employee of our Company. Prior to joining American International Company Limited, Mr. Dupont worked as an attorney at Paul, Hastings, Janofsky & Walker LLP, a large international law firm, where he specialized in general corporate and securities law. From April 2000 to July 2002, Mr. Dupont was a Managing Director and the General Counsel for Fano Securities, LLC, a specialized securities brokerage firm. Prior to that, Mr. Dupont worked as an attorney at Kelley Drye & Warren LLP, another large international law firm, where he also specialized in general corporate and securities law.

Joan H. Dillard, CMA (age 56), is our Senior Vice President and Chief Financial Officer. In April 2003, Ms. Dillard began working for American International Company Limited, a subsidiary of AIG, and began providing accounting services to us pursuant to a former administrative services contract with American International Company Limited. Through that contract, Ms. Dillard served as our Vice President and Chief Accounting Officer until November 30, 2005. As of December 1, 2005, Ms. Dillard became an employee of our Company. From August 2001 until December 2002, Ms. Dillard served as the Chief Financial Officer of Worldinsure Ltd., an insurance technology provider. From May 2000 until April 2001, Ms. Dillard served as the Chief Operating Officer and Chief Financial Officer of CICcorp Inc., a medical equipment service provider. From March 1998 until May 2000, Ms. Dillard served as the Chief Financial Officer of ESG Re Limited, based in Hamburg, Germany, and from 1993 until 1998, Ms. Dillard worked for TIG Holdings, Inc. and served as the Chief Financial Officer of TIG Retail Insurance and later as the Senior Vice President of Alternative Distribution. Prior to that, Ms. Dillard served in various senior financial positions at both USF&G Corporation and American General Corporation. Ms. Dillard is currently a member of the board of directors of RAM Holdings Ltd. where she is a member of the Compensation Committee.

Hugh Governey (age 65) served as a non-executive director of Coyle Hamilton Willis Holdings, Ltd., a subsidiary of Willis Group Holdings Ltd., a NYSE-traded company, from August 2005 through December 2007, when he retired. From 2004 to 2005, Mr. Governey was the Chief Executive Officer of Coyle Hamilton Willis Holdings Ltd. From 2000 to 2004, Mr. Governey was the Chief Executive Officer of Coyle Hamilton Holdings Ltd. Prior to that, from 1981 to 2000, he was the Managing Director of Coyle Hamilton Corporate Broking, and from 1970 to 1981, was a Director of Coyle Hamilton Phillips Ltd. From 1965 to 1970, he worked for V.P. Phillips & Co. Ltd. Insurance Brokers (then a part of C.E. Heath) and from 1960 to 1965, he worked for the Royal Exchange Assurance Dublin (now part of the AXA Group). From May 2005 to June 2006, Mr. Governey served as the President of the Bureau International des Producteurs d’Assurances at de Réassurances (“BIPAR”), the European Federation of Insurance Intermediaries, which represents the public affairs interests of insurance intermediaries with European institutions. He was Vice President of BIPAR and Chairman of its EU Executive Committee from 1997 to 1998 and was elected Honorary Vice President in 1999. Mr. Governey served as the President of the Dublin Chamber of Commerce from 1999 to 2000; as a member of the board of the Council of Insurance Agents & Brokers (U.S.) from 1998 to 2004; as Vice President of The Chartered Insurance Institute (U.K.) from 1997 to 1998; and as President of the Irish Brokers Association and the Insurance Institute of Dublin from 1994 to 1995 and 1989 to 1990, respectively.

Richard E. Jodoin (age 56) has been the President of Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company since July 2002. Prior to joining Allied World Assurance Company (U.S.) Inc., Mr. Jodoin was employed by Lexington Insurance Company in various positions for 17 years, and served as Executive Vice President from 1994 until July 2002.

Michael I.D. Morrison.  Please see Mr. Morrison’s biography under “Election of Directors” elsewhere in this Proxy Statement.

John T. Redmond (age 52) joined us in July 2002 and is the President of Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited. Prior to joining our Company, Mr. Redmond held various positions with Chubb, and served as a Senior Vice President of Chubb from 1993 until July 2002.

APPROVAL OF THE ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
SECOND AMENDED AND RESTATED 2001 EMPLOYEE STOCK OPTION PLAN
(Item C on Proxy Card)

At the Annual General Meeting, the Company’s shareholders will be asked to approve a second amendment to and restatement of the Allied World Assurance Company Holdings, Ltd Amended and Restated 2001 Employee Stock Option Plan. The Board unanimously approved the Second Amended and Restated 2001 Employee Stock Option Plan (which we refer to as the “Amended Plan” for purposes of this proposal only) on February 28, 2008 and recommends that the Company’s shareholders approve and adopt the Amended Plan. The Amended Plan will become effective upon the approval of the Company’s shareholders.

In 2001, the Company implemented the Allied World Assurance Holdings, Ltd 2001 Employee Warrant Plan (the “Warrant Plan”), under which up to 2,000,000 of our Common Shares could be issued. On June 9, 2006, the Company amended and restated the Warrant Plan and renamed it the Allied World Assurance Company Holdings, Ltd Amended and Restated 2001 Employee Stock Option Plan (which we refer to as the “Current Plan” for purposes of this proposal only). Among other things, the amendment and restatement on such date extended the term of the Current Plan to June 9, 2016, required that any repricing of awards under the Current Plan be approved by our shareholders and provided the Compensation Committee additional flexibility with respect to awards in certain corporate events. The warrants that were granted under the Warrant Plan were converted to options under the Current Plan as part of our IPO.

Your Board recommends approval of the Amended Plan to:

•	Increase by 2,000,000 Common Shares (from 2,000,000 to 4,000,000) the total number of our Common Shares that may be issued;

•	Prohibit our Common Shares from becoming available for issuance under the Amended Plan once they are surrendered or withheld in connection with:

•	satisfying an option holder’s income tax withholding obligations, or

•	paying the exercise price of the option;

•	Prohibit the Company from adversely affecting an option holder’s rights with respect to an outstanding option without such option holder’s consent;

•	Extend the termination date from June 9, 2016 to May 8, 2018, after which date no awards may be granted.

As compared to the Current Plan, additional changes under the Amended Plan include increasing limits on the maximum number of our Common Shares as to which options may be granted to any one person in any one year; eliminating restrictions prohibiting the granting of options to any one person with respect to which the number of our Common Shares underlying options granted to such person exceeds, in the aggregate, 9% of our Common Shares authorized for issuance; and making a technical correction to the determination of fair market value of our Common Shares from the average high and low bid prices on the date of grant to the closing price of the Common Shares on the date of grant.

The following summary of the Amended Plan is qualified in its entirety by express reference to the text of the Amended Plan, a copy of which is attached as Appendix A to this Proxy Statement. For more information about our Current Plan, our Stock Incentive Plan and our Amended and Restated Long-Term Incentive Plan (the “LTIP”), please see “Executive Compensation — Narrative Disclosure Regarding Equity Plans and Employment Agreements” elsewhere in this Proxy Statement.

General

The purposes of the Amended Plan are to provide certain officers, directors, employees, prospective employees, consultants and others who perform services for the Company with the opportunity to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to attract to the Company and its subsidiaries and affiliates people with superior training, experience and ability. The Board believes that the Amended Plan furthers these purposes by making available sufficient shares to permit future awards by the Compensation Committee as a part of the Company’s compensation program and believes that the Amended Plan is important to the success of the Company.

As of February 29, 2008, approximately 300 individuals would be eligible to participate in the Amended Plan. The closing price of the Common Shares on the NYSE on February 29, 2008 was $43.55 per share.

Administration

As with the Current Plan, the Amended Plan will be administered by the Compensation Committee, which will have the authority to establish rules and regulations for the administration of the Amended Plan; to take any action in connection with the Amended Plan that it deems necessary or advisable; to determine who shall receive awards and under what terms; to determine whether, to what extent, and under what circumstances and methods awards may be settled, canceled, forfeited or suspended; to determine whether awards may be settled in Common Shares or cash or other property; and to determine whether amounts payable under an award may be deferred. The determination of the Compensation Committee on all matters relating to the Amended Plan will be final and binding.

Awards; Adjustments

The Amended Plan provides for the grants of options to purchase Common Shares. The terms and conditions of options granted under the Amended Plan are set out in option agreements between the Company and the individuals receiving such options, including vesting conditions, exercise price and the expiration date of the options, as well as the treatment of such options upon a termination of employment or service with the Company. All options granted under the Amended Plan are “non-qualified stock options” which are not intended to qualify as “incentive stock options” subject to favorable tax treatment under Section 422 of the Code. The exercise price of an option may not be less than the fair market value of our Common Shares on the date the award is granted. Options may be granted with an exercise period lasting not more than ten years from the date of grant. Except as otherwise provided in an option agreement, no option may be exercised after the holder’s termination of employment or service with the Company, except that (i) if such termination of employment or service is on or after the holder’s 65th birthday or is due to such holder’s death or disability, the entire option may be exercised by the holder or his beneficiary at any time within the original term of the option, whether or not such option was exercisable at the time of such termination; and (ii) if such termination of employment or service is prior to the holder’s 65th birthday or not due to such holder’s death or disability, only that portion of such holder’s options that were exercisable as of the date of such termination may be exercised after the date of such termination, and only during the 90-day period following such termination.

As with the Current Plan, under the Amended Plan the Compensation Committee will have the authority to make appropriate adjustments to the exercise price and other terms of any outstanding options in the event of changes to the Common Shares by reason of capital adjustments, such as stock splits and recapitalizations. In the event of a merger, amalgamation, consolidation, reorganization, liquidation or sale of a majority of the Company’s securities, the Compensation Committee will have the discretion to provide, as an alternative to the adjustment described above, for the accelerated vesting of options prior to such an event or the cancellation of options in exchange for a payment based on the per-share consideration being paid in connection with the event.

Shares Subject to the Amended Plan

Subject to the requisite affirmative shareholder vote at the Annual General Meeting, the total number of Common Shares reserved for issuance under the Amended Plan is 4,000,000. During any time that the Company is subject to Section 162(m) of the Code, the maximum number of Common Shares with respect to which awards may be granted to any individual in any one year shall not exceed the maximum number of Common Shares available for issue under the Amended Plan. Common Shares granted pursuant to the Amended Plan may be authorized but unissued Common Shares or authorized and issued Common Shares held by the Company or acquired by the Company for the purposes of the Amended Plan.

Amendment and Termination

Except as otherwise provided in an option agreement, the Board retains the right to amend, suspend or terminate the Amended Plan, and the Compensation Committee may amend the terms of any option provided that such amendment may not adversely affect an option holder’s rights with respect to an outstanding option without his or her consent. In addition, no award may be amended if such amendment would constitute a repricing or similar event unless first approved by our shareholders.

Nonassignability; No Hedging

As with the Current Plan, no award to any person under the Amended Plan may be assigned, transferred or hedged in any manner (except as expressly approved by the Compensation Committee), other than by will or by the laws of descent and distribution, and all such awards shall be exercisable during the life of the option grantee only by the grantee or the grantee’s legal representative. Any assignment or transfer in violation of the applicable provisions of the Amended Plan shall be null and void and any award that is hedged in any manner shall immediately be forfeited.

U.S. Federal Income Tax Consequences

The following is a brief discussion of the U.S. federal income tax consequences of transactions with respect to options granted under the Amended Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe any foreign, state or local tax consequences. Holders of options under the Amended Plan should consult with their own tax advisors.

No income is realized by an optionee at the time an option is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the Common Shares subject to such option on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements. Upon a sale of Common Shares acquired due to the exercise of an option, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the Common Shares have been held.

New Plan Benefits

The grant of options under the Amended Plan is entirely within the discretion of the Compensation Committee and we cannot forecast the extent to which such grants will be made in the future. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Amended Plan.

Your Board recommends a vote FOR the approval of the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan.

APPROVAL OF THE ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
(Item D on Proxy Card)

At the Annual General Meeting, the Company’s shareholders will be asked to approve a second amendment to and restatement of the Allied World Assurance Company Holdings, Ltd Amended and Restated 2004 Stock Incentive Plan. The Board unanimously approved the Second Amended and Restated 2004 Stock Incentive Plan (which we refer to as the “Amended Stock Incentive Plan” for purposes of this proposal only) on February 28, 2008 and recommends that the Company’s shareholders approve and adopt the Amended Stock Incentive Plan. The Amended Stock Incentive Plan will become effective upon the approval of the Company’s shareholders.

On June 9, 2006, the Company amended and restated the Allied World Assurance Holdings, Ltd 2004 Stock Incentive Plan and renamed it the Allied World Assurance Company Holdings, Ltd Amended and Restated 2004 Stock Incentive Plan (which we refer to as the “Current Stock Incentive Plan” for purposes of this proposal only).

Your Board recommends approval of the Amended Stock Incentive Plan to:

•	Increase the limits on the maximum number of our Common Shares as to which awards may be granted to any one person in any one year, provided that the maximum number of shares that may be issued under the Plan will not change; and

•	Extend the termination date from May 27, 2014 to May 8, 2018, after which date no awards may be granted.

The following summary of the Amended Stock Incentive Plan is qualified in its entirety by express reference to the text of the Amended Stock Incentive Plan, a copy of which has been marked to indicate changes from the Current Stock Incentive Plan and is attached as Appendix B to this Proxy Statement. For more information about our Current Stock Incentive Plan, our Amended and Restated 2001 Employee Stock Option Plan and our LTIP, please see “Executive Compensation — Narrative Disclosure Regarding Equity Plans and Employment Agreements” elsewhere in this Proxy Statement.

The changes discussed above are the only changes being proposed to the Current Stock Incentive Plan.

General

The purposes of the Amended Stock Incentive Plan are to attract, retain and motivate officers, directors, employees (including prospective employees), consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company. The Board believes that the Amended Stock Incentive Plan furthers these purposes by removing limits on the maximum number of our Common Shares that the Compensation Committee may award to a participant under this plan as a part of the Company’s compensation program and believes that the Amended Stock Incentive Plan is important to the success of the Company.

As of February 29, 2008, approximately 300 individuals would be eligible to participate in the Amended Stock Incentive Plan. The closing price of the Common Shares on the NYSE on February 29, 2008 was $43.55 per share.

Administration

As with the Current Stock Incentive Plan, the Amended Stock Incentive Plan will be administered by the Compensation Committee, which will have the authority to establish rules and regulations for the administration of the Amended Stock Incentive Plan; to take any action in connection with the Amended Stock Incentive Plan that it deems necessary or advisable; to determine who shall receive awards and under what terms; to amend any outstanding awards; to determine whether, to what extent, and under what circumstances and methods awards may be settled, cancelled, forfeited or suspended; to determine whether awards may be settled in Common Shares or cash or other property; and to determine whether amounts payable under an award may be deferred. The determination of the Compensation Committee on all matters relating to the Amended Stock Incentive Plan will be final and binding.

Awards; Adjustments

As with the Current Stock Incentive Plan, the Amended Stock Incentive Plan provides for the grant of restricted Common Shares, RSUs, dividend equivalent rights and other equity-based or equity-related awards. The terms and conditions of any such awards granted under the Amended Stock Incentive Plan are set out in award agreements between the Company and the individuals receiving such awards. No options to purchase Common Shares may be granted under the Amended Stock Incentive Plan. Only RSUs have been granted under the Current Stock Incentive Plan.

As with the Current Stock Incentive Plan, under the Amended Stock Incentive Plan, the Compensation Committee will have the authority to make appropriate adjustments to the number of Common Shares authorized for issuance under the Amended Stock Incentive Plan, the number of Common Shares covered by each outstanding award and the type of property to which an award is subject, in each case in such manner as it deems appropriate to preserve the benefits intended to be made available to grantees of awards for any changes to the Common Shares by reason of capital adjustments, such as stock splits and recapitalizations. In the event of a merger, amalgamation, consolidation, reorganization, liquidation or sale of a majority of the Company’s securities, the Compensation Committee will have the discretion to provide, as an alternative to the adjustment described above, for the accelerated vesting of awards prior to such an event or the cancellation of awards in exchange for a payment based on the per-share consideration being paid in connection with the event.

Shares Subject to the Amended Stock Incentive Plan

The total number of Common Shares reserved for issuance under the Amended Stock Incentive Plan is 2,000,000, which is unchanged from the Current Stock Incentive Plan. During any time that the Company is subject to Section 162(m) of the Code, the maximum number of Common Shares with respect to which awards may be granted to any individual in any one year shall not exceed the maximum number of Common Shares available for issue under the Amended Stock Incentive Plan. Common Shares granted pursuant to the Amended Stock Incentive Plan may be authorized but unissued Common Shares or authorized and issued Common Shares acquired by the Company for the purposes of the Amended Stock Incentive Plan.

Amendment and Termination

Except as otherwise provided in an award agreement, the Board retains the right to suspend, discontinue, revise or amend the Amended Stock Incentive Plan without any grantee’s consent, including in any manner that may adversely affect an grantee’s rights with respect to an outstanding award.

Nonassignability; No Hedging

As with the Current Stock Incentive Plan, no award to any person under the Amended Stock Incentive Plan may be assigned, transferred or hedged in any manner (except as expressly approved by the Compensation Committee), other than by will or by the laws of descent and distribution, and all such awards shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Any assignment or transfer in violation of the applicable provisions of the Amended Stock Incentive Plan shall be null and void, and any award that is hedged in any manner shall immediately be forfeited.

New Plan Benefits

The grant of awards under the Amended Stock Incentive Plan is entirely within the discretion of the Compensation Committee and we cannot forecast the extent to which such grants will be made in the future. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Amended Stock Incentive Plan.

Your Board recommends a vote FOR the approval of the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan.

APPROVAL OF THE ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
2008 EMPLOYEE SHARE PURCHASE PLAN
(Item E on Proxy Card)

At the Annual General Meeting, the Company’s shareholders will be asked to approve the Company’s 2008 Employee Share Purchase Plan (the “Share Purchase Plan”). The Board unanimously approved the Company’s Share Purchase Plan on February 28, 2008 and recommends that the Company’s shareholders approve and adopt the Share Purchase Plan. The Share Purchase Plan will become effective upon the approval of the Company’s shareholders.

The Company is seeking shareholder approval of the Share Purchase Plan in order to comply with the requirements of Section 423 of the Code and in order that the Share Purchase Plan qualify as an “employee share purchase plan” thereunder. In the event that the Company’s shareholders do not approve the Share Purchase Plan, it will not qualify as an “employee share purchase plan” under Section 423 of the Code, and no offerings will be made. The Company has reserved for issuance under the Share Purchase Plan 1,000,000 Common Shares.

The following summary of the Share Purchase Plan is qualified in its entirety by express reference to the text of the Share Purchase Plan, a copy of which is attached as Appendix C to this Proxy Statement.

Eligibility and Participation

All employees of the Company and its subsidiaries are eligible to participate if they are employed by the Company or its subsidiaries for more than 20 hours per week and for more than five months in any calendar year. However, no employee is eligible to participate who, after the grant of options under the Share Purchase Plan, would own (including all Common Shares which may be purchased under any outstanding options under the Share Purchase Plan) 5% or more of the total Voting Shares issued and outstanding. The purposes of the Share Purchase Plan are to provide employees of the Company and its subsidiaries with an opportunity to purchase our Common Shares, help such employees to provide for their future security and encourage such employees to remain in the employment of the Company and its subsidiaries.

The Share Purchase Plan provides for consecutive six-month offering periods (or other offering periods of not more than 27 months as determined by the Compensation Committee) under which participating employees can elect to have amounts withheld from their total compensation during the offering period and applied to purchase our Common Shares at the end of such offering period (each, an “exercise date”). An eligible employee may become a participant in the Share Purchase Plan for an offering period by completing a subscription agreement authorizing payroll deductions and filing it with the Company at least 15 business days prior to the first day of such offering period.

Payroll Deductions

A participating employee may authorize after-tax payroll deductions of a specific whole percentage of his or her compensation between 1% and 10%, subject to the limitation that no employee may purchase more than $25,000 of the Common Shares in any one calendar year.

Payroll deductions will commence on the first payroll date on or following the commencement of an offering period and will end on the last payroll date in the offering period to which such subscription agreement applies, unless terminated sooner by the participating employee. Deductions are accumulated in the participating employee’s account during the applicable offering period. In the event that any participating employee’s payroll deductions exceed the limits under the Code, his or her payroll deductions will automatically be decreased until such limits are satisfied.

A participating employee may discontinue participation in the Share Purchase Plan at any time during the offering period prior to the exercise date. Once an offering period has begun, a participating employee may increase or decrease the rate of payroll deductions for that offering period by completing a new subscription agreement. The Compensation Committee may limit the number of rate changes that a participating employee may elect during any offering period.

Grant and Exercise of Option

The Company will grant to each participating employee an option, effective on each enrollment date, to purchase on the exercise date the number of full Common Shares that may be purchased with the accumulated payroll deductions in his or her account. Unless otherwise determined by the Compensation Committee before an offering period, the purchase price for each offering period will be 85% of the fair market value of the Common Shares on the exercise date. Unless a participant withdraws from the Share Purchase Plan, his or her option for the purchase of Common Shares will be exercised automatically on the exercise date.

Delivery; Transfer Restrictions

The Common Shares will be purchased by a participating employee directly from the Company and will be deemed to have been issued and sold at the close of business on the exercise date. As promptly as practicable after each exercise date on which a purchase of shares occurs, the Company will arrange for the full Common Shares purchased to be issued to each participant and the Company may arrange for the deposit of such Common Shares into each such participant’s account with any broker designated by the Company to administer the Share Purchase Plan; provided, however, that no Participant shall be permitted to dispose of or transfer any Common Shares purchased pursuant to an option under the Share Purchase Plan prior to the date that is 12 months following the date upon which such Common Shares were so purchased, in which case the Compensation Committee may provide, in its sole discretion, that the Common Shares so purchased shall be held in book entry form, rather than delivered to the Participant, through the expiration of such 12-month period. If certificates representing the Common Shares are registered in the name of the Participant, the Compensation Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Common Shares and that the Company retain physical possession of the certificates.

Withdrawal; Termination of Employment

At any time prior to the exercise date, a participant may give written notice to the Company to withdraw payroll deductions credited to his or her account and not yet used to exercise his or her option. Once a participant withdraws, such participant’s account balance will be distributed to him or her as soon as practicable, and no Common Shares will be purchased for such participant. Upon a participant’s ceasing to be an employee of the Company or its subsidiaries for any reason, he or she will be deemed to have elected to withdraw from the Share Purchase Plan, and such participant’s account balance will be distributed to him or her as soon as practicable, and no Common Shares will be purchased for such participant.

Administration

The Share Purchase Plan will be administered by the Compensation Committee of the Board. Subject to the provisions of the Share Purchase Plan, the Compensation Committee will have the authority to adopt rules and regulations for the interpretation and administration of the Share Purchase Plan. In addition, the Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Share Purchase Plan by employees who are foreign nationals or employed outside of the United States and to accommodate the specific requirements of the local laws and procedures of the relevant jurisdiction.

Adjustment Relating to Shares

The Compensation Committee will have the authority to adjust the number of Common Shares authorized for issuance under the Share Purchase Plan, the maximum number of Common Shares each participant may purchase in each offering period, and the price per Common Share and the number of Common Shares covered by each unexercised option for increases or decreases in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Shares, or any other event that the Compensation Committee determines affects our capitalization, other than regular cash dividends.

In the event the Company proposes to merge or amalgamate with or into another corporation or proposes to sell all or substantially all of its assets, each option under the Share Purchase Plan shall be assumed, or an equivalent option shall be substituted by the successor or amalgamated corporation. In the event that these options are not assumed or substituted, or in the event of the proposed dissolution or liquidation of the Company, the Compensation Committee may shorten the offering period then in progress and set a new exercise date to occur no later than immediately prior to the effective date of the applicable merger, amalgamation, sale, dissolution or liquidation.

Amendment and Termination of the Share Purchase Plan

The Board may at any time and for any reason terminate or amend the Share Purchase Plan. Amendments may be made without regard as to whether any participant’s rights are adversely affected and without shareholder approval except as required to satisfy Section 423 of the Code. Except as provided above in “Adjustments Relating to Shares”, no termination may adversely affect options previously granted; provided, that an offering period may be terminated by the Board on any exercise date if it determines that the termination of the Share Purchase Plan is in the best interests of the Company and its shareholders.

Term

The Share Purchase Plan became effective upon its adoption by the Board on February 28, 2008. Subject to approval by the shareholders of the Company, the Share Purchase Plan will continue in effect for a term of ten years thereafter unless all Common Shares authorized to be issued under it have been exhausted or the plan is otherwise terminated sooner.

U.S. Federal Income Tax Consequences

The following is a brief discussion of the U.S. federal income tax consequences of transactions under the Share Purchase Plan based on the Code, as in effect as of the date of this summary. The Share Purchase Plan is not qualified under Section 401(a) of the Code. This discussion does not address all aspects of U.S. federal income taxation and does not describe foreign, state, or local tax consequences. Participants in the Share Purchase Plan should consult with their own tax advisors.

Under Section 423(a) of the Code, the transfer to a participating employee of Common Shares pursuant to the Share Purchase Plan is entitled to the benefits of Section 421(a) of the Code. Under that section of the Code, a participant will not be required to recognize income at the time the option is granted or at the time the option is exercised. Section 423(c) of the Code requires that, provided the holding periods described below are met, when the Common Shares acquired during an offering period pursuant to the Share Purchase Plan are sold or otherwise disposed of in a taxable transaction (or in the event of the death of the participant while owning such shares whether or not the holding period requirements are met), the participant will recognize income subject to U.S. federal income tax as “ordinary income” for the taxable year in which disposition or death occurs in an amount equal to the lesser of (i) the excess of the fair market value of the Common Shares at the time of such disposition or death over the purchase price and (ii) the excess of the fair market value of the Common Shares on the enrollment date of the applicable offering period over the purchase price, determined on the enrollment date. Such recognition of income upon disposition shall have the effect of increasing the taxable basis of the shares in the participant’s possession by an amount equal to the income subject to U.S. federal income tax. Any additional gain or loss resulting from the disposition, provided it is not a “disqualifying disposition” (as defined below), measured by the difference between the amount paid for the shares and the amount realized (less the amount recognized as income as described above), will be recognized by the participant as long-term capital gain or loss. No portion of the amount received pursuant to such a disposition will be subject to withholding for U.S. federal income taxes or subject to withholding under the U.S. Federal Insurance Contribution Act (“FICA”) or the U.S. Federal Unemployment Tax Act (“FUTA”).

The Company will not be entitled to any deduction in the determination of its taxable income with respect to the Share Purchase Plan, except in connection with a disqualifying disposition as discussed below.

In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 423(a) of the Code requires that the participant make no disposition of the shares acquired during an offering period within two years from the enrollment date of an applicable offering period, or within one year from the exercise date of such offering period. If a participant disposes of Common Shares acquired pursuant to the Share Purchase Plan before the expiration of these holding period requirements, it will be deemed a “disqualifying disposition” and the participant will realize, at the time of disposition, “ordinary income” to the extent the fair market value of the Common Shares on the exercise date exceeds the purchase price. The difference between the fair market value of the Common Shares on the exercise date and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant’s holding period in the Common Shares. The amount treated as “ordinary income” will not be subject to the income tax or FICA or FUTA withholding requirements of the Code.

New Plan Benefits

Because participation in the Share Purchase Plan is entirely within the discretion of the eligible employees of the Company and its subsidiaries, the Company cannot forecast the extent of participation in the future. Accordingly, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Share Purchase Plan.

Your Board recommends a vote FOR the approval and adoption of the Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan.

APPROVAL OF THE SECOND AMENDED AND RESTATED BYE-LAWS
OF ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Item F on Proxy Card)

At the Annual General Meeting, the Company’s shareholders will be asked to approve and adopt the Company’s Second Amended and Restated Bye-Laws. Pursuant to Section 13(5) of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) and the Company’s current Bye-Laws, any amendment to the Company’s Bye-Laws must receive shareholder approval. The Board unanimously approved the Company’s Second Amended and Restated Bye-Laws on February 28, 2008 and recommends that the Company’s shareholders approve and adopt the Second Amended and Restated Bye-Laws. The Second Amended and Restated Bye-Laws will become effective upon the approval of the Company’s shareholders.

The following summary of the proposed changes to the Company’s current Bye-laws is qualified in its entirety by express reference to the text of the Second Amended and Restated Bye-Laws, a copy of which has been marked to indicate changes from the Company’s current Bye-Laws and is attached as Appendix D to this Proxy Statement.

Proposed Changes

The proposed Second Amended and Restated Bye-Laws provide greater flexibility to the Company to purchase its shares for cancellation because they allow such repurchases to be done only in a manner that the Board, in its sole and absolute discretion, reasonably believes would not result in, or materially increase the risk of, a material adverse regulatory or tax treatment of the Company, any subsidiary thereof or any shareholder in any jurisdiction. To provide for this ability, the proposed Second Amended and Restated Bye-Laws modify Bye-Law 11 and add a new Bye-Law 64(13) which clarifies that the transfer provisions in Bye-Law 64 shall not apply to purchases of shares by the Company pursuant to Bye-Law 11.

Additionally, the proposed Second Amended and Restated Bye-Laws revise the director and bye-law requirements relating to the Company’s subsidiaries as set forth in Bye-Laws 90, 91, 92 and 93 of the Company’s current Bye-Laws. These changes will make it easier for the Company to acquire and form any new insurance subsidiaries in the future. The proposed Second Amended and Restated Bye-Laws also make certain conforming and definitional changes to reflect the foregoing.

It is no longer a mandatory requirement of the Companies Act that deeds or other documents be executed under seal in order to be effective as a matter of Bermuda law. The requirements for issuing share certificates under seal have also been modernized to provide increased flexibility. The proposed Second Amended and Restated Bye-Laws amend Bye-Laws 86 and 87 of the Company’s current Bye-Laws to provide the Company greater flexibility in terms of the use or non-use of its corporate seal.

Finally, the proposed Second Amended and Restated Bye-Laws also provide for certain technical amendments, specifically to Bye-law 51(4), and revise Bye-law 64 to give the Board sole and absolute discretion to decline to register a share transfer in certain circumstances, particularly if there is reason to believe that such transfer may expose, or materially increase the risk of, a material adverse regulatory or tax treatment of the Company, any subsidiary thereof or any shareholder in any jurisdiction.

Your Board recommends a vote FOR the approval and adoption of the Second Amended and Restated Bye-Laws of Allied World Assurance Company Holdings, Ltd.

APPOINTMENT OF INDEPENDENT AUDITORS
(Item G on Proxy Card)

The appointment of independent auditors is subject to approval annually by the Company’s shareholders. Deloitte & Touche has served as the Company’s independent auditors since April 9, 2002. The Audit Committee of your Board has recommended the appointment of Deloitte & Touche as our independent auditors for the fiscal year ending December 31, 2008.

Representatives of Deloitte & Touche are expected to attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. If approved, Deloitte & Touche will serve as the Company’s auditor until the Company’s Annual General Meeting in 2009 for such compensation as the Audit Committee of your Board shall determine.

Fees to Independent Registered Public Accountants for Fiscal 2007 and 2006

The following table shows information about fees billed to us by Deloitte & Touche for services rendered for the fiscal years ended December 31, 2007 and 2006.

	2007	2006

Audit Fees	$3,307,800	$1,860,746
Audit-Related Fees(1)	$—	—
Tax Fees(2)	$2,699	$90,088
All Other Fees(3)	$233,577	—

(1)	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the Audit Fees category.

(2)	In 2006, Tax Fees are for work performed in the preparation of tax returns, tax planning and tax consulting for the Company’s subsidiaries in the United States and Europe. In 2007, Tax Fees related to the transition to another firm of certain tax compliance services.

(3)	All Other Fees are fees related to technical consultations and services provided in relation to security offerings.

The Audit Committee has a policy to pre-approve all audit and non-audit services to be provided by the independent auditors and estimates therefor. The Audit Committee pre-approved all audit services and non-audit services and estimates therefor provided to the Company by the independent auditors in 2007 and 2006.

Your Board recommends a vote FOR the appointment of Deloitte & Touche as the Company’s independent auditors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following summarizes certain relationships and the material terms of certain of our agreements. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the relevant agreements. A copy of certain of these agreements has been previously filed with the SEC and is listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, a copy of which will be provided upon request. See “General Meeting Information — How may I receive a copy of the Company’s Annual Report on Form 10-K?”.

Founding Shareholders

We were formed in November 2001, by a group of investors, including AIG, Chubb, certain affiliates of The Goldman Sachs Group, Inc. (the “Goldman Sachs Funds”) and Securitas Allied Holdings, Ltd, an affiliate of Swiss Reinsurance Company. These investors purchased Common Shares and the shareholders listed below were granted warrants that entitle them to purchase a total of 5,500,000 additional Common Shares, or approximately 11% of all Common Shares outstanding at our formation, at an exercise price of $34.20 per Common Share. These warrants expire on November 21, 2011.

The warrants are exercisable, in whole or in part, (1) in connection with any sale of Common Shares by the exercising selling shareholder or (2) to avoid a reduction of the exercising selling shareholder’s equity ownership below a certain percentage. The exercise price and number of shares issuable under each warrant are subject to adjustment with respect to certain dilution events. The following table shows the ownership of warrants as of February 29, 2008:

Warrants to
Acquire
Common
Holder	Shares

American International Group, Inc.	2,000,000
The Chubb Corporation	2,000,000
GS Capital Partners 2000, L.P.	848,113
GS Capital Partners 2000 Offshore, L.P.	308,172
GS Capital Partners 2000 Employee Fund, L.P.	269,305
GS Capital Partners 2000, GmbH & Co. Beteiligungs KG	35,449
Stone Street Fund 2000, L.P.	25,974
Bridge Street Special Opportunities Fund 2000, L.P.	12,987

Certain Business Relationships

We have assumed, and continue to assume, premiums from, and have paid, and continue to pay, production fees to affiliates of some of our shareholders. We also have ceded and assumed and will continue to cede and assume reinsurance to and from affiliates of some of our principal shareholders.

Transactions with Affiliates of American International Group, Inc.

Stock Purchase Agreement

On December 14, 2007, we entered into a stock purchase agreement with AIG pursuant to which we purchased an AIG subsidiary whose sole asset was its holding of 11,693,333 Common Shares. These shares equated to approximately 19.4% of the Common Shares outstanding as of November 30, 2007. The purchase price per share was $48.19 for an aggregate price of $563.4 million and was based on and reflected a 0.5% discount from the volume-weighted average trading price of the Common Shares during the ten consecutive trading day period leading up to December 14, 2007.

Software License

On February 16, 2007, Allied World Assurance Company, Ltd entered into an amended and restated software license agreement, effective as of November 17, 2006, with Transatlantic Holdings, Inc., a publicly traded company in which AIG holds a controlling interest, for certain reinsurance accounting management information software proprietary to Transatlantic Holdings, Inc. The initial term of the agreement expires on November 17, 2009 and will automatically renew for successive one-year terms unless either party delivers prior written notice to terminate at least 90 days prior to the end of any current term. Allied World Assurance Company, Ltd has paid $3.9 million to Transatlantic Holdings, Inc. for the initial term of the license.

Guarantee

On May 22, 2006, Allied World Assurance Company, Ltd entered into a guarantee in favor of AIG. Pursuant to the guarantee, Allied World Assurance Company, Ltd absolutely, unconditionally and irrevocably guaranteed the payment of all amounts legally due and owed by either Allied World Assurance Company (Europe) Limited or Allied World Assurance Company (Reinsurance) Limited to certain reinsurance subsidiaries of AIG under any new or renewal contract of reinsurance entered into between such AIG subsidiaries and Allied World Assurance Company (Europe) Limited and/or Allied World Assurance Company (Reinsurance) Limited on or after January 1, 2006.

Office Space

Allied World Assurance Company, Ltd entered into a lease on November 29, 2006 with American International Company Limited, a subsidiary of AIG, under which Allied World Assurance Company, Ltd rents 78,057 square feet of office space at 27 Richmond Road, Pembroke HM 08, Bermuda that serves as the Company’s corporate headquarters. The lease is for a 15-year term commencing on October 1, 2006 with an option to extend for an additional ten years. For the first five years under the lease, Allied World Assurance Company, Ltd will pay an aggregate monthly rent and user fees of approximately $0.4 million. In addition to the rent, Allied World Assurance Company, Ltd will also pay certain maintenance expenses. Effective as of October 1, 2011, and on each five-year anniversary date thereafter, the rent payable under the lease will be mutually agreed to by Allied World Assurance Company, Ltd and American International Company Limited.

Hedge Fund

Since April 1, 2004, Allied World Assurance Company, Ltd has invested a total of $56.6 million in shares of AIG Select Hedge Ltd. (the “Select Fund”). The Select Fund is a fund of hedge funds and is a Cayman Islands exempted company incorporated under the Companies Law of the Cayman Islands. The Select Fund’s investment objective is to seek attractive long-term, risk-adjusted absolute returns in a variety of capital market conditions. The investment manager of the Select Fund is AIG Global Investment Corp., a wholly-owned subsidiary of AIG. Allied World Assurance Company, Ltd may request a redemption of all or some of its shares by giving notice three business days prior to the last business day of any calendar month for the redemption to be effective the last business day of the next following month. The Select Fund will pay the investment manager both a management fee and an incentive fee. The management fee is an annual asset-based fee of 1.5%, payable quarterly, and a 5% incentive fee is paid to the investment manager at the end of each year on the net capital appreciation of our shares, so long as a 5% non-cumulative annual return is obtained. The aggregate fees for the year ended December 31, 2007 were $1.0 million.

Deferred Compensation Plan

Scott A. Carmilani, President and Chief Executive Officer of the Company; W. Gordon Knight, President, U.S. Operations, Distribution and Marketing; and Richard E. Jodoin, President of Allied Word Assurance Company (U.S.) Inc. and Allied World National Assurance Company (formerly known as Newmarket Underwriters Insurance Company), participated in the Starr International Company, Inc. Deferred Compensation Profit Participation Plan in connection with services previously rendered to AIG prior to joining us.

Transactions with AIG in the Ordinary Course of Business

Our company either accepts or rejects reinsurance offered by subsidiaries of AIG based upon our assessment of the risk selection, pricing, terms and conditions. All of our reinsurance transactions with AIG or its subsidiaries are open-market transactions that we believe have been on customary, arm’s length terms. We assumed premiums from subsidiaries of AIG of approximately $106.7 million for the year ended December 31, 2007, and we ceded premiums to subsidiaries of AIG during the same period of approximately $13.3 million.

Transactions with Affiliates of the Goldman Sachs Funds

Investment Management Services

Certain affiliates of the Goldman Sachs Funds provide us with investment management services pursuant to several investment management agreements. Pursuant to these agreements, affiliates of the Goldman Sachs Funds manage substantially all of our investment portfolio. The investment management agreements are generally in force for an initial three-year term with subsequent one-year period renewals, during which they may be terminated by either party upon 60 days prior written notice. Each investment management agreement prohibits the investment manager from executing trades with or through itself or any of its affiliates acting as agent or principal. However, each investment management agreement does allow the investment manager to invest a portion of the portfolio in funds for which the investment manager or any of its affiliates serves as investment adviser, provided that these investments are made in money market sweep or similar funds for the management of short-term cash balances in the account. We must pay all fees associated with these investments; however, these fees will be offset against the fee to be paid by us pursuant to the investment management agreements. With respect to Allied World Assurance Company, Ltd, the investment manager may also invest up to $150 million in the Goldman Sachs Global High Yield Portfolio of the Goldman Sachs Funds SICAV and the restrictions and limits of our investment guidelines shall not apply to this investment. Mutual fund fees that will be deducted on both a monthly and quarterly basis will vary by fund and will include investment management fees, sales and distribution fees and operational expense fees. The aggregate fees for our investment in the Goldman Sachs Global High Yield Portfolio for the fiscal year ended

December 31, 2007 were $0.4 million. The investment manager is also authorized to effect cross transactions between our account and other accounts managed by the investment manager and its affiliates.

We pay affiliates of the Goldman Sachs Funds an annual fee of 0.12% on the first $1 billion of our aggregate funds under management, 0.10% on the next $1 billion of our aggregate funds under management and 0.08% on all of our aggregate funds managed greater than $2 billion. A pro rata portion of these annual fees is payable quarterly. The total advisory fee for investment management services provided by affiliates of the Goldman Sachs Funds with respect to the investment management agreements totaled $5.2 million for the year ended December 31, 2007. Our Investment Committee periodically reviews the performance of the investment managers under these investment management agreements.

Hedge Funds

Allied World Assurance Company, Ltd invested a total of $57 million in shares of the Goldman Sachs Global Alpha Hedge Fund, plc (the “Alpha Fund”) in December 2004. The Alpha Fund is an Irish open-ended investment company registered under the Companies Act, 1990 of Ireland. The Alpha Fund’s investment objective is to seek attractive long-term, risk-adjusted returns across a variety of market environments with volatility and correlations that are lower than those of the broad equity markets. The investment manager of the Alpha Fund is Goldman Sachs Asset Management, L.P., an affiliate of the Goldman Sachs Funds. The Alpha Fund pays the investment manager both a management fee and an incentive fee. The management fee is an annual asset-based fee of 2.0%, payable quarterly, and a 20% incentive fee is paid to the investment manager on the net capital appreciation of our shares. The aggregate fees for the year ended December 31, 2007 were $0.9 million. On December 31, 2007, Allied World Assurance Company, Ltd sold its shares in the Alpha Fund.

Effective February 1, 2005, Allied World Assurance Company, Ltd invested $62 million in shares of the Goldman Sachs Multi-Strategy Portfolio VI, Ltd. (the “Portfolio VI Fund”). Allied World Assurance Company, Ltd is the sole investor in the Portfolio VI Fund. The Portfolio VI Fund is a fund of hedge funds and is an exempted limited company incorporated under the laws of the Cayman Islands. The Portfolio VI Fund’s investment objective is to seek attractive long-term, risk-adjusted absolute returns in U.S. dollars with volatility lower than, and minimal correlation to, the broad equity markets. The investment manager of the Portfolio VI Fund is Goldman Sachs Hedge Fund Strategies LLC, an affiliate of the Goldman Sachs Funds. Allied World Assurance Company, Ltd may request a redemption of all or some of its shares at any time or from time to time by giving notice; provided, however, that the aggregate net asset value of the remaining shares held by the redeeming shareholders is not less than $30 million. The Portfolio VI Fund pays the investment manager both a management fee and an incentive fee. The management fee is an annual asset-based fee of 1.0%, payable quarterly, and a 5% incentive fee is paid to the investment manager at the end of each year on the net capital appreciation of our shares. The aggregate fees for the year ended December 31, 2007 were $1.2 million.

Allied World Assurance Company, Ltd invested a total of $45 million in shares of the Goldman Sachs Liquid Trading Opportunities Fund Offshore, Ltd. (the “Opportunity Fund”) in December 2004. The Opportunity Fund is an exempted limited company incorporated under the laws of the Cayman Islands. The Opportunity Fund’s investment objective is to seek attractive total returns through both capital appreciation and current return from a portfolio of investments mainly in currencies, publicly traded securities and derivative instruments, primarily in the fixed income and currency markets. The investment manager of the Opportunity Fund is Goldman Sachs Asset Management, an affiliate of the Goldman Sachs Funds. The Opportunity Fund pays the investment manager both a management fee and an incentive fee. The management fee is an annual asset-based fee of 1.0%, payable quarterly, and a 20% incentive fee is paid to the investment manager on the net capital appreciation of our shares. The aggregate fees for the year ended December 31, 2007 were $0.4 million. On June 30, 2007, Allied World Assurance Company, Ltd sold its shares in the Opportunity Fund.

On August 20, 2007, Allied World Assurance Company, Ltd invested $50 million in the Goldman Sachs Global Equity Opportunities Fund, plc (the “Global Equity Fund”). The Global Equity Fund is an open-ended investment company incorporated in Ireland as a public limited company. The fund seeks to achieve attractive total returns through both capital appreciation and current returns in the global equity market. The investment manager of the Global Equity Fund is Goldman Sachs Asset Management, L.P., an affiliate of the Goldman Sachs Funds. The Global Equity Fund allows for monthly liquidity with a 15-day notification period, after a six month initial lock-up. The fund pays the investment manager both a management fee and an incentive fee. The management fee is an annual asset-based fee of 1.5%, payable monthly, and a 20% incentive fee is paid to the investment manager on the net capital appreciation of our shares. The aggregate fees for the year ended December 31, 2007 were $0.3 million. On February 29, 2008, Allied World Assurance Company, Ltd sold its shares in the Global Equity Fund.

Investment Banking Services

Pursuant to the Placement Agency Agreement, dated October 25, 2001, among the Company, AIG, Chubb and GS Capital Partners 2000, L.P., in the event we determine to undertake any transaction in connection with which we will utilize investment banking or financial advisory services, we have agreed to offer Goldman, Sachs & Co. (“Goldman Sachs”) directly or to one of its affiliates the right to act in such transaction as sole lead manager or agent in the case of any offering or placement of securities, lead arranger, underwriter and syndication agent in the case of any syndicated bank loan, or as sole advisors or dealer managers, as applicable in the case of any other transaction. If Goldman Sachs or any of its affiliates agrees to act in any such capacity, we will enter into an appropriate agreement with Goldman Sachs or its affiliate, as applicable, which will contain customary terms and conditions. These investment banking rights of Goldman Sachs shall terminate upon the earlier of (a) the sale, transfer or other disposition of our capital stock to one party, other than AIG, Chubb or GS Capital Partners 2000, L.P. or their respective affiliates, if as a result of such sale, transfer or other disposition such party holds more than 50% of our outstanding voting capital stock; (b) GS Capital Partners 2000, L.P., together with related investment funds, ceasing to retain in the aggregate ownership of at least 25% of its original shareholding in Allied World Assurance Company Holdings, Ltd (including any shares that may be issued upon the exercise of warrants); or (c) the second anniversary of our IPO. This arrangement may be terminated by us with cause, or without cause upon a change of control of Goldman Sachs. There were no fees incurred under this Placement Agency Agreement for the year ended December 31, 2007.

Transactions with Affiliates of The Chubb Corporation

Surplus Lines Agreement

Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company (formerly known as Newmarket Underwriters Insurance Company) are each party to a surplus lines agreement, effective June 11, 2002, with Chubb Custom Market, Inc., an affiliate of Chubb. Under these two agreements, Chubb Custom Market, Inc. underwrites surplus lines insurance on behalf of Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company, subject to underwriting guidelines provided by our U.S. subsidiaries. Under these agreements, Chubb Custom Market, Inc., on behalf of our U.S. subsidiaries, also processes applications, collects and remits premiums, issues quotes, policies and other insurance documentation, keeps records, secures and maintains insurance licenses and provides and trains employees to perform these services. Total fees and commissions incurred under these agreements for the year ended December 31, 2007 were $0.4 million. The amount of premiums placed through these surplus lines agreements for the year ended December 31, 2007 totaled $1.7 million. These agreements were terminated effective as of June 2007.

Transactions with Chubb in the Ordinary Course of Business

Our company either accepts or rejects reinsurance offered by subsidiaries of Chubb based upon our assessment of risk selection, pricing, terms and conditions. All of our reinsurance transactions with Chubb or its subsidiaries are open-market transactions that we believe have been on customary, arm’s length terms. We assumed premiums from subsidiaries of Chubb of approximately $10.7 million for the year ended December 31, 2007, and we ceded premiums to subsidiaries of Chubb during the same period of approximately $8.2 million.

Registration Rights

We executed a Registration Rights Agreement upon the closing of our IPO that provided AIG, Chubb, the Goldman Sachs Funds or Securitas Allied Holdings, Ltd. (the “Specified Shareholders”) with registration rights for Common Shares held by them (or obtainable pursuant to warrants held by them) or any of their affiliates. Each of the Specified Shareholders has the right under this agreement to require us to register Common Shares under the Securities Act of 1933, as amended (the “Securities Act”) for sale in the public market, in an underwritten offering, block trades from time to time, or otherwise. For the Specified Shareholders (other than AIG), the total amount of Common Shares requested to be registered under any demand of that kind must, as of the date of the demand, equal or exceed 10% of all Common Shares outstanding or Common Shares having a value of $100 million (based on the average closing price during any 15 consecutive trading days ending within 30 days prior to but not including such date of demand). We agreed to waive this provision for AIG in connection with our purchase of an AIG subsidiary holding 11,693,333 Common Shares so that AIG may still make a demand registration request for Common Shares underlying its warrant. We may include other Common Shares in any demand registration of that kind on a second-priority basis subject to a customary underwriter’s reduction. If we propose to file a registration statement covering Common Shares at any time, each Specified Shareholder will have the right to include Common Shares held by it (or obtainable pursuant to warrants held by it) in the registration on a second-priority basis with us, ratably according to the relevant respective holdings and subject to a customary underwriter’s reduction. We have agreed to indemnify each Specified Shareholder with respect to specified liabilities, including civil liabilities under the Securities Act, and to pay specified expenses relating to any of these registrations. In addition, the Goldman Sachs Funds, as the financial founder, have the right under the Registration Rights Agreement to appoint Goldman Sachs as the lead managing underwriter if the Goldman Sachs Funds are selling more than 20% of the Common Shares sold in a registered public offering.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to our Audit Committee charter, the Audit Committee reviewed and approved the related party transactions we entered into during 2007. We do not have written standards in connection with the review and approval of related party transactions as we believe each transaction should be analyzed on its own merits. In making its decision, the Audit Committee reviews, among other things, the relevant agreement, analyzes the specific facts and circumstances and speaks with, or receives a memorandum from, management that outlines the background and terms of the transaction. As insurance and reinsurance companies enter into various transactions in the ordinary course of business, the Audit Committee does not review these types of transactions to the extent they are open-market transactions that happen to involve related parties.

PRINCIPAL SHAREHOLDERS

The table below sets forth information as of March 3, 2008 regarding the beneficial ownership of our Common Shares by:

•	each person known by us to beneficially own more than 5% of our outstanding Common Shares,

•	each of our directors,

•	our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and our three other most highly compensated officers who were serving as executive officers at the end of our 2007 fiscal year (collectively, our “named executive officers” or “NEOs”), and

•	all of our directors and executive officers as a group.

	Beneficial Ownership of Common Shares(1)
			Non-		Percent of
Name and Address of Beneficial Owner	Voting		Voting		Common Shares

American International Group, Inc.	2,000,000	(2)	—		3.3%
70 Pine Street New York, NY 10270
The Chubb Corporation	1,266,995		8,369,936	(3)	15.8%
15 Mountain View Road Warren, NJ 07059
GS Capital Partners 2000, L.P.(4)	—		4,745,198	(5)	7.8%
85 Broad Street New York, NY 10004
GS Capital Partners 2000 Offshore, L.P.(4)	—		1,721,770	(6)	2.8%
85 Broad Street New York, NY 10004
GS Capital Partners 2000 Employee Fund, L.P.(4)	—		1,504,476	(7)	2.5%
85 Broad Street New York, NY 10004
GS Capital Partners 2000, GmbH & Co. Beteiligungs KG(4)	—		197,924	(8)	*
85 Broad Street New York, NY 10004
Stone Street Fund 2000, L.P.(4)	—		145,018	(9)	*
85 Broad Street New York, NY 10004
Bridge Street Special Opportunities Fund 2000, L.P.(4)	—		72,506	(10)	*
85 Broad Street New York, NY 10004
Wellington Management Company, LLP(11)	3,810,227		—		6.3%
75 State Street Boston, MA 02109
Scott A. Carmilani	117,333	(12)	—		*
Bart Friedman	4,596		—		*
James F. Duffy	2,972		—		*
Scott Hunter	2,596		—		*
Michael I.D. Morrison	118,161	(13)	—		*
Mark R. Patterson	31,596		—		*
Samuel J. Weinhoff	2,972		—		*
Joan H. Dillard	26,582	(14)	—		*
Wesley D. Dupont	16,916	(15)	—		*
Marshall J. Grossack	10,698	(16)	—		*
Richard E. Jodoin	31,042	(17)	—		*
All directors and executive officers as a group (13 persons)	368,922	(18)	—		*

*	Less than 1%.

(1)	Pursuant to the regulations promulgated by the SEC, our Common Shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of our Common Shares, whether or not such person has any pecuniary interest in our Common Shares, or the right to acquire the power to vote or dispose of our Common Shares within 60 days, including any right to acquire through the exercise of any option, warrant or right. As of March 3, 2008, we had 60,512,869 Common Shares issued and outstanding, this figure includes 11,693,333 Common Shares held by a wholly-owned subsidiary of the Company. As of March 3, 2008, 43,166,291 Voting Shares and 17,346,578 Non-Voting Shares were issued and outstanding.

(2)	Based on information reported on Schedule 13G/A, as filed by AIG with the SEC on December 18, 2007, the 2,000,000 Voting Shares reported as beneficially owned by AIG in the table above are issuable upon the exercise of a warrant. The warrant is exercisable, in whole or in part, only (1) in connection with a contemporaneous sale by AIG of Common Shares or (2) to avoid a reduction of AIG’s equity ownership percentage below 19.8%. Based upon the percentage of currently outstanding Common Shares, AIG may currently exercise the warrant with respect to 2,000,000 Common Shares.

(3)	Based on information reported on Schedule 13G/A, as filed by Chubb with the SEC on February 14, 2008, and information we received from our transfer agent. Of the aggregate amount of 9,636,931 Common Shares shown as beneficially owned by Chubb in the table above, (i) 1,266,995 shares are Voting Shares, (ii) 8,078,005 shares are Non-Voting Shares and (iii) 291,931 shares are Non-Voting Shares issuable upon exercise of a warrant held by Chubb. A total of 2,000,000 Common Shares are issuable upon exercise of this warrant, but the warrant is exercisable, in whole or in part, only (1) in connection with the contemporaneous sale by Chubb of Common Shares or (2) to avoid a reduction of Chubb’s equity ownership percentage below 15.8%. Based upon the percentage of currently outstanding Common Shares, the number of Common Shares with respect to which Chubb may currently exercise the warrant, other than for purposes of the contemporaneous sale of Common Shares, is 291,931 Common Shares.

(4)	The Goldman Sachs Funds have converted all of the Voting Shares they owned prior to the IPO to Non-Voting Shares. The warrants held by each of the Goldman Sachs Funds were amended so that they may only be exercised into Non-Voting Shares. In addition, under our Bye-Laws, all Voting Shares held by the Goldman Sachs Funds and their affiliates automatically convert to Non-Voting Shares.

Based on previously received information, we believe that: (i) affiliates of The Goldman Sachs Group, Inc. (the “Goldman Sachs Group”) and Goldman Sachs, which is a broker-dealer, are the general partner, managing general partner or managing limited partner of the Goldman Sachs Funds; and (ii) Goldman Sachs is the investment manager for certain of the Goldman Sachs Funds. Each of the Goldman Sachs Group and Goldman Sachs has previously disclaimed beneficial ownership of the Common Shares owned by the Goldman Sachs Funds, except to the extent of the Goldman Sachs Group’s and Goldman Sachs’ pecuniary interest therein, if any. Based on previously received information, we also believe that the Goldman Sachs Group, Goldman Sachs and the Goldman Sachs Funds share voting power and investment power with certain of their respective affiliates and Goldman Sachs is a direct and indirect, wholly-owned subsidiary of the Goldman Sachs Group.

Each of the Goldman Sachs Funds owns warrants that are exercisable into Non-Voting Shares. The number of warrants held by each Goldman Sachs Fund is reported in “Certain Relationships and Related Transactions — Founding Shareholders.” Each Goldman Sachs Fund may exercise its respective warrant, in whole or in part, only (1) in connection with a contemporaneous sale by such Goldman Sachs Fund of Common Shares or (2) to avoid a reduction of such Goldman Sachs Fund’s equity ownership percentage as of the date the Company completed the IPO. Based upon the percentage of currently outstanding Common Shares, the number of Common Shares with respect to which each Goldman Sachs Fund may currently exercise its respective warrant, other than for purposes of the contemporaneous sale of Common Shares, is reflected in footnotes 5 through 10 below.

(5)	Includes warrants currently exercisable to purchase up to approximately 131,579 Non-Voting Shares.

(6)	Includes warrants currently exercisable to purchase up to approximately 45,359 Non-Voting Shares.

(7)	Includes warrants currently exercisable to purchase up to approximately 39,493 Non-Voting Shares.

(8)	Includes warrants currently exercisable to purchase up to approximately 5,086 Non-Voting Shares.

(9)	Includes warrants currently exercisable to purchase up to approximately 3,723 Non-Voting Shares.

(10)	Includes warrants currently exercisable to purchase up to approximately 1,859 Non-Voting Shares.

(11)	Based on information reported on Schedule 13G, as filed by Wellington Asset Management, LLP, an investment advisor (“Wellington”), with the SEC on February 14, 2008, Wellington is the beneficial owner of 3,810,227 Voting Shares held by its clients who had the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client was known to have such right or power with respect to more than 5% of the class of the Voting Shares. According to this Schedule 13G, Wellington Asset Management, LLP had the following dispositive powers with respect to the Voting Shares: (a) sole voting power: none; (b) shared voting power: 3,263,817; (c) sole dispositive power: none; and (d) shared dispositive power: 3,810,227.

(12)	Includes stock options exercisable to purchase 103,333 Voting Shares.

(13)	Includes stock options exercisable to purchase 116,667 Voting Shares.

(14)	Includes stock options exercisable to purchase 16,666 Voting Shares.

(15)	Includes stock options exercisable to purchase 12,500 Voting Shares.

(16)	Includes stock options exercisable to purchase 7,915 Voting Shares.

(17)	Includes stock options exercisable to purchase 28,542 Voting Shares.

(18)	Includes stock options exercisable to purchase 302,081 Voting Shares.

EXECUTIVE OFFICERS

Our executive officers are elected by and serve at the discretion of your Board. The following table identifies the executive officers of the Company, including their respective ages and positions as of the date hereof.

Name	Age	Position

Scott A. Carmilani(1)	43	President, Chief Executive Officer and Chairman of the Board
Joan H. Dillard(2)	56	Senior Vice President and Chief Financial Officer
Wesley D. Dupont(2)	39	Senior Vice President, General Counsel and Secretary
Marshall J. Grossack	48	Senior Vice President — Chief Corporate Actuary
Richard E. Jodoin(2)	56	President, Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company
W. Gordon Knight	49	President, U.S. Operations, Distribution and Marketing, Allied World National Assurance Company
John T. Redmond(2)	52	President — Allied World Assurance Company (Europe) Limited and Allied World Assurance Company (Reinsurance) Limited

(1)	Please see Mr. Carmilani’s biography under “Election of Directors” elsewhere in this Proxy Statement.

(2)	Please see the biographies of Ms. Dillard and Messrs. Dupont, Jodoin and Redmond under “Approval of Eligible Subsidiary Directors” elsewhere in this Proxy Statement.

Marshall J. Grossack has been our Senior Vice President — Chief Corporate Actuary since July 2004. From June 2002 until July 2004, Mr. Grossack was a Vice President and Actuary for American International Company Limited, a subsidiary of AIG, and provided services to us pursuant to a former administrative services contract with American International Company Limited. From June 1999 until June 2002, Mr. Grossack worked as the Southwest Region Regional Actuary for subsidiaries of AIG in Dallas, Texas.

W. Gordon Knight joined Allied World National Assurance Company as President, U.S. Operations, Distribution and Marketing in January 2008. Prior to joining our Company, Mr. Knight held various global management and underwriting positions for AIG and its subsidiaries since 1982, most recently as President of Sales &

Marketing for AIG Domestic Brokerage Group from 2005 to January 2008. Mr. Knight began his career as a casualty underwriter at Hartford Insurance Company in 1981.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Overview.  The Company is a Bermuda-based specialty insurance and reinsurance company that underwrites a diversified portfolio of property and casualty insurance and reinsurance lines of business. The Company became a public company in July 2006 after the successful completion of its IPO. In anticipation of its IPO, the Company reconstituted the Board and appointed five new independent board members, three of whom serve on the current Compensation Committee in accordance with the rules of the NYSE. The Board also adopted a Compensation Committee Charter discussed elsewhere in this Proxy Statement.

The Compensation Committee oversees our compensation programs and makes all final compensation decisions regarding the NEOs. The Company has achieved considerable growth since its inception in November 2001 and its compensation programs and plans have been designed to reward executives who contribute to the continuing success of the Company.

Compensation Philosophy.  The Compensation Committee believes than an effective executive compensation program is one that is designed to reward strong Company and individual performance, which serves to align the interests of the NEO and the Company’s shareholders and which balances the objectives of pay-for-performance and retention. The insurance and reinsurance industry is very competitive, cyclical and often volatile, and the Company’s success depends in substantial part on its ability to attract and retain successful, high-achieving employees who will remain motivated and committed to the Company during all insurance industry cycles.

2007 NEO Compensation Structure.  In keeping with this philosophy, our NEO compensation structure is comprised of cash compensation primarily consisting of base salary and annual cash bonus, and long-term equity-based compensation consisting of RSUs granted under the Company’s Stock Incentive Plan and performance-based awards granted under the Company’s LTIP. For 2007, the Compensation Committee targeted total cash compensation at approximately the 50th percentile and total direct compensation (including both cash compensation and equity-based compensation) at approximately the 75th percentile of our Bermuda Peer Group described herein, with actual pay delivered dependent on Company and individual performance. The Compensation Committee believes that setting total cash compensation at approximately the 50th percentile of our Bermuda Peer Group enables the Company to remain competitive with our Bermuda Peer Group in attracting and retaining employees. Setting total direct compensation at approximately the 75th percentile of our Bermuda Peer Group means that a substantial portion of each NEO’s compensation is in the form of long-term equity awards, much of which is “at risk” with vesting dependent on the Company achieving certain performance targets that should benefit shareholders as well. The Compensation Committee believes that by having a substantial portion of NEO compensation in the form of these long-term equity awards, the Company pays for performance and the interests of the NEOs and the Company’s shareholders are better aligned.

Compensation Objectives

The Compensation Committee’s objectives for the Company’s compensation programs include:

•	Driving and rewarding employee performance that supports the Company’s business objectives and financial success;

•	Attracting and retaining talented and highly-skilled employees;

•	Aligning NEO compensation with the Company’s financial success by having a substantial portion of compensation in long-term, performance-based equity awards, particularly at the senior officer level where such person can more directly affect the Company’s financial success; and

•	Remaining competitive with other insurance and reinsurance companies, particularly other Bermuda insurance and reinsurance companies with which the Company competes for talent.

Compensation Oversight and Process

The Compensation Committee has established a number of processes to assist it in ensuring that NEO compensation is achieving its objectives. Among those are:

•	Assessment of Company performance;

•	Assessment of individual performance via interactions with the CEO and other NEOs;

•	Benchmarking and engagement of a compensation consultant; and

•	Total compensation review, which includes base salary, annual cash bonuses, long-term incentive compensation, perquisites and contributions to retirement plans.

In determining the level of compensation for the NEOs in 2007, both quantitative and qualitative factors of the Company’s and each NEO’s performance were analyzed.

Assessment of Company Performance

The Company’s performance was assessed using various factors that the Compensation Committee believed were relevant to creating value for its shareholders. These factors include growth in book value, earnings before interest and taxes, return on equity and the Company’s combined ratio. The Company’s performance was considered in light of the current market conditions in the insurance industry, which include increased competition, decreasing rates for new and renewal business and, for the casualty segment of the Company’s business, pressure on insurance policy terms and conditions to broaden coverage.

Assessment of Individual Performance

Each NEO’s performance is reviewed annually by Mr. Carmilani, our CEO, on his or her individual skills and qualifications, management responsibilities and initiatives, staff development and the achievement of departmental, geographic and/or established business goals and objectives, depending on the role of the NEO. Each NEO’s performance was also assessed in light of current market conditions in the insurance industry. In 2007, these performance reviews formed the basis on which compensation-related decisions were made for annual cash bonuses and grants of RSUs under the Company’s Stock Incentive Plan as well as 2008 base salaries and grants of performance-based awards granted under the Company’s LTIP. Due to the volatility of the insurance industry and thus the Company’s financial results, the Compensation Committee believes that pure quantitative performance measures are not the most appropriate measure of rewarding NEO performance.

The CEO’s Role.  The Compensation Committee determines the Company’s compensation philosophy and objectives and sets the framework for the NEO’s compensation structure. Within this framework, Mr. Carmilani, our CEO, is responsible for recommending to the Compensation Committee all aspects of compensation for each NEO, excluding himself. He reviews the recommendations, survey data and other materials provided to him by Watson Wyatt (our independent compensation consultant) as well as proxy statements and other publicly available information, and consults with our Senior Vice President of Human Resources in making his recommendations. He also assesses the Company’s and each NEO’s performance as described above. The conclusions and recommendations resulting from these reviews and consultations, including proposed salary adjustments, annual cash bonus amounts and equity award amounts, are then presented to the Compensation Committee for its consideration and approval. The Compensation Committee has discretion to modify any recommendation it receives from management, but strongly relies on Mr. Carmilani’s recommendations.

The Board and NEO Interactions.  The Board has the opportunity to meet with the NEOs regularly during the year. In 2007, the Company’s NEOs met with and made many presentations to the Board regarding their respective business lines or responsibilities. The Company believes that the interaction among its NEOs and the Board is important in enabling the Board, including the members of the Compensation Committee, to form its own assessment of each NEO’s performance.

Timing of Awards.  The Compensation Committee believes that compensation decisions regarding employees should be made after year-end results have been determined to better align employee compensation with Company performance and shareholder value. This requires that annual cash bonuses, equity awards and base salary adjustments be determined after year-end financials have been prepared and completed. The Compensation Committee’s policy is to approve compensation decisions at its regularly scheduled meeting during the first quarter of the year.

Benchmarking

The Role of Watson Wyatt, Our Independent Compensation Consultant.  The Company has engaged Watson Wyatt for the benefit of the Compensation Committee to conduct analyses on key aspects of NEO and other senior officer pay and performance, and to provide recommendations about compensation plan design. Watson Wyatt reports directly to the Compensation Committee. Watson Wyatt meets with members of senior management to gain a greater understanding of key issues facing the Company and its equity and retirement plans and other benefits. The Compensation Committee meets separately with Watson Wyatt to review in detail all compensation-related decisions regarding the CEO. During this review, the Compensation Committee receives Watson Wyatt’s recommendations, surveys (including Bermuda Peer Group compensation information) and other materials.

The survey data and other information provided by Watson Wyatt is used as a frame of reference for setting the total cash and total direct compensation of our NEOs. With the aid of this data, the Compensation Committee has sought to target cash compensation (base salary and annual cash bonus) at approximately the 50th percentile and total direct compensation (both cash and equity-based compensation) at approximately the 75th percentile among the Bermuda Peer Group. Setting compensation targets based on data provided by an independent third party is intended to ensure that our compensation practices are both prudent and effective.

Compensation Benchmarking to Bermuda Peer Group.  The Company’s Bermuda Peer Group consists of seven companies that were reviewed with Watson Wyatt and adopted by the Compensation Committee based on being within the range of annual revenue, market to book value, net income, total assets and return on equity similar to the Company. The Bermuda Peer Group includes: Arch Capital Group Ltd., Aspen Insurance Holdings Limited, Axis Capital Holdings Limited, Endurance Specialty Holdings Ltd., Max Capital Group, Ltd., Montpelier Re Holdings Ltd. and Platinum Underwriters Holdings, Ltd. Watson Wyatt compared key aspects of these companies’ executive compensation programs and also compared the pay of individual executives where the jobs are sufficiently similar to make the comparison meaningful.

Total Compensation Review

In 2007, the Compensation Committee reviewed a summary report or “tallysheet” prepared by the Company for each NEO as well as other senior officers. The purpose of a tallysheet is to show the aggregate dollar value of each officer’s total annual compensation, including base salary, annual cash bonus, equity-based compensation, perquisites and all other compensation. The tallysheet also shows amounts payable to each NEO upon termination of his or her employment under various severance and change-in-control scenarios. Tallysheets are reviewed by our Compensation Committee for primarily informational purposes and are not a material factor in making determinations as to compensation amounts.

Components of Executive Compensation

For 2007, total compensation for the NEOs consisted of the following components:

•	Base salary;

•	Annual cash bonus;

•	Equity compensation, through grants of RSUs and performance-based awards;

•	Perquisites, particularly reimbursement for housing expenses and a cost of living allowance for the Company’s senior officers residing in Bermuda; and

•	Retirement, health and welfare benefits.

Cash Compensation

Base Salary

Overview.  Base salary is the guaranteed element of the NEO’s annual cash compensation. Having competitive base salaries is an important part of attracting and retaining key employees. Base salaries are benchmarked to our Bermuda Peer Group and are also impacted by the NEO’s performance as well as the Company’s performance. In 2007, the Compensation Committee wanted to reward the NEOs and our other senior officers for their and the Company’s strong performance in 2006. The Compensation Committee reviewed the base salaries of our NEOs with the objective of benchmarking total cash compensation (base salaries and annual cash bonuses) at approximately the 50th percentile of the Bermuda Peer Group. The base salaries of the NEOs were increased effective retroactive to January 1, 2007 and are reflected in the Summary Compensation Table below.

Based on the market comparison data and survey data reviewed by the Compensation Committee, our NEOs were relatively close to the 50th percentile for base salaries, other than Mr. Carmilani whose base salary was significantly below the median. The Compensation Committee decided to raise Mr. Carmilani’s salary to be closer to the median, to compensate him for his greater level of responsibilities compared to the other NEOs, to recognize his leadership role in developing, and executing on, the Company’s business plan and to help ensure his retention with the Company. For 2006 and 2007, the annualized base salary rates for the NEOs are summarized below:

			Annualized
Name	Fiscal Year 2006	Fiscal Year 2007	Percent Increase

Scott A. Carmilani	$550,000	$900,000	63.6%
Joan H. Dillard	$300,000	$320,000	6.7%
Wesley D. Dupont	$265,000	$276,500	4.3%
Marshall J. Grossack	$258,000	$275,000	6.6%
Richard E. Jodoin	$300,000	$315,000	5.0%

Annual Cash Bonus

Overview.  The Company pays annual cash bonuses pursuant to its cash bonus program, which is designed to align individual performance with the Company’s performance and earnings growth objectives for the year. The Company’s annual cash bonus program is another important element in retaining talented employees and rewarding performance. Cash bonuses paid to our NEOs for 2007 appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

After extensive internal reviews and discussions, as well as consultations with Watson Wyatt, the Company established a structured, yet still flexible, cash bonus program that has been implemented by the Compensation Committee.

Cash Bonus Program.  The cash bonus program has two facets: (1) an overall cash bonus pool that is funded and out of which individual annual cash bonuses are paid; and (2) a process by which individual annual cash bonuses are determined. For each senior officer eligible to participate in the cash bonus program, a target bonus percentage was established during the first quarter of 2007. Each officer’s 2007 target bonus was based on a percentage of his or her base salary. Target bonus percentages for the NEOs and other senior officers were recommended by the CEO and approved by the Compensation Committee. The CEO’s target bonus percentage was determined solely by the Compensation Committee. These bonus targets below were established so that total cash compensation (base salaries and annual cash bonuses) of each NEO was at approximately the 50th percentile of the Bermuda Peer Group. Our NEOs were eligible to receive an annual cash bonus based on a percentage of their annual base salary as follows:

Bonus Target
Name	Percentage

Scott A. Carmilani	100%
Joan H. Dillard	75%
Wesley D. Dupont	50%
Marshall J. Grossack	50%
Richard E. Jodoin	50%

The methodology used to determine the annual cash bonus pool from which individual bonuses are paid contains both a formulaic element and a discretionary element. The formulaic element makes up 50% of the cash bonus pool funding, and the discretionary element makes up the other 50% of this pool. The objective is to provide structure and predictability for the Company’s senior officers while also permitting the Compensation Committee to take actions when necessary in light of the cyclicality and volatility of the insurance and reinsurance industry.

The Formulaic Element.  For the 2007 fiscal year, the annual cash bonus pool used earnings before interest and taxes (“EBIT”) as the financial metric to establish funding targets in one of three categories: (1) Minimum Target, (2) Target and (3) Maximum Target. The Minimum Target category was the lowest EBIT number that could be reached and still obtain funding of the formulaic element. The annual cash bonus pool is only 50% funded if the Minimum Target is reached. The Target category is where EBIT meets the goal set by the Compensation Committee, and if the Company reaches this category, the annual cash bonus pool is 100% funded. The Maximum Target occurs when the Company equals or exceeds 120% of its EBIT goal and the cash bonus pool is 150% funded.

For 2007, the following EBIT amounts and annual cash bonus pool funding were approved:

Performance	Minimum		Maximum
Versus Goal	Target	Target	Target

EBIT	$282 million	$353 million	$424 million
EBIT as a Percentage Goal	80%	100%	120%
Bonus Pool Funding	50%	100%	150%

Why use EBIT as the financial metric?  The Compensation Committee selected the EBIT financial metric for the 2007 fiscal year because they believed it was the most relevant measure of the Company’s annual results.

How is EBIT calculated?  EBIT is calculated by taking the Company’s net income and adding back interest expense and tax expense. In 2007, EBIT was derived as follows (based on approximate totals): $469.2 million of net income, plus $37.8 million of interest expense, plus $1.1 million of income tax expense equals $508.1 million of EBIT. Based on the $424 million Maximum Target reflected in the table above, the Company exceeded the maximum target by approximately $84.1 million, or 19.8%.

How were the targets determined?  The targets for 2007 for the annual cash bonus pool were the same targets established in 2006, which was a record year for the Company. Given the significant increase in competition and reduced insurance rates in some lines of business, the Compensation Committee did not adjust the 2007 targets from the prior year. The factors that primarily contributed to the Company exceeding the maximum target in 2007 included the benign level of catastrophe activity in the United States during the year, favorable releases of reserves from prior loss years and increased investment income due to interest rate movements. For 2008, the target is based on budgeted EBIT for the Company, which budgeted amount is an increase over 2007.

The Discretionary Element.  As stated above, the discretionary portion of the award is intended to give the Compensation Committee flexibility in light of the cyclicality and volatility of the insurance and reinsurance industry. The Compensation Committee first funds the annual cash bonus pool based on EBIT and then funds 50% of the annual cash bonus pool based on various discretionary considerations. The Compensation Committee then determines each senior officer’s annual cash bonus, which is paid out of the total pool.

Depending on the overall cash bonus pool funding level, awards to individual officers are made based on the CEO’s and Compensation Committee’s assessment of individual performance.

The Compensation Committee sought to reward the NEOs for their performance and achievements in 2007, including:

•	Acquiring approximately 11.7 million Common Shares held by AIG, one of our founding shareholders;

•	Posting by the Company of a strong annualized net income return on average equity of 21.7%;

•	Expanding the Company’s business in the United States;

•	Commencing a U.S. reinsurance platform;

•	Entering into two credit facilities during the year, consisting of (1) a collaterized $750 million amended letter of credit facility with Citibank Europe plc; and (2) a five-year $800 million senior credit facility consisting of a $400 million unsecured facility and a $400 million secured facility, with Bank of America, N.A., acting as syndication agent and Wachovia Bank, National Association, acting as administrative agent, fronting bank and letter of credit agent;

•	Filing with the SEC a universal shelf registration statement on Form S-3 pursuant to which the Company registered various securities that it may issue to raise capital in the future; and

•	Settling for $2.1 million all matters relating to the investigation of the Company by the Antitrust and Civil Medicaid Fraud Division of the Office of the Attorney General of Texas.

Based on the EBIT calculations above, the annual cash bonus pool was funded at 150% of the “Target” column in the table above. The annual cash bonus earned for 2007 by each of the NEOs as a percentage of his or her salary and as a percentage of target bonus is as follows:

	Bonus as a Percentage	Bonus as a Percentage
Name	of Salary	of Target

Scott A. Carmilani	150.0%	150.0%
Joan H. Dillard	112.5%	150.0%
Wesley D. Dupont	75.9%	151.9%
Marshall J. Grossack	74.5%	149.1%
Richard E. Jodoin	74.6%	149.2%

Equity Compensation

For the NEOs in 2007, the Company’s long-term incentive compensation was structured under:

•	the Stock Incentive Plan; and

•	the LTIP.

Overview.  The Compensation Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term equity awards, the largest portion of which should be “at risk” awards with vesting dependent on the Company achieving certain performance targets. Equity awards serve to align the interests of the NEOs and the Company’s shareholders. Equity awards also help to ensure a strong connection between NEO compensation and the Company’s financial performance because the value of the award depends on the Company’s future performance and share price. Long-term equity awards, meaning awards that vest over a period of years, also serve as a management retention tool. The Compensation Committee utilizes equity awards to accomplish its compensation objectives while recognizing its duty to the Company’s shareholders to limit equity dilution. The Compensation Committee has received analysis from Watson Wyatt on relevant factors of its equity compensation program, including the values of the vested and unvested equity stakes, burn rates and comparisons to the equity compensation programs of the Bermuda Peer Group.

RSU Awards.  An RSU gives a holder the right to receive a specified number of Common Shares at no cost if the holder remains employed at the Company through the applicable vesting date. Although an RSU’s value may increase or decrease with changes in the share price during the period before vesting, an RSU will have value in the long term, encouraging retention. While the bulk of the Company’s RSU awards to NEOs have historically been made pursuant to our annual grant program, the Compensation Committee retains the discretion to make additional awards at other times. In July 2006, the Board awarded special retention RSUs to key employees of the Company, including the NEOs, prior to the IPO. The Compensation Committee wanted to ensure the long-term retention of our senior officers, including the NEOs. The objectives of these RSU awards primarily were to motivate and retain senior officers, including the NEOs, by increasing their unvested equity stakes, and to ensure continuity of management as the Company approached its IPO. The RSUs were awarded under the Stock Incentive Plan with vesting terms as follows: 50% vest after the fourth anniversary of the date of grant and the remaining 50% vest after the fifth anniversary.

The Company also grants RSUs as part of its equity compensation package to its employees, including the NEOs. Generally these RSUs vest pro rata over four years. The Company granted the following awards in the fiscal years 2007 and 2008 to date:

	RSUs Granted	RSUs Granted
	in 2007 for 2006	in 2008 for 2007
Name	Performance	Performance

Scott A. Carmilani	12,000	16,667
Joan H. Dillard	5,000	5,000
Wesley D. Dupont	3,000	4,000
Marshall J. Grossack	3,000	3,000
Richard E. Jodoin	4,000	4,000

LTIP Awards.  Each LTIP award represents the right to receive a number of the Company’s Common Shares in the future, based upon the achievement of established performance criteria during an applicable three-year performance period. Awards issued in 2007 will vest after the fiscal year ending December 31, 2009 in accordance with the terms and performance conditions of the LTIP as described in more detail below. The LTIP awards are “at risk,” meaning should the Company fail to perform at a minimum prescribed level, no LTIP awards will vest and no compensation will be derived by the NEOs from these awards. The Compensation Committee believes that the performance-based LTIP awards serve to promote the Company’s growth and profitability over the long term. By having a three-year vesting period, the LTIP awards also encourage employee retention.

Financial Metric.  The Compensation Committee selected “adjusted book value” as the financial metric for the 2007 grant of performance-based LTIP awards because it believes this metric correlated best with long-term shareholder value and the long-term health of the Company.

For 2007, vesting of the performance shares is based on an average annual growth in the adjusted book value of the Company’s Common Shares as follows:

Performance
Versus Goal	Below Threshold	Threshold	Target	Maximum

2007-2009 Average Per Annum Adjusted Book Value Growth	Below 9%	9%	12%	15%
Number of Shares Earned	0	50%	100%	150%
		of Targeted Shares	of Targeted Shares	of Targeted Shares

No performance-based equity awards vest if the Company’s average annual growth in adjusted book value for the three-year period ending December 31, 2009 falls below 9%. The Compensation Committee believes that even at this threshold amount, there is a significant increase in value to the Company’s shareholders, and the NEO’s and shareholders’ interests are aligned because the NEOs’ receipt of Common Shares is conditioned upon the Company performing well. LTIPs were first awarded in 2006 and again in 2007. None of these LTIP awards have vested because the performance metric is not measured until after the completion of the third year.

In 2007, each of the Company’s NEOs received an award of performance shares as follows:

Name	Target Shares

Scott A. Carmilani	50,000
Joan H. Dillard	30,000
Wesley D. Dupont	17,500
Marshall J. Grossack	17,500
Richard E. Jodoin	15,000

How is Adjusted Book Value calculated?  For purposes of vesting performance shares under the LTIP, adjusted book value is defined as “total shareholder’s equity” adjusted for (1) any special, one-time dividends declared; (2) accumulated other comprehensive income (consisting primarily of unrealized gains and losses on the investment portfolio); and (3) any capital events (such as capital contributions or share repurchases).

Is there a Discretionary Element?  In addition to the above three factors, the Compensation Committee may consider in its discretion any other extraordinary events that may affect year-end results.

The number of performance-based awards available for grant each year is determined by the Compensation Committee. In making its determination, the Compensation Committee may consider the number of available shares remaining under the LTIP, the number of employees who will be participating in the LTIP, market data from competitors with respect to the percentage of outstanding shares made available for annual grants to employees and the need to retain and motivate key employees. In 2007, performance-based awards and RSUs were granted in an aggregate amount to each of our NEOs so that his or her total direct compensation (including both cash compensation and equity-based compensation) was at approximately the 75th percentile of our Bermuda Peer Group.

Benefits and Perquisites

The location of our global headquarters in Bermuda affects our ability to attract and retain talented employees as well as the ways in which we compensate these employees. Because many of our NEOs are non-Bermudians who have relocated to Bermuda, we believe it is important to remain competitive with other Bermuda insurance and reinsurance companies regarding compensation in order to attract and retain talented employees to grow our business. Many of the benefits and perquisites discussed below are offered only to those NEOs who have relocated to Bermuda. Some of the NEOs have not received one or more of the benefits or perquisites in 2007. Mr. Jodoin was not eligible to receive the benefits and perquisites described below because he is a U.S. citizen based out of the Company’s Boston office.

Perquisites.  Our NEOs receive various perquisites paid by the Company. In 2007, these perquisites included a housing allowance, cost of living allowance (“COLA”), club membership and return flights to their home country for executives and their family members who are in Bermuda. Many of these perquisites are typical of perquisites provided to the Company’s other expatriate employees located in Bermuda. Similar perquisites are provided by the Company’s competitors for employees in a similar position and have been necessary for recruitment and retention purposes. The Company’s perquisites generally include:

Housing Allowance.  Non-Bermudians are significantly restricted by law from owning property in Bermuda. This has resulted in a housing market that is largely based on renting to expatriates who work on the island. Housing allowances are a near universal practice for expatriates. The Company bases its housing allowances on available rental market information and the Company’s knowledge of the housing rental market in general. Each housing allowance is based on the level of the employment position and the size of the employee’s family living in Bermuda compared with such market data.

COLA.  In addition to the base salary, the NEOs and other senior officers who work on the island also receive a monthly COLA based upon the amount of base salary that would have been spent on a “basket” of goods and services had such individual not relocated to Bermuda versus the cost of the same “basket” of goods and services in Bermuda. Factors in determining COLA also include the level of base salary (capped at $300,000) and the size of the senior officer’s family living in Bermuda. The Compensation Committee recently reviewed this benefit and decided to eliminate in 2008 the COLA as a separate benefit and instead combine the amount of COLA each senior officer was receiving with his or her annual base salary.

Club Membership.  The provision of a club membership or financial assistance with joining a club in Bermuda is common practice in the marketplace and enables the NEOs and other employees who are expatriates to settle into the community. It also has the benefit of enabling the NEOs to establish social networks with clients and others.

Home Leave.  Reimbursement for airfare to a home country is common practice for expatriates who are working in Bermuda. The Company believes that this helps the expatriate and his or her family to better keep in touch with relatives and other social networks. Such a benefit is provided by the Bermuda Peer Group companies and is necessary for both recruitment and retention purposes.

Financial and Tax Planning.  Because many of the Company’s senior officers are non-Bermudians and are subject to complicated tax issues from working abroad, the Company provides reimbursement or payment of the cost of financial and tax planning to certain of the senior officers, including its NEOs. The Company believes this perquisite is necessary for retention purposes and is important for the financial welfare of the Company’s expatriated employees.

Tax “Gross-Ups”.  In 2006, the U.S. Tax Increase Prevention and Reconciliation Act of 2005 (the “Tax Act”) was passed, which significantly increased the amount of U.S. federal tax our employees that are U.S. citizens have to pay. As a result of the Tax Act, the Company agreed to “gross-up” U.S. taxpayers who are employees working in Bermuda in connection with these additional tax obligations. The Company believes this perquisite is important in retaining employees affected by the Tax Act.

Aircraft Usage.  One of the Company’s subsidiaries leases the fractional use of one aircraft and fractionally owns another. The Company determined that these aircraft were necessary primarily to facilitate directors attending Board meetings in Bermuda. During 2007, certain of the NEOs used these aircraft from time to time for business purposes. If the aircraft are used for personal reasons, the incremental cost for such use, not including fixed costs, shall be included in total perquisites for the NEO. During 2007, certain of our NEOs did use the aircraft for personal reasons. See “Summary Compensation Table” below for more information.

Retirement, Health and Welfare Benefits

The Company offers a variety of health and welfare programs to all eligible employees. The NEOs are generally eligible for the same benefit programs on the same basis as the rest of the Company’s employees. The health and welfare programs are intended to protect employees against catastrophic loss and include medical, pharmacy, dental, vision, life insurance, accidental death and disability, and short- and long-term disability. The Company provides full-time employees with these benefits at no cost to the employee. We offer a qualified 401(k) savings and retirement plan for our employees who are U.S. citizens (wherever they may be located) and similar plans for our other employees. All Company employees, including the NEOs, are generally eligible for these plans. The Company contributes to such employees’ accounts as well.

We have established the Allied World Assurance Company (U.S.) Inc. Supplemental Executive Retirement Plan (the “SERP”), effective as of January 1, 2005, for certain of our employees who are U.S. citizens (generally assistant vice presidents and up) wherever they may be located. Each of our NEOs participates in the SERP. Under the SERP, the Company or its subsidiaries will make a contribution equal to 10% of a participant’s annual salary, and participants may voluntarily contribute up to 25% of their annual salary (for these purposes annual salary is currently capped at $200,000). Participant contributions to the SERP vest immediately. There is a five-year cumulative vesting period for all Company contributions so that upon completion of five years of service, a participant will be 100% vested in all prior and future contributions made on his or her behalf by the Company or its subsidiaries. The Company contributions shall also fully vest upon a participant’s retiring after attaining the age of 65. Executives may defer receipt of part or all of their cash compensation under the SERP. The program allows U.S. officers to save for retirement in a tax-effective way at minimal cost to the Company. The investment alternatives under the SERP are the same choices available to all participants under the 401(k) plan, and the NEOs do not receive preferential treatment on their investments. The Company believes that contributing to a participant’s retirement and having a five-year cumulative vesting for the Company’s contributions on behalf of a participant attracts senior officers who want to remain with the Company for the long term and help it achieve its business objectives.

Stock Ownership Policy

In order to promote equity ownership and further align the interests of management with our shareholders, in 2007 the Board adopted a stock ownership policy for senior employees. Under this policy, all of our employees with titles of vice president and above are expected to own within five years after his or her joining us or after a promotion, equity interests in the Company, expressed as a multiple of base salary as follows:

Multiple of
Title	Base Salary

Chief Executive Officer	5 times
Executive Vice President, Senior Vice President or Presidents	2 times
Vice President	1 time

Under the Company’s Policy Regarding Insider Trading for all Directors, Officers and Employees and its Code of Conduct and Business Ethics, employees are prohibited from engaging in speculative or “in and out” trading in securities of the Company. In addition, the Company also prohibits hedging and derivative transactions in its securities (other than transactions in the Company’s employee stock options). These transactions are characterized by short sales, buying or selling publicly traded options, swaps, collars or similar derivative transactions.

Employment Agreements/Severance Arrangements

The Company has entered into employment agreements with each of Messrs. Carmilani, Dupont and Grossack and Ms. Dillard — the four NEOs who reside in Bermuda. Apart from name, title, base salary and housing allowance, the employment agreements of these NEOs are identical to each other as well as to other senior officers. The Company believes that entering into these employment agreements supports its compensation objectives of attracting and retaining talented and highly-skilled employees and remaining competitive with other insurance and reinsurance companies in Bermuda that offer similar benefits.

Generally, these employment agreements provide each NEO with two years’ base salary and annual bonus, among other things, should he or she be terminated by the Company without cause or should he or she terminate the employment agreement with good reason. Should an NEO’s employment be terminated for these reasons, in order to receive this payout they are subject to two year non-compete and non-solicitation provisions, which serve to protect the Company and its business objectives.

The two-year period for base salary and annual bonus increases to three should such termination occur within 12 months of a change in control. The Company believes that the change in control provisions are appropriate for certain of the NEOs to further align their interests and shareholders’ interests when considering corporate transactions that may be in the best interests of the shareholders without causing undue concern over whether the transaction may jeopardize the NEO’s own employment.

In addition, all equity-based awards shall fully vest immediately prior to such change in control, regardless of whether or not the NEO is terminated. The Board approved the acceleration of vesting of equity awards in the event of a change in control to permit the NEOs to participate in the transaction in the same manner that all other shareholders will be participating, without being exposed to continuing vesting risk. As the full vesting of equity awards does not occur until immediately prior to the change in control, the acceleration provision also has a retention element in that it helps to ensure that the NEOs will remain with the Company through the entire transaction process. The increase in the Severance Multiplier (from two to three) upon a qualified termination within 12 months of a change in control also provides a greater incentive for the NEO to remain with the Company through the change in control regardless of potential redundancies in executive personnel. Please see “— Narrative Disclosure Regarding Equity Plans and Employment Agreements — Employment Agreements” for more information.

Summary Compensation Table

The following table provides information concerning the compensation for services in all capacities earned by the NEOs for fiscal years 2007 and 2006.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
			Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)

Scott A. Carmilani(1)	2007	$900,000	$2,804,225	$78,965	$1,350,000	$447,117	$5,580,307
President, Chief Executive Officer and Chairman of the Board	2006	$550,000	$1,457,120	$209,105	$900,000	$418,633	$3,534,858
Joan H. Dillard	2007	$320,000	$1,102,419	$100,589	$360,000	$253,472	$2,136,480
Senior Vice President and Chief Financial Officer	2006	$300,000	$325,117	$100,589	$330,000	$238,333	$1,294,039
Wesley D. Dupont	2007	$276,500	$833,637	$75,442	$210,000	$298,100	$1,693,679
Senior Vice President, General Counsel and Secretary	2006	$265,000	$303,518	$75,442	$155,000	$279,702	$1,078,662
Marshall J. Grossack(6)	2007	$275,000	$541,806	$29,044	$205,000	$291,859	$1,342,709
Senior Vice President — Chief Corporate Actuary
Richard E. Jodoin	2007	$315,000	$749,117	$13,246	$235,000	$34,580	$1,346,943
President, Allied World Assurance Company (U.S.) Inc. and Allied World National Assurance Company	2006	$300,000	$322,481	$58,385	$225,000	$37,075	$942,941

(1)	Mr. Carmilani receives no additional compensation for serving as one of our directors.

(2)	The amounts shown in the “Stock Awards” column equal the dollar amount recognized by us during the applicable year as compensation expense for financial statement reporting purposes as a result of RSU and LTIP awards made in such year and in prior years in accordance with FAS 123(R). Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSUs and LTIP awards issued in 2007 and in 2006 subsequent to the IPO, the fair value has been calculated using the closing price of the Company’s Common Shares on the date of grant. For RSUs issued prior to the IPO, the incremental fair value as a result of the IPO and modification of the plans has been calculated using the difference between the IPO price of $34.00 per share and the book value immediately prior to the IPO. For additional information on the calculation of the compensation expense, please refer to note 9(b) and (c) of the Company’s consolidated financial statements contained in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the NEOs. For more information on RSU and performance-based awards under our LTIP made to the NEOs during 2007, please see the “Grants of Plan-Based Awards” table below.

(3)	The amounts shown in the “Option Awards” column equal the dollar amount recognized by us during the applicable year as compensation expense for financial reporting purposes as a result of options granted in such year in accordance with FAS 123(R). Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For all stock option awards issued, the fair value has been calculated by using the Black-Scholes option-pricing model. For additional information on the calculation of the compensation expense including the valuation assumptions used within the option-pricing model, please refer to note 9(a) of the Company’s consolidated financial statements contained in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be recognized by the NEOs. For more information on option grants made to the NEOs during 2007, please see the “Grants of Plan-Based Awards” table below.

(4)	The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent cash bonuses earned under our 2007 and 2006 cash bonus plans and were paid in February 2008 and 2007, respectively. For a description of our annual cash bonus plan, see “— Compensation Discussion and Analysis — Cash Compensation — Annual Cash Bonus.”

(5)	The amounts shown in the “All Other Compensation” column are attributable to perquisites and other personal benefits or compensation not reported elsewhere in the Summary Compensation Table. The table below shows certain components of the “All Other Compensation” column.

		401(k)/	SERP		Tax	Aggregate ‘‘All
		Company	Company		‘‘Gross-	Other
Name	Year	Contributions	Contributions	Perquisites(a)	Ups”(b)	Compensation”

Scott A. Carmilani	2007	$11,250	$20,000	$321,282	$94,585	$447,117
Joan H. Dillard	2007	$11,250	$20,000	$181,353	$40,869	$253,472
Wesley D. Dupont	2007	$11,250	$20,000	$211,995	$54,855	$298,100
Marshall J. Grossack	2007	$11,250	$20,000	$204,231	$56,378	$291,859
Richard E. Jodoin	2007	$11,250	$20,000	$3,330	—	$34,580

(a)	Perquisites in 2007 for the NEOs include reimbursements for amounts for certain home leave travel expenses, housing allowances, utilities, club dues, life insurance premiums, tax preparation, parking, storage expenses, company-leased or fractionally-owned airplane usage and cost of living allowances. Not all of these perquisites are applicable to all of our NEOs. For 2007, Mr. Carmilani received a housing allowance of $192,000 and a cost of living allowance of $63,171; Ms. Dillard received a housing allowance of $98,600 and a cost of living allowance of $59,548; Mr. Dupont received a housing allowance of $119,100 and a cost of living allowance of $63,178; and Mr. Grossack received a housing allowance of $120,000 and a cost of living allowance of $63,178. We lease the fractional use of one aircraft and fractionally own another. We also lease aircraft outside of this arrangement on an “as needed” basis. The incremental cost of the personal use of these aircraft is based on the variable operating costs to us, including fuel costs, mileage, trip-related maintenance, federal excise tax, landing/ramp fees and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as the lease and ownership costs and the cost of maintenance not related to trips, are excluded. During 2007, Mr. Carmilani used the aircraft on three occasions for personal use, the incremental cost of which was $42,307. The incremental costs of such uses are included in the aggregate amount of perquisites he received in 2007. For more information on personal benefits and perquisites, please see “— Compensation Discussion and Analysis — Benefits and Perquisites.”

(b)	We agreed to “gross-up” our employees residing in Bermuda who are U.S. taxpayers for additional tax obligations incurred in 2007 as a result of the Tax Act. The amounts provided in the table above for Tax Gross-Ups are estimates based on advice from an independent tax advisor and our current understanding of the Tax Act. The application of the Tax Act to the applicable NEOs has not been finalized and the “gross-up” amounts provided above are subject to revision. For more information on personal benefits and perquisites, please see “— Compensation Discussion and Analysis — Benefits and Perquisites.”

(6)	Mr. Grossack was not one of our NEOs in 2006 and, in accordance with SEC requirements, compensation information is being provided for him only for 2007.

Grants of Plan-Based Awards

The following table provides information concerning grants of share-based awards made to our NEOs in fiscal year 2007.

								All		All
								Other		Other		Grant
								Stock		Option	Exercise	Date Fair
								Awards:		Awards:	or Base	Value of
								Number of		Number of	Price of	Stock
					Estimated Future Payouts Under			Shares of		Securities	Option	and
	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock or		Underlying	Awards	Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)		Options (#)	($/Sh)	Awards

Scott A. Carmilani	2/26/2007	$450,000	$900,000	—	—	—	—	—		—	—	—
	2/26/2007	—	—	—	25,000	50,000	75,000	—		—	—	$3,255,000
	2/28/2007	—	—	—	—	—	—	12,000	(3)	—	—	$500,280
Joan H. Dillard	2/26/2007	$120,000	$240,000	—	—	—	—	—		—	—	—
	2/26/2007	—	—	—	15,000	30,000	45,000	—		—	—	$1,953,000
	2/28/2007	—	—	—	—	—	—	5,000	(3)	—	—	$208,450
Wesley D. Dupont	2/26/2007	$69,125	$138,250	—	—	—	—	—		—	—	—
	2/26/2007	—	—	—	8,750	17,500	26,250	—		—	—	$1,139,250
	2/28/2007	—	—	—	—	—	—	3,000	(3)	—	—	$125,070
Marshall J. Grossack	2/26/2007	$68,750	$137,500	—	—	—	—	—		—	—	—
	2/26/2007	—	—	—	8,750	17,500	26,250	—		—	—	$1,139,250
	2/28/2007	—	—	—	—	—	—	3,000	(3)	—	—	$125,070
Richard E. Jodoin	2/26/2007	$78,750	$157,500	—	—	—	—	—		—	—	—
	2/26/2007	—	—	—	7,500	15,000	22,500	—		—	—	$976,500
	2/28/2007	—	—	—	—	—	—	4,000	(3)	—	—	$166,760

(1)	The Company’s 2007 cash bonus plan provided for funding of the pool based on target EBIT goals. The NEOs are eligible for annual cash bonuses as a percentage of their base salaries. For more information on the target EBIT goals and percentages, see “— Compensation Discussion and Analysis — Cash Compensation — Annual Cash Bonus.”

The amounts provided in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns above assume that the same percentage of funding of the annual cash bonus pool will be applied to each NEO.

Threshold. The amounts provided in the applicable “threshold” column above assume that the annual cash bonus pool will be 50% funded and that each NEO will receive 50% of the target cash bonus that he or she is eligible to receive. Accordingly, we have reduced by 50% the amount each NEO would be eligible to receive based on his or her target bonus as a percentage of base salary, as reflected below in the “adjusted bonus” column below.

	Bonus Target as a	Adjusted Bonus Target as
	Percentage of	a Percentage of
Name	Base Salary	Base Salary

Scott A. Carmilani	100%	50.0%
Joan H. Dillard	75%	37.5%
Wesley D. Dupont	50%	25.0%
Marshall J. Grossack	50%	25.0%
Richard E. Jodoin	50%	25.0%

The amounts provided in the applicable “threshold” column above indicates the dollar amount calculated by multiplying the “adjusted bonus target as a percentage of base salary” (as set forth in the table in this footnote) by the NEO’s base salary.

Target. The amounts provided in the applicable “target” column above assume that the annual cash bonus pool will be 100% funded and that each NEO will receive the full amount of the cash bonus that he or she is eligible to receive. The dollar amount for each NEO is calculated by multiplying the “bonus target as a percentage of base salary” (as set forth in the table in this footnote) by the NEO’s base salary.

Maximum. Individual bonuses under the 2007 cash bonus plan are not capped or subject to any maximums. Accordingly, no information appears in the applicable column above.

(2)	The vesting of performance-based awards under the LTIP is currently based on “average per annum adjusted book value” growth, which is described in greater detail in “— Compensation Discussion and Analysis — Equity Compensation — LTIP Awards.” The vested share amounts disclosed in the applicable “threshold,” “target” and “maximum” columns of the “Estimated Future Payouts Under Equity Incentive Plan Awards” heading assume an average per annum growth in adjusted book value of 9%, 12% and 15%, respectively. Each of the performance-based awards made under the LTIP had a grant date fair value equal to the closing price of the Common Shares on February 26, 2007 ($43.40). In calculating the grant date value, it was assumed that the maximum performance target regarding such awards will be attained, and accordingly, the grant date value has been increased to 150% of the value based on the target performance-based awards issued.

(3)	Represents each NEO’s annual grant of RSUs on February 28, 2007. In accordance with FAS 123(R), the grant date fair value included in the table reflects the closing price of the Common Shares on such date ($41.69) multiplied by the number of RSUs granted to the NEO.

Narrative Disclosure Regarding Equity Plans and Employment Agreements

Stock Option Plan

The following description of the Stock Option Plan does not include any of the proposed changes to this plan as set forth in the Company’s Second Amended and Restated 2001 Employee Stock Option Plan, which is attached as Appendix A to this Proxy Statement and which is also described under the proposal “Approval of the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan” elsewhere in this Proxy Statement. We implemented the Stock Option Plan, under which up to 2,000,000 Common Shares may be issued, subject to adjustment as described below. Of that amount, 590,656 Common Shares remained available for issuance as of December 31, 2007. During 2007, the Company granted stock options to purchase 261,650 Common Shares under the Stock Option Plan. These stock options are exercisable in certain limited conditions, expire after ten years and generally vest pro rata over four years from the date of grant. Awards may be made to any of our directors, officers, employees (including prospective employees), consultants and other individuals who perform services for us, as determined by the Compensation Committee in its discretion. The Compensation Committee may grant non-qualified stock options to purchase Common Shares (at the price set forth in the award agreement, but in no event less than 100% of the fair market value of the Common Shares on the date of grant) subject to the terms and conditions as it may determine. While the Board retains the right to terminate the Stock Option Plan at any time, in any case the Stock Option Plan will terminate on the tenth anniversary of the approval of its amendment and restatement.

The shares subject to the Stock Option Plan are authorized but unissued Common Shares. If any award is forfeited or is otherwise terminated or canceled without the delivery of Common Shares, if Common Shares are surrendered or withheld from any award to satisfy a grantee’s income tax or other withholding obligations or if Common Shares owned by a grantee are tendered to pay the exercise price of stock option awards, then such shares will again become available under the Stock Option Plan. Generally, the maximum number of Common Shares with respect to which options may be granted to an individual grantee in any one year is 16,667 (subject to the adjustment described below) and any one grantee may not be granted options, in the aggregate, relating to more than 9% of the Common Shares authorized for issuance under the Stock Option Plan. Our Compensation Committee has the authority to adjust the terms of any outstanding awards and the number of Common Shares issuable under the Stock Option Plan for any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Shares, or any other event that the Compensation Committee determines affects our capitalization, other than regular cash dividends. In the event of a merger, amalgamation, consolidation, reorganization, liquidation or sale of a majority of the Company’s securities, the Compensation Committee will have the discretion to provide, as an alternative to the adjustment described above, for the accelerated vesting of options prior to such an event or the cancellation of options in exchange for a payment based on the per-share consideration being paid in connection with the event.

Stock Incentive Plan

The following description of the Stock Incentive Plan does not include any proposed changes to this plan as set forth in the Company’s Second Amended and Restated 2004 Stock Incentive Plan, which is attached as Appendix B to this Proxy Statement and which is also described under the proposal “Approval of the Allied World Assurance

Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan” elsewhere in this Proxy Statement. We implemented the Stock Incentive Plan, under which up to 2,000,000 Common Shares may be issued, subject to adjustment as described below. Of that amount, 1,141,393 Common Shares remained available for issuance as of December 31, 2007. During 2007, the Company granted 196,158 RSUs under the Stock Incentive Plan. The Stock Incentive Plan provides for awards of restricted stock, RSUs, dividend equivalent rights and other equity-based or equity-related awards. We will not grant stock options pursuant to the plan. Awards under the Stock Incentive Plan may be made to any of our directors, officers, employees (including prospective employees), consultants and other individuals who perform services for us, as determined by the Compensation Committee in its discretion. Only RSUs have been granted under the Stock Incentive Plan and these RSUs generally vest in the fourth or fifth year from the original grant date, or pro rata over four years from the date of grant. For additional information regarding RSUs granted under the Stock Incentive Plan, see “— Compensation Discussion and Analysis — Equity Compensation — RSU Awards.” While the Board retains the right to terminate the Stock Incentive Plan at any time, the plan will automatically terminate on May 27, 2014.

The shares subject to the Stock Incentive Plan may be either authorized but unissued Common Shares or Common Shares previously issued and reacquired by the Company. If any award expires, terminates or otherwise lapses, in whole or in part, any Common Shares subject to such award will again become available for issuance under the Stock Incentive Plan. Generally, the maximum number of Common Shares with respect to which awards may be granted to an individual grantee in any one year is 16,667 and any one grantee may not be granted stock appreciation rights with respect to more than 16,667 Common Shares in any calendar year. Our Compensation Committee has the authority to adjust the terms of any outstanding awards as it deems appropriate and the number of Common Shares issuable under the Stock Incentive Plan for any increase or decrease in the number of issued Common Shares resulting from a stock split, stock dividend, recapitalization, combination or exchange of the Common Shares, merger, amalgamation, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or Common Shares. In the event of a merger, amalgamation, consolidation, reorganization, liquidation or a sale of a majority of the Company’s securities, the Compensation Committee will have the discretion to provide, as an alternative to the adjustment described above, for the accelerated vesting of awards prior to such an event or the cancellation of awards in exchange for a payment based on the per-share consideration being paid in connection with the event.

Long-Term Incentive Plan

On May 22, 2006, the Board adopted the Long-Term Incentive Plan. On November 7, 2007, the Board adopted the Amended and Restated Long-Term Incentive Plan to make certain changes necessary to comply with Section 409A of the Code. Under the LTIP, up to 2,000,000 Common Shares may be issued pursuant to the terms of the plan. Of that amount, 1,379,166 Common Shares remained available for issuance as of December 31, 2007. Participation in the LTIP is limited to employees who are selected by the Compensation Committee. During 2007, the Company granted 392,500 performance-based equity awards under the LTIP. See “— Compensation Discussion and Analysis — Equity Compensation — LTIP Awards” for more information about the performance-based awards made under the LTIP.

The LTIP provides for grants of long-term incentive awards that are earned based upon the achievement of applicable performance conditions over a three consecutive fiscal-year period. Performance conditions are selected by the Compensation Committee or the Board prior to the commencement of an applicable performance period from a list of permissible financial metrics, including (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) return on investment; (viii) stock price; (ix) improvements in capital structure; (x) revenue or sales; and (xi) total return to shareholders. Awards are expressed as a target amount representing the number of shares to be issued upon 100% achievement of applicable performance conditions, with the actual number of shares delivered ranging from 0% to 150% of the target amount based on the level of actual achievement of applicable performance conditions.

The shares subject to the LTIP shall be authorized but unissued Common Shares. If any award expires or is canceled, forfeited or otherwise terminated, any Common Shares subject to such award will again become available for issuance under the LTIP. The Compensation Committee has the authority to adjust the terms of any outstanding awards, as it deems appropriate, and the number of Common Shares issuable under awards for any increase or decrease in the number of issued Common Shares resulting from a stock split, stock dividend, recapitalization, combination or exchange of the Common Shares, merger, consolidation or reorganization, or any other change in the capital structure or Common Shares.

Equity Compensation Plan Information

The following table presents information concerning our equity compensation plans as of December 31, 2007.

			Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights(1)	Warrants and Rights	Reflected in the First Column)

Equity compensation plans approved by shareholders	1,223,875	$31.03	1,732,049(2)
Equity compensation plans not approved by shareholders(3)	—	—	1,379,166

Total	1,223,875	$31.03	3,111,215

(1)	Represents stock options granted under the Stock Option Plan, which have a weighted average remaining contractual life of 6.65 years.

(2)	Includes 590,656 Common Shares available for issuance pursuant to stock options granted under the Stock Option Plan, with the remaining Common Shares available for issuance pursuant to RSUs awarded under the Stock Incentive Plan.

(3)	Represents Common Shares available for issuance under the LTIP.

Employment Agreements

Effective as of November 1, 2006, the Company entered into employment agreements with Messrs. Carmilani and Dupont and Ms. Dillard. Effective as of December 1, 2006, the Company entered into an employment agreement with Mr. Grossack. Mr. Jodoin does not have an employment agreement. Apart from name, title, base salary and housing allowance, the employment agreements for Messrs. Carmilani, Dupont, Grossack and Ms. Dillard are identical. Under their respective employment agreements, each NEO receives an enumerated base salary that may be increased only upon approval of the Board. In addition, each NEO is eligible for a discretionary annual cash bonus.

The employment agreements provide for a cost of living allowance in addition to base salary, financial and tax planning, expense reimbursement for housing, club membership fees for a club in Bermuda and other business expenses, subject to applicable limits set forth in each employment agreement and the policies of the Company as approved from time to time by the Board. As discussed above under “— Compensation Discussion and Analysis — Benefits and Perquisites,” these types of perquisites are standard in the compensation packages of executives among the Company’s Bermuda Peer Group and other Bermuda companies.

Under the employment agreements, during the term of employment and ending on the 24-month anniversary following any termination of employment, the NEO is subject to a non-interference covenant. Generally, the non-interference covenant prevents the NEO from soliciting or hiring employees or other service providers of the Company or its subsidiaries and from inducing any customer, supplier, licensee or other business relation of the Company or its subsidiaries to cease doing business, or reduce the amount of business conducted, with the Company or its subsidiaries, or in any other manner interfering with the Company’s or its subsidiaries’ relationship with these parties. During the term of employment and ending following the Non-Compete Period (as defined below), the NEO is subject to a non-competition covenant. Generally, the non-competition covenant prevents the NEO from engaging in activities that are competitive with the business of the Company or its subsidiaries in certain jurisdictions. Each employment agreement also contains standard confidentiality and assignment of inventions provisions. In addition, each employment agreement provides that the Company shall generally indemnify the NEO to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

The “Non-Compete Period” means the period commencing on the date of the employment agreement and (i) in the case of the NEO’s termination of employment by the Company with cause, ending on the date of such termination; (ii) in the case of a NEO’s termination of employment by the Company without cause or by the NEO for good reason, ending on the 24-month anniversary of the date of such termination; and (iii) in the case of a NEO’s termination of employment by the NEO without good reason or as a result of a disability, ending on the date of such termination; provided, however, in the case of clause (iii) above, the Company may elect to extend the Non-Compete Period up to an additional 12 months following the date of such termination, during which period the Company will be required to continue to pay the NEO his or her base salary and provide coverage under the Company’s health and insurance plans (or the economic equivalent of such coverage, including its cash value).

Each employment agreement terminates upon the earliest to occur of (i) the NEO’s death, (ii) a termination by reason of a disability, (iii) a termination by the Company with or without cause and (iv) a termination by the NEO with or without good reason. Upon any termination of the NEO’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by the NEO, the NEO will resign from any and all directorships, committee memberships or any other positions the NEO holds with the Company or any of its subsidiaries.

Upon termination of the NEO’s employment with the Company for any reason, including a termination by the Company with cause or by the NEO without good reason, the NEO will be entitled to all prior accrued obligations. Upon termination of the NEO’s employment due to his or her death or disability, the NEO (or his or her estate or beneficiaries), in addition to all prior accrued obligations, will be entitled to any (i) unpaid annual bonus in respect to any completed fiscal year prior to such termination, (ii) a pro rata annual bonus if such termination occurs during a fiscal year and (iii) vesting, as of the date of termination, in the number of equity-based awards that otherwise would have vested during the one-year period immediately following such termination.

Upon termination of the NEO’s employment by the Company without cause or by the NEO with good reason, in addition to any prior accrued obligations and unpaid annual bonus, the NEO will receive (i) an amount equal to the Severance Multiplier (as defined below) multiplied by the sum of the NEO’s base salary and annual bonus to be paid in substantially equal monthly installments over the period beginning on the termination date and ending one day prior to two and one-half months following the end of the Company’s fiscal year in which such termination occurs, (ii) continuation of coverage under the Company’s health and insurance plans (or the economic equivalent of such coverage, including its cash value) for a period of years equal to the Severance Multiplier and (iii) vesting, as of the date of termination, in the number of equity-based awards that otherwise would have vested during the two-year period immediately following such termination. The “Severance Multiplier” will equal two; provided, however, if the NEO’s termination occurs within the 12-month period following a change in control, the Severance Multiplier will equal three. The Company may require the NEO to execute a general release prior to payment of any amount or provision of any benefit as a result of termination of employment by the Company without cause or by the NEO for good reason. In addition, upon the occurrence of a change in control, all equity-based awards received by the NEO will fully vest immediately prior to such change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying awards for each NEO at December 31, 2007.

	Option Awards				Stock Awards
								Equity Incentive		Equity Incentive Plan
	Number of	Number of					Market Value	Plan Awards:		Awards: Market or
	Securities	Securities			Number of		of Shares	Number of		Payout Value of
	Underlying	Underlying			Shares or		or Units of	Unearned Shares,		Unearned Shares,
	Unexercised	Unexercised	Option	Option	Units of Stock		Stock That Have	Units, or Other		Units, or Other
	Options (#)	Options (#)	Exercise	Expiration	That Have		Not Vested	Rights That Have		Rights That Have
Name	Exercisable	Unexercisable	Price(1)($)	Date	Not Vested (#)		($)(8)	Not Vested (#)(8)		Not Vested ($)(8)

Scott A. Carmilani	61,667	—	$24.27	11/21/2011	16,667	(2)	$836,183	60,000	(9)	$3,010,200
	13,333	—	$23.61	01/02/2013	8,333	(3)	$418,067	50,000	(10)	$2,508,500
	13,333	—	$29.52	12/31/2013	50,000	(4)	$2,508,500	—		—
	10,000	10,000	$32.70	01/03/2015	12,000	(5)	$602,040	—		—
Joan H. Dillard	16,666	16,667	$28.32	12/01/2015	1,667	(6)	$83,633	13,333	(9)	$668,917
	—	—	—	—	20,000	(4)	$1,003,400	30,000	(10)	$1,505,100
	—	—	—	—	5,000	(5)	$250,850	—		—
Wesley D. Dupont	12,500	12,500	$28.32	12/01/2015	1,667	(6)	$83,633	10,000	(9)	$501,700
	—	—	—	—	30,000	(4)	$1,505,100	17,500	(10)	$877,975
	—	—	—	—	3,000	(5)	$150,510	—		—
Marshall J. Grossack	3,750	1,250	$31.77	07/01/2014	833	(3)	$41,792	17,500	(10)	$877,975
	1,666	1,667	$32.70	01/03/2015	1,251	(7)	$62,763	—		—
	833	2,500	$28.32	01/03/2016	15,000	(4)	$752,550	—		—
	—	—	—	—	3,000	(5)	$150,510	—		—
Richard E. Jodoin	22,500	—	$24.27	11/21/2011	1,667	(2)	$83,633	13,333	(9)	$668,917
	1,667	—	$23.61	01/02/2013	1,667	(3)	$83,633	15,000	(10)	$752,550
	2,500	—	$29.52	12/31/2013	17,500	(4)	$877,975	—		—
	1,250	1,250	$32.70	01/03/2015	4,000	(5)	$200,680	—		—

(1)	The table below shows the vesting dates of each stock option:

Stock Option
Exercise Price	Vesting Dates

$24.27	Fully vested
$23.61	Fully vested
$29.52	Fully vested
$32.70	Pro rata on January 3, 2008 and 2009
$28.32	Pro rata on December 1, 2008 and 2009 (Pro rata on January 3, 2008, 2009 and 2010 for Mr. Grossack only)
$31.77	July 1, 2008

(2)	These RSUs vest on May 27, 2008.

(3)	These RSUs vest on January 3, 2009.

(4)	These RSUs vest as follows: 50% on July 11, 2010 and 50% on July 11, 2011.

(5)	These RSUs vest pro rata on February 28, 2008, 2009, 2010 and 2011.

(6)	These RSUs vest pro rata on December 1, 2008 and 2009.

(7)	These RSUs vest pro rata on January 3, 2008, 2009 and 2010.

(8)	Assumes a price of $50.17 per Common Share, the closing price as of December 31, 2007.

(9)	These performance-based equity awards, or LTIP Awards, are not eligible to vest until after December 31, 2008. These performance-based awards vest upon the achievement of established performance criteria during an applicable three-year period. The share amounts reflected in the table above represent the target performance goals. For additional information regarding LTIP Awards, see “— Compensation Discussion and Analysis — Equity Compensation.”

(10)	These performance-based equity awards, or LTIP awards, are not eligible to vest until after December 31, 2009. These performance-based awards vest upon the achievement of established performance criteria during an applicable three-year period. The share amounts reflected in the table above represent the target performance goals. For additional information regarding LTIP Awards, see “— Compensation Discussion and Analysis — Equity Compensation.”

Option Exercises and Stock Vested

The following table summarizes information underlying each exercise of stock options or vesting of RSUs for each NEO in 2007.

	Option Awards			Stock Awards
	Number of Shares	Value		Number of Shares	Value
	Acquired on	Realized on		Acquired on	Realized on
Name	Exercise (#)	Exercise ($)		Vesting (#)	Vesting ($)

Scott A. Carmilani	5,000	$111,650	(1)	—	—
Joan H. Dillard	—	—		833	$38,551	(2)
Wesley D. Dupont	—	—		833	$38,551	(2)
Marshall J. Grossack	—	—		416	$18,096	(3)
Richard E. Jodoin	27,500	$526,625	(4)	—	—

(1)	Assumes a price of $46.60 per Common Share, the closing price on November 5, 2007, the date of exercise.

(2)	Assumes a price of $46.28 per Common Share, the closing price on November 30, 2007, the last trading date before vesting.

(3)	Assumes a price of $43.50 per Common Share, the closing price on January 3, 2007, the vesting date.

(4)	Assumes a price of $43.42 per Common Share, the closing price on February 9, 2007, the date of exercise.

Non-Qualified Deferred Compensation

The following table summarizes information regarding each NEO’s participation in the SERP in 2007.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)(1)	($)(2)	($)(3)	($)	($)

Scott A. Carmilani	$50,000	$20,000	$5,300	—	$241,991
Joan H. Dillard	$48,000	$20,000	$1,192	—	$116,272
Wesley D. Dupont	—	$20,000	$235	—	$41,112
Marshall J. Grossack	—	$20,000	$7,172	—	$85,401
Richard E. Jodoin	—	$20,000	$11,502	—	$129,070

(1)	Reflects amount of base salary deferred by the NEO under the SERP in 2007.

(2)	Reflects amounts contributed by us on behalf of the NEO. All amounts that we contributed on behalf of the NEO have been reported in the Summary Compensation Table.

(3)	Represents capital gains and dividends on and earnings from the investments made in one or more mutual funds selected by the NEO, less any losses incurred from one or more selected mutual funds during 2007.

Provisions of the SERP.  Under the SERP, we will make a contribution equal to 10% of the NEO’s annual salary and the NEO may voluntarily contribute up to 25% of his or her annual salary (for these purposes annual salary is currently capped at $200,000). NEO contributions to the SERP vest immediately. There is a five-year cumulative vesting period for all contributions we make on behalf of the NEO, so that upon completion of five years of service, an NEO will be 100% vested in all prior and future contributions made on his or her behalf. Contributions we make on behalf of the NEO shall also fully vest upon an NEO retiring after attaining the age of 65, the termination of employment on account of the NEO’s death or disability, the termination of the SERP or a change in control of the Company. These events are deemed distribution events under the SERP, and all contributions made on behalf of the NEO may be distributed to him or her upon the occurrence of any such event. The SERP complies with Section 409(A) of the Code.

Investment Alternatives Under the SERP.  Under the SERP, each NEO has the option to select a variety of mutual funds that are used to determine the additional amounts to be credited to his or her account. These mutual funds are the same as those offered under our 401(k) plan. Each NEO is permitted to change, on a monthly basis, the mutual funds to be used to determine the additional amounts to be credited to his or her account.

Payouts and Withdrawals.  Each NEO may elect to receive at retirement amounts deferred and contributions credited to his account in either a lump sum or in annual installments over a period of up to ten years. For more information regarding the SERP, please see “— Compensation Discussion and Analysis — Retirement, Health and Welfare Benefits.”

Potential Payments Upon a Termination or Change in Control

The table below reflects the amount of compensation and benefits payable to each NEO in the event of (i) a termination by the NEO without good reason (a “voluntary termination”), (ii) a termination without cause or with good reason (“involuntary termination”), (iii) a change in control, (iv) a termination due to death and (v) a termination due to disability. The amounts shown assume that the applicable triggering event occurred on December 31, 2007, and therefore are estimates of the amounts that would be paid to the applicable NEO upon the occurrence of such triggering event, assuming a price of $50.17 per Common Share, the closing price as of December 31, 2007.

		Voluntary	Involuntary	Change in
Name	Type of Payment	Termination(1)	Termination(2)	Control(3)	Death(4)	Disability(5)

Scott A. Carmilani	Cash Severance:	$900,000	$3,600,000	$5,400,000	$900,000	$1,800,000
	Continued Benefits:	$16,995	$33,990	$50,985	$700,000	$16,995
	Equity Acceleration:	$—	$7,248,607	$10,058,190	$8,176,815	$4,798,718

	TOTAL:	$916,995	$10,882,597	$15,509,175	$9,776,815	$6,615,713

Joan H. Dillard	Cash Severance:	$320,000	$1,300,000	$1,950,000	$330,000	$650,000
	Continued Benefits:	$12,915	$25,830	$38,745	$640,000	$12,915
	Equity Acceleration:	$—	$2,747,249	$3,876,074	$2,747,249	$1,513,870

	TOTAL:	$332,915	$4,073,079	$5,864,819	$3,717,249	$2,176,785

Wesley D. Dupont	Cash Severance:	$276,500	$863,000	$1,294,500	$155,000	$431,500
	Continued Benefits:	$15,780	$31,560	$47,340	$500,000	$15,780
	Equity Acceleration:	$—	$1,811,638	$3,392,043	$2,733,561	$1,073,738

	TOTAL:	$292,280	$2,706,198	$4,733,883	$3,388,561	$1,521,018

Marshall J. Grossack	Cash Severance:	$275,000	$920,000	$1,380,000	$185,000	$460,000
	Continued Benefits:	$15,763	$31,526	$47,289	$500,000	$15,763
	Equity Acceleration:	$—	$1,146,259	$2,013,207	$1,354,726	$384,789

	TOTAL:	$290,763	$2,097,785	$3,440,496	$2,039,726	$860,552

Richard E. Jodoin	Cash Severance:	$—	$—	$—	$—	$—
	Continued Benefits:	$—	$—	$—	$500,000	$—
	Equity Acceleration:	$—	$—	$—	$1,790,381	$544,459

	TOTAL:	$—	$—	$—	$2,290,381	$544,459

(1)	Under the employment agreements by and between the Company and each NEO (other than Mr. Jodoin, who has no employment agreement), in the case of a termination of employment by the NEO without good reason, the NEO is entitled only to the prior accrued obligations. However, for purposes of precluding the NEO from joining an organization that competes with the Company, the Company may elect to extend a non-compete period for up to 12 months from the date employment is terminated by the NEO without good reason. The amounts included in the voluntary termination column above under “Cash Severance” represent the NEO’s 2007 base salary (the amount to which the NEO would be entitled for the non-compete period) and the amounts included under “Continued Benefits” represent participation in the Company’s health and insurance plans, based on current health and insurance premiums for the NEO projected over the applicable period, and such amounts assume that the Company has elected to extend the non-compete period for the full 12 months. Please see “— Narrative Disclosure Regarding Equity Plans and Employment Agreements — Employment Agreements” for more information on the employment agreements.

(2)	Under the employment agreements executed by and between the Company and each NEO, “involuntary” terminations consist of terminations of employment by the Company without cause and by the NEO with good reason. In such circumstances, the NEO is entitled to: (i) his or her base salary and the highest annual cash bonus paid or payable for the two immediately prior fiscal years multiplied by two, (ii) participation in the Company’s health and insurance plans (or the economic equivalent of such participation) for a period of two years from the date of such termination and (iii) vesting in the number of equity awards held by the NEO that otherwise would have vested during the two-year period from the date of such termination. The dollar value reflected under the Involuntary Termination column above for “Equity Acceleration” assumes all equity awards vested, were exercised and sold as of December 31, 2007.

(3)	Under the employment agreements executed by and between the Company and each NEO, upon the occurrence of a change in control of the Company all equity awards held by the NEO shall fully vest immediately prior to such change in control. If within 12 months of a change in control the NEO is terminated by the Company without cause or the NEO terminates his or her employment with good reason, the NEO is entitled to: (i) his or her base salary and the highest annual cash bonus paid or payable for the two immediately prior fiscal years multiplied by three and (ii) participation in the Company’s health and insurance plans (or the economic equivalent of such participation) for a period of three years from the date of such termination. The dollar value reflected under the Change in Control column above for “Equity Acceleration” assumes all equity awards vested, were exercised and sold as of December 31, 2007.

(4)	The amounts included under the Death column above for “Cash Severance” represent the highest cash bonus paid or payable for the two immediately prior fiscal years to which the NEO would be entitled under his or her employment agreement and which would be received by the NEO’s estate or beneficiary. Under the employment agreement, upon the NEO’s death, the NEO’s estate or beneficiary is also entitled to receive a pro rata annual bonus for that portion of the year that the NEO worked.

Each employee of the Company has life insurance paid by the Company for the benefit of his or her estate or beneficiaries. Assuming the death of each NEO as of December 31, 2007, the estate or beneficiaries of such NEO would be entitled to the amounts reflected under the Death column above for “Continued Benefits” for the NEOs.

Under the employment agreements, as of the date of the NEO’s death, his or her estate or beneficiaries would also be entitled to the number of equity awards held by the NEO that otherwise would have vested during the one-year period following such date. In addition, the Stock Option Plan and the Stock Incentive Plan provide for the accelerated vesting of all stock options and RSUs, respectively, held by the NEO in the event of his or her death. The LTIP provides for vesting on a proportional basis depending on the date of death in relation to the three-year performance period. If the NEO were to die in the first fiscal year of the three-year performance period, the NEO would be entitled to 25% of the award; in the second fiscal year of the three-year performance period, the NEO would be entitled to 50% of the award; and in the third fiscal year of the three-year performance period, the NEO would be entitled to 75% of the award. The dollar value reflected under the Death column above for “Equity Acceleration” assumes all equity awards vested, were exercised and sold as of December 31, 2007.

(5)	Under the employment agreements by and between the Company and each NEO, in the case of a termination of employment as a result of the NEO’s disability, the NEO is entitled to: (i) his or her highest annual cash bonus paid or payable for the two immediately prior fiscal years and (ii) the number of equity awards held by the NEO that otherwise would have vested during the one-year period following the date of disability. For purposes of precluding the NEO from joining an organization that competes with the Company, the Company may elect to extend a non-compete period for up to 12 months from the date the NEO’s employment is terminated as a result of a disability. The amounts included in the disability column above under “Cash Severance” represent the NEO’s 2007 base salary and the highest annual cash bonus paid or payable for the two immediately prior fiscal years and “Continued Benefits” represent participation in the Company’s health and insurance plans (or the economic equivalent of such participation) and assumes that the Company has elected to extend the Non-Compete Period for the full 12 months. The Company pays on behalf of our employees, including the NEOs, short-term and long-term disability insurance. Under this insurance, if the NEO (other than Mr. Jodoin) is considered disabled, he or she will be entitled to 100% of his or her base salary for the first 90 days after a disability and thereafter he or she will be entitled to 75% of his or her base salary up to a maximum of $15,000 per month until the age of 65. Mr. Jodoin will be entitled to $2,000 per week for the first 26 weeks after a disability and thereafter he will be entitled to $10,000 per month until the age of 65.

The Stock Option Plan provides for the accelerated vesting of all stock options held by the NEO in the event of his or her disability. Under the Stock Incentive Plan, there is no acceleration of vesting of the RSUs; however, the NEO would not forfeit his or her RSUs upon being disabled and the RSUs will vest according to the schedule established on the date of grant. The LTIP provides for vesting on a proportional basis depending on the date of disability in relation to the three-year performance period. If the NEO were to be disabled in the first year of the three-year performance period, the NEO would be entitled to 25% of the award; in the second fiscal year of the three-year performance period, the NEO would be entitled to 50% of the award; and in the third fiscal year of the three-year performance period, the NEO would be entitled to 75% of the award. The dollar value reflected under the Disability column above for “Equity Acceleration” assumes all equity awards vested, were exercised and sold as of December 31, 2007.

Under the employment agreements, if the NEO is terminated for cause, he or she is entitled only to the prior accrued obligations. Under the employment agreements, the NEO is subject to certain restrictive covenants, including non-compete, non-interference, confidentiality and assignment of inventions provisions. In the case where the NEO is terminated by the Company without cause or by the NEO with good reason, should the NEO breach these restrictive covenants, the payments and benefits described above (other than the vesting of equity awards) would cease immediately.

Under the RSU Award Agreement to the Stock Incentive Plan, each employee agrees that the Company may terminate the NEO’s right to any RSU he or she holds (whether or not vested) upon the occurrence of: (i) any event that constitutes cause; (ii) the NEO violating the non-solicitation provision set forth in the RSU Award Agreement; or (iii) the NEO interfering with a relationship between the Company and one of its clients.

Under the Stock Option Plan, a participant retiring after attaining the age of 65 is entitled to accelerated vesting of all stock options held by them. Under the Stock Incentive Plan, there is no acceleration of vesting of the RSUs; however, a participant would not forfeit his or her RSUs upon retirement after attaining the age of 65 and these RSUs will vest according to the schedule established on the date of grant. Under the employment agreements, there are no additional compensation provisions for retirement. None of our NEOs was 65 as of December 31, 2007. Accordingly, if any of our NEOs had retired as of December 31, 2007, he or she would not have been entitled to the acceleration of vesting of equity awards or any additional compensation.

In addition to the payments and benefits described above, upon the NEO’s retirement at or after age 65, termination of employment (other than with cause), change in control or death or disability of the NEO, the NEO (or his or her estate or beneficiaries) would be entitled to the distribution of the vested contributions we made to the SERP on his or her behalf. The NEO would also be entitled to receive his or her own contributions to the SERP.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers has a relationship with us or any other Company that the SEC defines as a compensation committee interlock or insider participation that should be disclosed to shareholders. Our Compensation Committee is comprised solely of independent directors.

Compensation Committee Report on Executive Compensation

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Mark R. Patterson (Chairman)
Bart Friedman
Scott Hunter

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee is comprised of Messrs. Scott Hunter (Chairman), James F. Duffy and Samuel J. Weinhoff, each of whom has been determined by the Board to be “independent” under the rules of the NYSE, Section 10A(m)(3) of the Exchange Act and Rule 10A-3 promulgated under the Exchange Act. The Board adopted an Audit Committee Charter, which is available on our website at www.awac.com under “Corporate Governance — Charters.”

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and policies, and its internal controls and procedures. The independent auditors are responsible for auditing the Company’s financial statements, reviewing the Company’s quarterly financial statements, annually auditing management’s assessment of the effectiveness of internal controls over financial reporting and other procedures. Members of the Audit Committee are entitled to rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. The independent auditors have access to the Audit Committee to discuss any matters they deem appropriate.

As set forth in the Audit Committee Charter, in the performance of its oversight function, the Audit Committee reviews and discusses the Company’s audited financial statements with management and the independent auditors. The Audit Committee also discusses with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally, the Audit Committee receives the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, considers whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors’ independence and discusses with the auditors the auditors’ independence.

Based upon the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 that was filed with the SEC.

Scott Hunter (Chairman)
James F. Duffy
Samuel J. Weinhoff

SHAREHOLDER COMMUNICATION

Shareholders and other interested parties may communicate directly with the Board by sending written notice to the Company’s General Counsel at the executive offices of the Company. The notice may specify whether the communication is directed to the entire Board, to a committee of the Board, to the non-management directors, to the presiding director of the non-management directors or to any other director. Except as provided below, if any written communication is received by the Company and addressed to the persons listed above (or addressed to the General Counsel of the Company with a request to be forwarded to the persons listed above), the General Counsel of the Company shall be responsible for promptly forwarding the correspondence to the appropriate persons. Obvious marketing materials or other general solicitations will not be forwarded. Directors will generally respond in writing, or cause the Company to respond, to bona fide shareholder and other interested party communications that express legitimate concerns or questions about us.

The Board does not have a formal policy regarding the attendance of directors at meetings of shareholders; however, it encourages all directors to attend the Annual General Meeting of Shareholders. Seven of the Company’s directors attended the Annual General Meeting in 2007.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL GENERAL MEETING

If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2009 Annual General Meeting or propose a nominee for the Board, please send such proposal to the Secretary, Allied World Assurance Company Holdings, Ltd, 27 Richmond Road, Pembroke HM 08, Bermuda. Under the rules of the SEC, proposals must be received by no later than November 21, 2008 to be eligible for inclusion in the 2009 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2009 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely if the Company is not notified in writing of such proposal between January 8, 2009 and February 7, 2009. In that case, the proxies solicited by the Board will confer discretionary authority on the persons named in the accompanying form of proxy to vote on that proposal as they see fit.

OTHER MATTERS

Your Board does not know of any matters that may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting and at any adjournment or postponement thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and shareholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and shareholders were complied with during the period such persons were subject to Section 16 of the Exchange Act.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual General Meeting to be held on Thursday, May 8, 2008. The Proxy Statement and Annual Report are available at http://www.awac.com/proxy.aspx.

For the date, time and location of the Annual General Meeting, please see “General Meeting Information.” For information on how to attend and vote in person at the Annual General Meeting, an identification of the matters to be voted upon at the Annual General Meeting and the Board’s recommendations regarding those matters, please also refer to “General Meeting Information.”

APPENDIX A

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

SECOND AMENDED AND RESTATED 2001 EMPLOYEE STOCK OPTION PLAN

1.  Purpose.  As of May 8, 2008 (the “Second Amendment and Restatement Effective Date”), the Allied World Assurance Company Holdings, Ltd Amended and Restated 2001 Employee Stock Option Plan was amended and restated and renamed the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan (the “Plan”). The purpose of the Plan is to advance the interest of Allied World Assurance Company Holdings, Ltd (“Allied World”) and its subsidiaries (collectively, the “Company”) by providing certain Key Persons (as defined below) with the opportunity to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company, as well as to attract people with training, experience and ability to the Company and its subsidiaries and affiliates.

2.  Definitions of Certain Terms.

(i) “Award” means a stock option granted pursuant to the Plan, including Prior Grants. Stock options granted under the Plan are not intended to qualify as “incentive stock options” meeting the requirements of Section 422 of the Code.

(ii) “Award Agreement” means the written document by which each Award is evidenced.

(iii) “Board” means the Board of Directors of Allied World.

(iv) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

(v) “Committee” has the meaning set forth in Section 3.a.

(vi) “Common Shares” means the common shares of Allied World.

(vii) “Covered Person” has the meaning set forth in Section 3.c.

(viii) “Fair Market Value” means, with respect to a Common Share on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee and consistent with the requirements of Section 409A of the Code, or if there is a public market for the shares on such date, the closing price of the Common Shares on such stock exchange on which the shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares.

(ix) “Key Persons” means officers, directors, employees (including prospective employees), consultants and others who may perform services for the Company. For purposes of the Plan, if a Key Person provides services to the Company in a non-employee capacity, references herein to “employee” shall instead refer to “service provider” and references herein to “employment” or similar terms shall instead refer to “service” or similar terms.

(x) “Prior Grants” means stock options and warrants granted prior to the Second Amendment and Restatement Effective Date under previous versions of the Plan.

3.  Administration.

a. Except as otherwise provided herein, the Plan shall be administered by a committee (the “Committee”) of the Board to be drawn solely from members of the Board who are not and have not been officers of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all grantees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine which Key Persons shall receive Awards, the time when Awards shall be issued, the terms of such Awards and the number of shares for which Awards shall be issued; provided, however, that the Board shall have the sole authority to make such determinations with respect to Awards, if any, to be issued to the members of the Committee. Unless otherwise expressly provided in the Plan or an Award Agreement, the Committee shall have the authority, in its absolute discretion, to (i) amend any outstanding Award Agreement in any respect, subject to the consent of any grantee where the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any restrictions or conditions set forth in such Award Agreement, or impose new restrictions and conditions, or reflect a change in the grantee’s circumstances; and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, Common Shares, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) Common Shares, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (C) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein.

b. Actions of the Committee may be taken by the vote of a majority of its members. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its powers, responsibilities or duties in accordance with applicable law.

c. No member of the Board or the Committee or any employee of the Company (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by Allied World against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with Allied World’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Allied World shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Allied World gives notice of its intent to assume the defense, Allied World shall have sole control over such defense with counsel of Allied World’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s fraud or dishonesty. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Allied World’s Memorandum of Association or Bye-laws, as a matter of law, or otherwise, or any other power that Allied World may have to indemnify such persons or hold them harmless.

4.  Common Shares Available for Awards; Adjustments.

a. Common Shares Available for Awards.  The total number of Common Shares that may be issued pursuant to Awards granted under the Plan shall not exceed four million (4,000,000) Common Shares (the “Maximum Number”) as adjusted pursuant to the provisions of Section 4.b. Common Shares issued upon exercise of Prior Grants shall count against the Maximum Number. Awards may be granted to Key Persons in such number and at such times during the term of this Plan as the Committee or the Board shall determine; provided, however, that during any time that the Company is subject to Section 162(m) of the Code, the maximum number of Common Shares with respect to which Awards may be granted to any individual in any one year shall not exceed the maximum number of Common Shares available for issue hereunder, as such number may change from time to time. Shares granted pursuant to this Plan may be authorized but unissued Common Shares or authorized and issued Common Shares held by the Company or acquired by the Company for the purposes of the Plan. If any Award granted under this Plan or any Prior Grant is forfeited or otherwise terminates or is canceled without the delivery of Common Shares, then the Common Shares covered by such forfeited, terminated or canceled Award or Prior Grant shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Without affecting the number of Common Shares reserved or available hereunder, the Committee may authorize under the Plan the issuance of Awards or the assumption of awards granted under plans of other entities in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, and any other applicable laws or stock exchange rules.

b. Capitalization Adjustments.  The aggregate number of Common Shares which may be granted or purchased pursuant to Awards granted hereunder, the number of Common Shares covered by each outstanding Award, and the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee in good faith and in its sole discretion, as to the number, price or kind of Common Shares or other consideration subject to such Awards or as otherwise determined by the Committee in good faith to be fair and equitable (i) in the event of changes in the outstanding Common Shares or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of grant of any such Award; (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan; or (iii) for any other reason which the Committee determines, in its sole discretion and acting in good faith, to otherwise warrant equitable adjustment.

c. Corporate Events.  Notwithstanding subsection (b) above, in the event of (i) a merger, amalgamation or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger, amalgamation or consolidation involving the Company in which the Company is the surviving corporation but the holders of Common Shares receive securities of another corporation and/or other property, including cash; (iii) the sale of greater than fifty percent (50%) of the securities of the Company entitled to vote in the election of directors to the Board; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), in lieu of providing the adjustment set forth in subsection (b) above, the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and either (x) accelerate the exercisability of, and cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event, such that holders may exercise all such Awards prior to the Corporate Event, or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Common Shares in connection with such Corporate Event less the applicable exercise price. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Common Shares covered by the Award at such time.

d. Fractional Shares.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

5.  Eligibi1ity.  Awards under the Plan may be made to such Key Persons as the Committee may select in its discretion.

6.  Grant of Awards.  The Committee is authorized to grant Awards only in the form of stock options to purchase Common Shares from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

7.  Terms and Conditions of Award Agreements.  Each Award granted under the Plan shall be evidenced by a written document which shall contain such provisions and conditions as the Committee deems appropriate. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement. All Awards granted under the Plan shall be subject to the following terms and conditions:

a. Exercise Price.  The exercise price per share with respect to each Award shall be determined by the Committee or the Board but shall not be less than 100% of the Fair Market Value of the Common Shares on the date the Award is granted.

b. Term of Award.  In no event shall any Award be exercisable after the expiration of 10 years from the date on which the Award is issued.

c. Termination of Employment.  Except as otherwise provided by the Committee or the Board, no part of any Award issued to an employee (including an officer) may be exercised after the termination of his or her employment with the Company, except that:

(i) if such termination of employment is on or after the date the employee attains age sixty-five (65) or due to disability or death, any portion of an Award, whether or not exercisable at the time of such termination, may be exercised by the grantee (or in case of death by the person or persons to whom the grantee’s rights under such Award are transferred by will or the laws of descent and distribution) at any time within the term of the Award; and

(ii) if such termination of employment is not at or after normal retirement age or due to disability or death, any portion of an Award may be exercised by the grantee within 90 days after such termination, but only to the extent such Award was exercisable at the time of such termination, and any portion of such Award that remains unvested at the time of such termination shall terminate and no longer be exercisable at any time.

8.  Term of Plan.  The Plan shall terminate on, and no Awards shall be issued pursuant to the Plan after, May 8, 2018; provided, however, that Awards granted theretofore may extend beyond such date and the terms and conditions of the Plan shall continue to apply thereto.

9.  Termination or Amendment of Plan.  The Board may at any time terminate the Plan with respect to any Common Shares of Allied World not at the time subject to an Award, and may from time to time alter or amend the Plan or any part thereof. Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law or stock exchange listing requirement; provided, however, that unless approved by the Company’s shareholders or as otherwise specifically provided under Section 4(a) hereof, no adjustments or reduction of the exercise price of any outstanding Awards shall be made in the event of a decline in stock price, either by reducing the exercise price of outstanding Awards or through cancellation of outstanding Awards in connection with a re-granting of Awards at a lower price to the same individual.

10.  Employment Status and Rights; Waiver of Claims.  The granting of any Award does not alter the at-will nature of any grantee’s employment with the Company. In addition, prior to being granted an Award, no employee of the Company has any right to any benefits hereunder. Accordingly, in consideration of a Key Person’s selection to receive an Award under the Plan and by acceptance of the grant of such Award, such Key Person expressly waives any right to contest the number of Awards issued to him or her, the terms of the Plan or the Award Agreement, any determination, action or omission under the Plan or any Award Agreement by Allied World, the Board or the Committee, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

11.  Confidentiality.  In consideration of the grantee’s acceptance of any Award, the grantee hereby agrees to keep confidential the existence of, and any information concerning, any dispute arising in connection with any Award, the Plan and any related matters, except that the grantee may disclose information concerning such dispute to the court that is considering such dispute or to the grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

12.  Tax Withholding.  As a condition to the delivery of any Common Shares pursuant to any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

13.  Required Consents and Legends.

a. If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Common Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

b. The term “consent” as used in this Section 13 with respect to any Plan Action includes (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States; (ii) or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made; (iii) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency; and (iv) any and all consents required by the Committee. Nothing herein shall require Allied World to list, register or qualify the Common Shares on any securities exchange.

14.  Nonassignability; No Hedging.  Except to the extent otherwise expressly provided in the applicable Award Agreement or determined by the Committee, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 14 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

15.  Successor Entity.  Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, amalgamation, consolidation, mandatory share exchange or other similar business combination of Allied World with or into any other entity or any transaction in which another person or entity acquires all of the issued and outstanding Common Shares of Allied World, or all or substantially all of the assets of Allied World, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

16.  Nature of Payments.

a. Any and all grants of Awards and deliveries of Common Shares, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a grantee by the Company. Only whole Common Shares shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares shall be rounded down to the nearest whole share and any such fractional shares shall be forfeited.

b. All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.

17.  Non-Uniform Determinations.  The Committee’s determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive,

Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a grantee’s employment has been terminated for purposes of the Plan.

18.  Other Payments or Awards.  Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

19.  Plan Headings.  The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

20.  Governing Law; Venue.  THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. IN CONSIDERATION OF THE GRANTEE’S ACCEPTANCE OF THE ISSUANCE OF ANY AWARD, THE GRANTEE HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF AND VENUE IN THE COURTS OF BERMUDA WITH RESPECT TO ANY SUIT OR CLAIM INSTITUTED BY THE COMPANY OR THE GRANTEE RELATING TO THIS PLAN OR THE AWARD.

21.  Severability; Entire Agreement.  If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

22.  No Third Party Beneficiaries.  Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than Allied World and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 3.c shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

23.  Successors and Assigns of Allied World.  The terms of this Plan shall be binding upon and inure to the benefit of Allied World and any successor entity contemplated by Section 15.

24.  Date of Adoption.  This Plan was adopted effective on February 28, 2008 by the Board, subject to approval by the shareholders of Allied World at a General Meeting of Shareholders on May 8, 2008.

APPENDIX B

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

SECOND
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN

ARTICLE I GENERAL	B-1
1.1 Purpose	B-1
1.2 Definitions of Certain Terms	B-1
1.3 Administration	B-1
1.4 Persons Eligible for Awards	B-2
1.5 Types of Awards Under Plan	B-2
1.6 Common Shares Available for Awards	B-2

ARTICLE II AWARDS UNDER THE PLAN	B-3
2.1 Agreements Evidencing Awards	B-3
2.2 No Rights as a Shareholder	B-4
2.3 Grant of Restricted Common Shares	B-4
2.4 Grant of Restricted Stock Units	B-4
2.5 Grant of Dividend Equivalent Rights	B-4
2.6 Other Stock-Based Awards	B-4
2.7 Certain Restrictions	B-4

ARTICLE III MISCELLANEOUS	B-5
3.1 Amendment of the Plan	B-5
3.2 Confidentiality	B-5
3.3 Tax Withholding	B-5
3.4 Required Consents and Legends	B-5
3.5 Nonassignability; No Hedging	B-5
3.6 Successor Entity	B-6
3.7 Right of Discharge Reserved	B-6
3.8 Nature of Payments	B-6
3.9 Non-Uniform Determinations	B-6
3.10 Other Payments or Awards	B-6
3.11 Plan Headings	B-7
3.12 Termination of Plan	B-7
3.13 Governing Law; Venue	B-7
3.14 Severability; Entire Agreement	B-7
3.15 Waiver of Claims	B-7
3.16 No Third Party Beneficiaries	B-7
3.17 Successors and Assigns of Allied World	B-7
3.18 Date of Adoption and Approval of Shareholders	B-8
3.19 Section 409A	B-8

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

SECOND
AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

ARTICLE I

GENERAL

1.1	Purpose

The purpose of the Allied World Assurance Company Holdings, Ltd
Second
Amended and Restated 2004 Stock Incentive Plan is to attract, retain and motivate officers, directors, employees (including prospective employees), consultants and others who may perform services for the Company, to compensate them for their contributions to the long-term growth and profits of the Company, and to encourage them to acquire a proprietary interest in the success of the Company.

1.2	Definitions of Certain Terms

“ALLIED WORLD” means Allied World Assurance Company Holdings, Ltd or a successor entity contemplated by Section 3.6.

“AWARD” means an award made pursuant to the Plan.

“AWARD AGREEMENT” means the written document by which each Award is evidenced.

“BOARD” means the Board of Directors of Allied World.

“CERTIFICATE” means a share certificate (or other appropriate document or evidence of ownership) representing Common Shares of Allied World.

“COMMITTEE” has the meaning set forth in Section 1.3.1.

“COMMON SHARES” mean the common shares of Allied World.

“COMPANY” means Allied World and its subsidiaries.

“COVERED PERSON” has the meaning set forth in Section 1.3.3.

“EMPLOYMENT” means a grantee’s performance of services for the Company, as determined by the Committee. The terms “employ” and “employed” shall have their correlative meanings.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

“PLAN” means the Allied World Assurance Company Holdings, Ltd
Second
 Amended and Restated 2004 Stock Incentive Plan, as described herein and as hereafter amended from time to time.

1.3	Administration

1.3.1 Except, as otherwise provided herein, the Plan shall be administered by a committee (the “Committee”) of the Board to be drawn solely from members of the Board who are not and have not been officers of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all grantees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine the persons who shall receive Awards, the time when Awards shall be granted, the terms of such Awards and the number of Common Shares, if any, which shall be subject to such Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the authority, in its absolute discretion, to (i) amend any outstanding Award Agreement in any respect, whether or not the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the grantee’s circumstances; and (ii) determine whether, to what extent and under what circumstances and method or methods (A) Awards may be (1) settled in cash, Common Shares, other securities, other Awards or other property or (2) canceled, forfeited or suspended, (B) Common Shares, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (C) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards (including grants to members of the Board who are not employees of the Company) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein.

1.3.2 Actions of the Committee may be taken by the vote of a majority of its members. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its powers, responsibilities or duties in accordance with applicable law.

1.3.3 No member of the Board or the Committee or any employee of the Company (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by Allied World against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with Allied World’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Allied World shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Allied World gives notice of its intent to assume the defense, Allied World shall have sole control over such defense with counsel of Allied World’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s fraud or dishonesty. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Allied World’s Memorandum of Association or Bye-Laws, as a matter of law, or otherwise, or any other power that Allied World may have to indemnify such persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company, as the Committee may select.

1.5	Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) restricted stock, (b) restricted stock units, (c) dividend equivalent rights and (d) other equity-based or equity-related Awards that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. Allied World, however, will not grant stock options pursuant to the Plan.

1.6	Common Shares Available for Awards

1.6.1 Subject to adjustment as provided in Section 1.6.2 hereof, the maximum number of shares that may be issued under the Plan is two million (2,000,000) Common Shares. Such Common Shares may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by Allied World. If any Award shall expire, terminate or otherwise lapse, in whole or in part, any Common Shares subject to such Award (or portion thereof) shall again be available for issuance under the Plan. Any Common Shares delivered by

Allied World, any Common Shares with respect to which Awards are made by Allied World and any Common Shares with respect to which Allied World becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

1.6.2 The Committee shall adjust the number of Common Shares authorized pursuant to Section 1.6.1 and the terms of any outstanding Awards (including, without limitation, the number of Common Shares covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate to preserve the benefits or potential benefits intended to be made available to grantees of Awards, for any increase or decrease in the number of issued Common Shares resulting from a recapitalization, stock split, stock dividend, combination or exchange of Common Shares, merger, amalgamation, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of Allied World. After any adjustment made pursuant to this Section 1.6.2, the number of Common Shares subject to each outstanding Award shall be rounded down to the nearest whole number. Notwithstanding the foregoing, in the event of (i) a merger, amalgamation or consolidation involving Allied World in which Allied World is not the surviving corporation; (ii) a merger, amalgamation or consolidation involving Allied World in which Allied World is the surviving corporation but the holders of shares of Common Shares receive securities of another corporation and/or other property, including cash; (iii) a the sale of greater than fifty percent (50%) of the securities of Allied World entitled to vote in the election of directors to the Board; or (iv) the reorganization or liquidation of Allied World (each, a “Corporate Event”), in lieu of providing the adjustment set forth in subsection (b) above, the Committee may, in its discretion, provide that all outstanding Awards shall terminate as of the consummation of such Corporate Event, and either (x) accelerate the vesting of, and cause all vesting restrictions to lapse on, all outstanding Awards to a date at least ten days prior to the date of such Corporate Event, or (y) provide that holders of Awards will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Common Shares in connection with such Corporate Event. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Common Shares covered by the Award at such time.

1.6.3 There shall be no limit on the amount of cash, securities (other than Common Shares as provided in this Section 1.6) or other property that may be delivered pursuant to the Plan or any Award; provided, however, that~~Awards with respect to no more than 16,667 Common Shares may be granted to any one grantee in any calendar year, and provided further, that Awards of stock appreciation rights with respect to no more than 16,667 Common Shares may be granted to any one grantee in any calendar year~~
during any time that the Company is subject to Section 162(m) of the Code, the maximum number of Common Shares with respect to which Awards may be granted to any individual in any one year shall not exceed the maximum number of Common Shares available for issue hereunder, as such number may change from time to time.

ARTICLE II

AWARDS UNDER THE PLAN

2.1	Agreements Evidencing Awards

Each Award granted under the Plan shall be evidenced by a written document that shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Shareholder

No grantee of an Award shall have any of the rights of a shareholder of Allied World with respect to Common Shares subject to such Award until the delivery of such shares. Except as otherwise provided in Section 1.6.2, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Shares, other securities or other property) for which the record date is prior to the date such shares are delivered.

2.3	Grant of Restricted Common Shares

The Committee may grant or offer for sale restricted Common Shares in such amounts and subject to Section 2.7 and such terms and conditions as the Committee shall determine. Upon the delivery of such shares, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to Section 2.7 and any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted Common Shares, such Certificate may be registered in the name of the grantee but may be held by Allied World or its designated agent until the time the restrictions lapse.

2.4	Grant of Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to Section 2.7 and such terms and conditions as the Committee shall determine. A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Allied World until delivery of Common Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the grantee of each restricted stock unit not previously forfeited or terminated shall receive one Common Share, or cash, securities or other property equal in value to a Common Share or a combination thereof as specified by the Committee.

2.5	Grant of Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the Common Shares covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Allied World until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in Common Shares or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.6	Other Stock-Based Awards

The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Common Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Common Shares to Award recipients, or payment in cash or otherwise of amounts based on the value of Common Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.7	Certain Restrictions

In the case of an Award in the form of restricted stock or restricted stock units, at least one year must elapse before the delivery or payment of Common Shares, cash or other property, except in the case of (i) termination of employment due to death, disability, retirement at or after age 65 or change of control; or (ii) an Award that the Committee determines is performance based, in which case at least one year must elapse.

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan

3.1.1 Unless otherwise provided in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any grantee of an Award.

3.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law or stock exchange listing requirement.

3.2 Confidentiality

In consideration of the grantee’s acceptance of any Award, the grantee hereby agrees to keep confidential the existence of, and any information concerning, any dispute arising in connection with any Award, the Plan and any related matters, except that the grantee may disclose information concerning such dispute to the court that is considering such dispute or to the grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

3.3 Tax Withholding

As a condition to the delivery of any Common Shares pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.4	Required Consents and Legends

3.4.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Common Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a “plan action”), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.4.2 The term “consent” as used in this Section 3.4 with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, or law, rule or regulation of a jurisdiction outside the United States; (b) or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made; (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency; and (d) any and all consents required by the Committee. Nothing herein shall require Allied World to list, register or qualify the Common Shares on any securities exchange.

3.5	Nonassignability; No Hedging

Except to the extent otherwise expressly provided in the applicable Award Agreement or determined by the Committee, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 3.5 shall be null and void and any Award which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of this Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

3.6	Successor Entity

Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a merger, amalgamation, consolidation, mandatory share exchange or other similar business combination of Allied World with or into any other entity or any transaction in which another person or entity acquires all of the issued and outstanding Common Shares of Allied World, or all or substantially all of the assets of Allied World, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

3.7	Right of Discharge Reserved

Nothing in the Plan or in any Award Agreement shall confer upon any grantee the right to continued Employment by the Company or affect any right that the Company may have to terminate such Employment.

3.8	Nature of Payments

3.8.1 Any and all grants of Awards and deliveries of Common Shares, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a grantee by the Company. Only whole Common Shares shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares shall be rounded down to the nearest whole share and any such fractional shares shall be forfeited.

3.8.2 All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the grantee, unless the Company specifically provides otherwise.

3.9	Non-Uniform Determinations

The Committee’s determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a grantee’s Employment has been terminated for purposes of the Plan.

3.10	Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11	Plan Headings

The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12	Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan shall terminate on May ~~27, 2014~~,
8, 2018,
 and provided further, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13 Governing Law; Venue

THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. IN CONSIDERATION OF THE GRANTEE’S ACCEPTANCE OF THE ISSUANCE OF ANY AWARD, THE GRANTEE HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF AND VENUE IN THE COURTS OF BERMUDA WITH RESPECT TO ANY SUIT OR CLAIM INSTITUTED BY THE COMPANY OR THE GRANTEE RELATING TO THIS PLAN OR THE AWARD.

3.14	Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.15	Waiver of Claims

Each grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, Allied World or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.16	No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than Allied World and the grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.3 shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.17	Successors and Assigns of Allied World

The terms of this Plan shall be binding upon and inure to the benefit of Allied World and any successor entity contemplated by Section 3.6.

3.18	Date of Adoption and Approval of Shareholders

The Plan was ~~originally~~ adopted
effective
on February ~~19, 2004~~
28, 2008,
 by the Board ~~and approved~~
, subject to approval
 by the shareholders of ~~Allied World at the 2004 Annual~~
the Company at a
 General Meeting of Shareholders~~, and was amended and restated by the Board on May 22, 2006 and approved by the shareholders of Allied World at a Special General Meeting of Shareholders on June 9, 2006.~~
on May 8, 2008.

3.19 Section 409A

The Plan and all Awards granted hereunder are intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To the extent that any Awards, payments or benefits provided hereunder are considered deferred compensation subject to Section 409A, the Company intends for this Plan and all Awards to comply with the standards for nonqualified deferred compensation established by 409A (the “409A Standards”). Notwithstanding anything herein to the contrary, to the extent that any terms of the Plan or any Award would subject recipient of an Award to gross income inclusion, interest or an additional tax pursuant to Section 409A, those terms are, to that extent, superseded by the 409A Standards. The Company reserves the right to amend Awards granted hereunder to cause such Awards to comply with or be exempt from Section 409A.

APPENDIX C

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

2008 EMPLOYEE SHARE PURCHASE PLAN

Allied World Assurance Company Holdings, Ltd, hereby adopts the Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan (the “Plan”), effective as of February 28, 2008 (the “Effective Date”), subject to the approval of the shareholders of the Company.

1.  Purpose.  The purposes of the Plan are as follows:

a. To assist Eligible Employees in acquiring an ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code; and

b. To help such Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

2.  Definitions.

(i) “Administrator” shall mean the Compensation Committee of the Board.

(ii) “Board” shall mean the Board of Directors of the Company.

(iii) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

(iv) “Common Shares” shall mean the common shares of the Company, $0.03 par value per share. “Common Shares” shall also include any other securities of the Company that may be substituted for Common Shares pursuant to Section 19 hereof.

(v) “Company” shall mean Allied World Assurance Company Holdings, Ltd, a Bermuda exempted company, or any successor corporation.

(vi) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(vii) “Eligible Employee” shall mean an Employee of the Company or a Subsidiary (i) who would not, immediately after an option is granted to him hereunder, own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company, a Parent, or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than 20 hours per week; and (iii) whose customary employment is for more than five months in any calendar year. For purposes of clause (i) of this subsection (g), the rules of Section 424(d) of the Code with regard to the attribution of share ownership shall apply in determining the share ownership of an individual, and shares which an Employee may purchase under outstanding options shall be treated as shares owned by the Employee.

(viii) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(ix) “Employer” shall mean, as to any particular Employee, the company or corporation which employs such Employee, whether it be the Company or a Subsidiary.

(x) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(xi) “Exercise Date” shall mean the last Trading Day of each Offering Period.

(xii) “Fair Market Value” shall mean, as of any date, the value of a Common Share determined as follows:

(i) If the Common Shares are traded on an exchange, Fair Market Value shall be the closing sales price for one Common Share as reported in The Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first Trading Day immediately prior to such date during which a sale occurred;

(ii) If the Common Shares are not traded on an exchange but are quoted on a quotation system, Fair Market Value shall be the mean between the closing representative bid and asked prices for one Common Share on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(iii) In the absence of an established market for the Common Shares, Fair Market Value shall be determined in good faith by the Administrator.

(xiii) “Offering Period” shall mean each period of approximately six months commencing on each January 1 and July 1 and terminating on the next occurring June 30 or December 31, as applicable. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period have a duration in excess of 27 months.

(xiv) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(xv) “Participant” means an Eligible Employee who participates in the Plan pursuant to Section 5 hereof.

(xvi) “Purchase Price” shall mean 85% of the Fair Market Value of one Common Share on the Exercise Date; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19 hereof; provided, further, that the Purchase Price shall not be less than the par value of one Common Share.

(xvii) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(xviii) “Trading Day” shall mean a day on which the principal exchange on which the Common Shares are traded is open for trading.

3.  Eligibility.

a. Any Employee who is an Eligible Employee on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.

b. No Eligible Employee shall be granted an option under the Plan to purchase Common Shares, or under any other employee share purchase plan to purchase shares of the Company, any Parent, or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such shares (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase shares under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase shares under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the Fair Market Value of such shares (determined at the time such option is granted) for any one calendar year, and a right to purchase shares which has accrued under an option may not be carried over to any other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

4.  Offering Periods.  Subject to approval by shareholders of the Company, the Plan shall be implemented by consecutive Offering Periods beginning on July 1, 2008, and shall continue until it expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period shall expire later than the date on which this Plan expires or is terminated in accordance with Section 20 hereof.

5.  Participation.

a. Each Eligible Employee may become a Participant with respect to any Offering Period by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company (or its designated third-party share plan administrator) 15 business days (or a different number of days as may be determined by the Administrator, in its sole discretion) prior to the first day of such Offering Period. A Participant’s completion of a subscription agreement with respect to any Offering Period will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof, or otherwise becomes ineligible to participate in the Plan.

b. Payroll deductions for a Participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period with respect to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

c. During a Participant’s leave of absence approved by his Employer and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), such Participant may continue to participate in the Plan by making cash payments to the Company on each payday equal to the amount of the Participant’s payroll deductions under the Plan for the payday immediately preceding the first day of such Participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the Participant will automatically cease to participate in the Plan and may not make any further contributions to the Plan hereunder. In such event, the Company will automatically cease to deduct the Participant’s payroll under the Plan. The Company will pay to the Participant his total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate in the Plan.

d. The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.

6.  Payroll Deductions.

a.  At the time a Participant files his subscription agreement, he shall elect to have payroll deductions made on each payday (such amount to be deducted after any applicable deduction for tax and other withholding) during the Offering Period in an amount from 1% to 10% of the Compensation which he receives on each pay day during the Offering Period.

b.  All payroll deductions made for a Participant shall be credited to his account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(c) hereof, a Participant may not make any additional payments into such account.

c.  A Participant may discontinue his participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his payroll deductions during the Offering Period by completing or filing with the Company (or its designated third-party share plan administrator) a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes per Participant during any Offering Period. The change in rate shall be effective with the first full payroll period following five business days (or a different number of days as may be determined by the Administrator, in its sole discretion) after the Company’s (or its designated third-party share plan administrator’s) receipt of the new subscription agreement.

d.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period.

e. At the time an option is exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan are disposed of, the Participant must make adequate provision for any federal, state or other tax obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares. At any time, the Company may, but shall not be obligated to, withhold from all of the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Shares by the Employee.

7.  Grant of Option.  On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall be granted an option to purchase on the Exercise Date with respect to such Offering Period (at the applicable Purchase Price) up to a number of the Common Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Sections 3 and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn from participation pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8.  Exercise of Option.

a. Unless a Participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, such Participant’s option for the purchase of Common Shares shall be exercised automatically on the Exercise Date, and the maximum number of full Common Shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his account. No fractional Common Shares shall be purchased, and any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Common Share shall be retained in such Participant’s account for the subsequent Offering Period. During a Participant’s lifetime, a Participant’s option to purchase Common Shares hereunder is exercisable only by him.

b. If the Administrator determines that, on a given Exercise Date, the number of Common Shares with respect to which options are to be exercised may exceed either (i) the number of Common Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period (notwithstanding any authorization of additional Common Shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date); or (ii) the number of Common Shares available for sale under the Plan on such Exercise Date, the Administrator shall provide that the Company (or its designated third-party share plan administrator) shall make a pro rata allocation of the Common Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Shares on such Exercise Date, and shall decide, in its sole discretion, to either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. In the event of such a pro rata allocation of Common Shares pursuant to this Section 8(b), the balance of the amount credited to the account of each Participant that has not been applied to the purchase of Common Shares shall be paid to each such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9.  Deposit of Common Shares.  As promptly as practicable after each Exercise Date on which a purchase of Common Shares occurs, the Company may arrange for the deposit, into each Participant’s account with any broker designated by the Company to administer this Plan, of the number of Common Shares purchased upon exercise of each such Participant’s option.

10.  Withdrawal.

a. At any time prior to the Exercise Date, a Participant, by giving written notice to the Company (or its designated third-party share plan administrator) in a form acceptable to the Administrator, may withdraw all but not less than all of the payroll deductions credited to his account and not yet used to exercise an option under the Plan. All of the Participant’s payroll deductions credited to his account during the Offering Period, plus any balance retained in his account from a prior Offering Period, if any, shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal, and such Participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Common Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant delivers to the Company (or its designated third-party share plan administrator) a new subscription agreement in accordance with the terms of Section 5(a) hereof.

b. A Participant’s withdrawal from an Offering Period shall not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11.  Termination of Employment.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during the Offering Period, plus any balance retained in his account from a prior Offering Period, if any, shall be paid to him, or in the case of his death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable, and such Participant’s option for the Offering Period shall be automatically terminated.

12.  Interest.  No interest shall accrue on the payroll deductions or lump sum contributions of a Participant in the Plan.

13.  Shares Subject to Plan.

a. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, a maximum of 1,000,000 Common Shares shall be made available for sale under the Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Common Shares not purchased under such option shall again become available for issuance under the Plan. The shares subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise.

b. Except as otherwise provided herein, with respect to Common Shares subject to an option granted under the Plan, a Participant shall not be deemed to be a shareholder of the Company, and the Participant shall not have any of the rights or privileges of a shareholder, until such Common Shares have been issued to the Participant or his nominee following exercise of the Participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distributions or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14.  Administration.

a. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the United States. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

b. The Administrator may delegate to officers or employees of the Company or any of its affiliates, or committees thereof, the authority, subject to such terms as the Administrator shall determine, to perform such functions, including, but not limited to, administrative functions, as the Administrator may determine appropriate. The Administrator may appoint agents to assist it in administering the Plan.

c. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons in connection with its administration of the Plan. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions and valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Administrator or person to whom the powers of administration have been delegated hereunder, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Administrator, and all persons to whom the powers of administration have been delegated, shall be fully protected by the Company in respect of any such action, determination or interpretation.

15.  Designation of Beneficiary.

a. A Participant may file a written designation of a beneficiary who is to receive any Common Shares and cash, if any, from such Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such Common Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. To the extent required under applicable law, spousal consent shall be required for such designation to be effective if the Participant is married and the designated beneficiary is not the Participant’s spouse.

b. Such beneficiary designation may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Common Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.  Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.  Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.  Reports.  Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants following each Offering Period, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Common Shares purchased, and the remaining cash balance, if any.

19.  Adjustments Upon Changes in Capitalization, Merger, Amalgamation, Asset Sale, Dissolution or Liquidation.

a. Changes in Capitalization.  The number of Common Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Common Shares each Participant may purchase in each Offering Period (pursuant to Section 7 hereof), as well as the price per Common Share and the number of Common Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive on all Participants and the Company. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option.

b. Merger, Amalgamation, Asset Sale, Dissolution or Liquidation.  In the event of a proposed merger or amalgamation of the Company with or into another corporation or a proposed sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation or a parent or subsidiary of the successor corporation refuses to assume or substitute for the option, or in the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by the Administrator by setting a new Exercise Date (the “New Exercise Date”), which shall occur no later than immediately prior to the effective date of such proposed merger, amalgamation, sale, dissolution or liquidation, as applicable. The Company shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such New Exercise Date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.  Amendment or Termination.

a. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment in such a manner and to such a degree as required.

b. Without shareholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

c. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such financial accounting consequences, including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Participants.

21.  Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Conditions to Issuance of Shares.

a. The Company shall not be required to issue or deliver to a Participant any certificate or certificates for shares purchased upon the exercise of options prior to fulfillment of all the following conditions:

(i) The admission of such shares to listing on all stock exchanges, if any, on which the Common Shares are then listed;

(ii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iii) Such Participant’s payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(iv) The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

b. The obligation of the Company to make a payment of Common Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Common Shares pursuant to an option unless such Common Shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Common Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act of 1933 any of the Common Shares to be offered or sold under the Plan or any Common Shares issued upon exercise or settlement of options. If the Common Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Company may restrict the transfer of such Common Shares and may legend the share certificates representing such Common Shares in such manner as it deems advisable to ensure the availability of any such exemption.

23.  Term of Plan.  The Plan shall become effective as of the Effective Date. The Plan shall be deemed to be approved by the Company’s shareholders if it receives the affirmative vote of the Company’s shareholders in accordance with the Bye-laws of the Company. Subject to approval by the shareholders of the Company in accordance with this Section 23, the Plan shall be in effect until the 10th anniversary of the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 20 hereof. In the event the Company’s shareholders do not approve this Plan pursuant to this Section 23, neither this Plan nor any elections made hereunder shall be of any force or effect, any outstanding option shall be cancelled for no consideration, and all amounts deducted from each Participant’s paycheck shall be repaid to such Participant as soon as practicable without interest.

24.  Equal Rights and Privileges.  All Eligible Employees of the Company (or of any Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with this requirement to provide equal rights and privileges will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

25.  Section 409A.  The options to purchase Common Shares under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.

26.  No Employment Rights.  Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary, or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

27.  Notice of Disposition of Shares; Transfer Restrictions.  If required by the Company, each Participant shall give prompt notice to the Company (at its local Human Resources office), or cause a designated third-party share administrator to give prompt notice to the Company, of any disposition or other transfer of any Common Shares purchased upon exercise of an option hereunder if such disposition or transfer is made either (a) within two years from the Enrollment Date of the Offering Period in which the Common Shares were purchased or (b) within one year after the Exercise Date on which such Common Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the Participant in such disposition or other transfer. Notwithstanding anything herein to the contrary, no Participant shall be permitted to dispose of or transfer any Common Shares purchased pursuant to an option hereunder prior to the date that is 12 months following the date upon which such Common Shares were so purchased. The Administrator may provide, in its sole discretion, that the Common Shares purchased pursuant to an option hereunder shall be held in book entry form, rather than delivered to the Participant, through the expiration of such 12-month period. If certificates representing the Common Shares are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Common Shares and that the Company retain physical possession of the certificates.

28.  Governing Law.  Subject to any applicable provisions of United States federal law (including, without limitation, Section 423(b) of the Code), the validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to otherwise governing principles of conflicts of law.

APPENDIX D

Second
Amended and Restated
BYE-LAWS
of
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Effective as of [          ], 2008)

i

ii

Schedule — Form A (Bye-law 59)
Schedule — Form B (Bye-law 63)
Schedule — Form C (Bye-law 67)

iii

INTERPRETATION

1.  Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a) “Act” means the Companies Act 1981 of Bermuda, as amended from time to time;

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “control” means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing;

(c) “Auditor” includes any individual or partnership appointed as auditor of the Company in accordance with Bye-law 78;

(d) “Bermuda Insurance Subsidiary” means Allied World Assurance Company, Ltd~~, and any successor thereto~~
and any other insurance company incorporated and organized under the laws of Bermuda that is a subsidiary of the Company;

(e) “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(f) “Business Day” means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or The City of New York, United States are authorized or obligated by law or executive order to close;

(g) “Cause” shall be deemed to exist only if (i) the Director whose removal is proposed has been charged with or convicted of an indictable offence or a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for fraud or dishonesty in the performance of such Director’s duty to the Company or (ii) the Director whose removal is proposed suffers from any physical or mental disability that substantially impairs the ability of such Director to function in that capacity;

(h) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(i) “Common Shares” means the common shares, par value U.S.$0.03 per share, of the Company and includes a fraction of a Common Share;

(j) “Company” means the company for which these Bye-laws are approved and confirmed;

(k) “Controlled Shares” of any Person means all shares of the Company, of all classes entitled to vote or to elect, appoint or replace Directors, owned by such Person, whether:

(i) directly,

(ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or

(iii) beneficially owned directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder other than Excluded Controlled Shares;

(l) “debenture” means debenture stock, mortgages, bonds and any other such debt securities of the Company whether constituting a charge on the assets of the Company or not;

(m) “Director” means a director of the Company;

(n) “Eligible Subsidiary Director” has the meaning ascribed thereto in Bye-law 91(1);

(o) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(p) “Excluded Controlled Shares” in reference to any Person means Controlled Shares of such Person that would not be Controlled Shares of such Person but for clause (iii) of the definition of Controlled Shares, provided that (i) such Person is registered under the United States federal securities laws as a broker, dealer or investment adviser; (ii) such Person is the beneficial owner of such shares solely because it has discretionary authority to vote or dispose of such shares in a fiduciary capacity on behalf of its client who is also a beneficial owner of such shares; (iii) the voting rights carried by such shares are not being exercised (and the client is informed that they are not being exercised) by such broker, dealer or adviser and are being exercised (if they are exercised at all) by such client; and (iv) the Person would meet the eligibility test for the filing of Schedule 13G contained in Rule 13d-1(b)(1) under the Exchange Act with respect to the entirety of its common share ownership (without regard to whether such Person actually has any filing obligations under Section 13(d) of the Exchange Act), and provided, further, that the Company shall have received such assurances as it may request confirming that such shares are Excluded Controlled Shares. The Company may assume that the Controlled Shares of each Member do not include any Excluded Controlled Shares unless such Member otherwise notifies the Company and provides such assurance;

(q) “Fair Market Value” means, with respect to a repurchase of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which the Repurchase Notice of such shares is sent pursuant to these Bye-laws; or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by the Company and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

(r) “Formula” has the meaning ascribed thereto in Bye-law 51(1);

(s) “Founder” means any of the Industry Founders or GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Stone Street Fund 2000, L.P. and Bridge Street Special Opportunities Fund 2000, L.P.;

(t) “Founder Back-Attribution Convention” has the meaning ascribed thereto in Bye-law 64(7);

(u) “Indemnitees” has the meaning ascribed thereto in Bye-law 30;

(v) “Industry Founders” means American International Group, Inc. and The Chubb Corporation;

(w) “Member” means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

(x) “Member Notice” has the meaning ascribed thereto in Bye-law 34(2);

(y) “Non-U.S., ~~Direct Subsidiary” has the meaning ascribed thereto in Bye-law 91(1);,~~
Non-Bermuda Insurance Subsidiary”
means any insurance company incorporated and organized under the laws of any non-U.S. jurisdiction other than Bermuda that is a subsidiary of the Company;

~~(z) “Non-U.S. Indirect Subsidiary” has the meaning ascribed thereto in Bye-law 91(1);~~

(z) ~~(aa)~~“Non-Voting Shares” has the meaning ascribed thereto in Bye-law 50(1);

(aa) ~~(bb)~~“notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(bb) ~~(cc)~~“Offending Member” has the meaning ascribed thereto in Bye-law 64(9);

(cc) ~~(dd)~~“Officer” means any individual appointed by the Board to hold an office in the Company;

(dd) ~~(ee)~~“Other Meeting Date” has the meaning ascribed thereto in Bye-law 34(2);

(ee) ~~(ff)~~“Ownership Limits” has the meaning ascribed thereto in Bye-law 64(8);

(ff) ~~(gg)~~percentage of “the total combined voting power of all classes of shares entitled to vote” has the meaning ascribed thereto in Section 951(b) of the Code and Treasury Regulations Section 1.951-1(g)(2);

(gg) ~~(hh)~~“Person” means any individual, company, corporation, firm, partnership, limited liability company, trust or any other business, entity or person, whether or not recognized as constituting a separate legal entity;

(hh) ~~(ii)~~“Preference Shares” has the meaning ascribed thereto in Bye-law 50(1);

(ii) ~~(jj)~~“Register of Directors and Officers” means the Register of Directors and Officers referred to in Bye-law 28;

(jj) ~~(kk)~~“Register of Members” means the Register of Members referred to in Bye-law 60;

(kk) ~~(ll)~~“Repurchase Notice” has the meaning ascribed thereto in Bye-law 11(3);

(ll) ~~(mm)~~“Repurchase Price” has the meaning ascribed thereto in Bye-law 11(3);

(mm) ~~(nn)~~“Secretary” means the individual appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

(nn) ~~(oo)~~“Securities Act” means the United States Securities Act of 1933, as amended from time to time, or any federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation, as amended from time to time, or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

(oo) ~~(pp)~~“share” means a share of any class of shares in the capital of the Company and includes a fraction of a share;

(pp) ~~(qq)~~“subsidiary”, with respect to any Person, means a company more than fifty percent (50%) (or, in the case of a wholly-owned subsidiary, one hundred percent (100%)) of the outstanding voting shares of which are owned, directly or indirectly, by such Person, or by one or more other subsidiaries of any such Person, and one or more other subsidiaries;

(qq) ~~(rr)~~“10% Shareholder” means a Person who owns, in the aggregate,

(i) directly,

(ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or

(iii) beneficially, directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act,

issued or issuable shares of the Company representing ten percent (10%) or more of the total combined voting power of all classes of shares entitled to vote of the Company other than, with respect to clause (iii), Excluded Controlled Shares;

(rr) ~~(ss)~~ “United States” means the United States of America and dependent territories or any part thereof;

(ss) ~~(tt)~~ “U.S. Person” means (i) an individual who is a citizen or resident of the United States; (ii) a corporation, limited liability company or partnership that is, as to the United States, a domestic corporation, limited liability company or partnership; (iii) an estate that is subject to United States federal income tax on its income regardless of its source; and (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States Persons are authorized to control all substantial decisions of the trust;

(tt) ~~(uu)~~ “Voting Shares” has the meaning ascribed thereto in Bye-law 50(1).

(2) In these Bye-laws, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and vice versa;

(b) words denoting the masculine gender, feminine gender or neuter shall include the masculine gender, feminine gender or neuter as the case may be;

(c) the word:

(i) “may” shall be construed as permissive;

(ii) “shall” shall be construed as imperative;

(d)
the word “insurance” shall include reinsurance;
 and

(e) ~~(d)~~ unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2.  Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.  Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.  Power to appoint managing director or chief executive officer

The Board may from time to time appoint an individual (including a Director) to act as managing director or chief executive officer of the Company, and who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.  Power to appoint manager

The Board may appoint a Person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.  Power to authorise specific actions

The Board may from time to time and at any time authorise any Person to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.  Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any Person, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.  Power to delegate to a committee

The Board may appoint one or more Board committees and may delegate any of its powers (including the power to sub-delegate) to any such committee. Such committees may consist partly or entirely of non-Directors.

All Board committees shall conform to such directions as the Board shall impose on them. It is further provided that each member of a Board committee shall have one (1) vote, and each committee shall have the right as it deems appropriate to retain outside experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as such committee shall consider advisable and as shall not be inconsistent with these Bye-laws or with any applicable resolution adopted by the Board. Failing the adoption of such rules, the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by directions of the Board. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the Company’s minute book.

9.  Power in respect of employees

The Board may appoint, suspend or remove any managing director, manager, officer, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.  Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.  Exercise of power to purchase shares of or discontinue the Company

(1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

(2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

(3) Unilateral Repurchase Right — If the Board in its absolute and unfettered discretion, on behalf of the Company, determines that share ownership by any Member may (i) result in adverse regulatory or legal consequences or (ii) result in, or materially increase the risk of, material adverse tax consequences, to the Company, any of its subsidiaries or any of the Members, the Company will have the option, but not the obligation, to repurchase, in accordance with Section 42A of the Act, all or part of the shares held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the date the Company sends the Repurchase Notice referred to below (the “Repurchase Price”); provided that the Board will use its best efforts to exercise this option equally among similarly situated Members (to the extent possible under the circumstances). In that event, the Company will also be entitled to assign its right to purchase to a third party or parties including the other Members. Each Member shall be bound by the determination by the Company to repurchase or assign its right to purchase such Member’s shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

In the event that the Company or its assignee(s) determines to repurchase any such shares in accordance with this Bye-law 11(3), the Company shall provide each Member concerned with written notice of such determination (a “Repurchase Notice”) at least seven (7) calendar days prior to such repurchase or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be repurchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. The Member shall retain the ability, subject to these Bye-laws, to transfer its shares to a third party or parties that is not an Affiliate, prior to the closing of the repurchase. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares. Payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held on the first Business Day that is no less than seven (7) calendar days after receipt of the Repurchase Notice by the Member.

(4) Restrictions on repurchases — If the Company repurchases shares, or assigns its repurchase right, pursuant to this Bye-law 11, it shall do so only in a manner ~~it~~
the Board, in its sole and absolute discretion
, believes would not result~~, upon consummation of such purchase, in a violation of the Ownership Limits as described in Bye-law 64.~~
in, or materially increase the risk of, a material adverse regulatory or tax treatment of the Company, any subsidiary thereof, or any Member in any jurisdiction.

12.  Election of Directors

The Board shall consist of not less than seven (7) Directors or such number in excess thereof as the Board may from time to time determine up to a maximum of thirteen (13) Directors, each having one vote, who shall be elected, except in the case of vacancy, by the Members holding a plurality of the votes cast for a resolution approving such director, at a general meeting in accordance with and subject to the limitations in these Bye-laws, including, but not limited to, Bye-law 51. The Directors shall be divided into three (3) classes as nearly equal as possible (Class I, Class II and Class III). The initial Class I Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2008; the initial Class II Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2007; and the initial Class III Directors shall serve for a term expiring at the annual general meeting of Members to be held in 2006. At each annual general meeting of Members, the successor or successors of the class of Directors shall hold office for a term expiring at the annual general meeting of Members held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

13.  Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every person had been duly appointed and was qualified to be a Director.

14.  Alternate Directors

No Director shall have the right to appoint another person to act as his alternate director.

15.  Removal of Directors

(1) Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, but only for Cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill any such vacancy in accordance with Bye-law 16. A Director so appointed shall hold office for the remainder of the removed Director’s term or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

16.  Vacancies on the Board

(1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or from an increase in the size of the Board pursuant to Bye-law 12 or if such Director’s office is otherwise vacated. The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting. A Director so appointed by the Board shall hold office for the remainder of the removed Director’s term or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of (a) summoning a general meeting of the Company or (b) preserving the assets of the Company.

(3) The office of Director shall be vacated if:

(a) a Director is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) a Director is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) a Director is or becomes of unsound mind or dies; or

(d) a Director resigns his or her office by notice in writing to the Company.

17.  Notice of meetings of the Board

(1) The chairman, deputy chairman or any two (2) Directors may, and the Secretary on the requisition of the chairman, deputy chairman or any two (2) Directors shall, at any time summon a meeting of the Board by at least three (3) Business Days notice to each Director, unless such Director consents to shorter notice. Attendance at a meeting of the Board shall constitute consent to short notice.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by registered mail, electronic mail, courier service, facsimile or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose. If such notice is sent by electronic mail, next-day courier or facsimile, it shall be deemed to have been given the Business Day following the sending thereof and, if by registered mail, five (5) Business Days following the sending thereof.

(3) Meetings of the Directors shall be held within Bermuda, or such other countries as the Board may determine, excluding the United States.

18.  Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act, provided that at least two Directors are present in person.

19.  Meetings of the Board

(1) The Board shall appoint a Chairman and a Deputy Chairman who shall be Directors. The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) Subject to Bye-law 17(3), Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) Upon any vote of the Directors at a meeting of the Board, each Director shall have one vote.

(4) A resolution put to a vote at a duly constituted meeting of the Board at which a quorum is present and acting throughout shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the resolution shall fail.

20.  Chairman of meetings

The Chairman shall have the right to act as chairman at all meetings of the Members and of the Board at which the Chairman is present or, in the case of meetings of Members, such other person as the Chairman may designate to act as chairman of the meeting. In his absence, the Deputy Chairman, if present, shall have the right to act, or to designate another person to act, as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

21.  Unanimous written resolutions

A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which and at the place at which, the last Director signs the resolution.

22.  Contracts and disclosure of Directors’ interests

(1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by a majority of the Board present at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

23.  Remuneration of Directors

(1) The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses reasonably and properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

(2) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

OFFICERS

24.  Officers of the Company

The Officers of the Company shall include a Secretary, a chief executive officer and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

25.  Appointment of Officers

The Secretary, the chief executive officer and additional Officers, if any, shall be appointed by the Board from time to time.

26.  Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

27.  Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

28.  Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

29.  Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

30.  Indemnification of Directors and Officers of the Company

The Directors, Secretary and other Officers (such terms to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, (together, the “Indemnitees”) shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, and the Company shall advance to each Indemnitee any legal or other expenses such Indemnitee reasonably incurs in investigating or defending any such claim upon receipt of notice from the Indemnitee of such expense having been levied, incurred or being expected to be incurred (together with a copy of any order, invoice, bill or other evidence thereof reasonably acceptable to the Company), provided that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty.

31.  Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

32.  Notice of annual general meeting

An annual general meeting of the Company shall be held in each year on such date and at such time and place as the Chairman or the Board shall appoint. At least ten (10) days’ notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.  Notice of special general meeting

The Chairman or any two (2) Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgement such a meeting is necessary, upon not less than ten (10) days’ notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.  Advance notice of Member nominees for Director and other Member proposals

(1) The matters to be considered and brought before any annual or special general meeting of Members of the Company shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such general meeting in compliance with the Act or procedures set forth in this Bye-law 34.

(2) For any matter to be properly brought before any annual general meeting of Members, the matter must be (i) specified in the notice of annual general meeting given by or at the direction of the Board, (ii) otherwise brought before the annual general meeting by or at the direction of the Board or (iii) brought before the annual general meeting in the manner specified in this Bye-law 34(2) by a Member of record. In addition to any other requirements under applicable law, the Memorandum of Association of the Company and these Bye-laws, persons nominated by Members for election as directors of the Company and any other proposals by Members shall be properly brought before the annual general meeting only if notice in the manner contemplated hereby of any such matter to be presented by a Member at such annual general meeting of Members (the “Member Notice”) is delivered to the Secretary of the Company at the principal executive office of the Company not less than 90 nor more than 120 days prior to the first anniversary date of the annual general meeting for the preceding year; provided, however, if and only if the annual general meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual general meeting date outside such period being referred to herein as an “Other Meeting Date”), such Member Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. Any Member entitled to nominate any person or persons (as the case may be) for election as a director or directors of the Company shall deliver, as part of such Member Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of the Company owned of record and beneficially by each such person, as reported to such Member by such nominee(s), the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Company), each such person’s signed consent to serve as a director of the Company if elected, such Member’s name and address and the number and class of all shares of the Company owned of record and beneficially by such Member. Any Member who gives a Member Notice of any matter proposed to be brought before the annual general meeting (not involving nominees for director) shall deliver, as part of such Member Notice, the text of the proposal to be presented (including the text of any resolutions to be proposed for consideration by shareholders) and a brief written statement of the reasons why such Member favors the proposal and setting forth such Member’s name and address, the number and class of all shares of the Company owned of record and beneficially by such Member and, if applicable, any material interest of such Member in the matter proposed (other than as a Member). As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine whether the nominee would be considered “independent” under the various rules and standards applicable to the Company.

Notwithstanding anything in this Bye-law 34(2) to the contrary, in the event that the number of directors to be elected to the Board of the Company is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s annual general meeting, a Member Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

(3) Only such matters shall be properly brought before a special general meeting of Members as shall have been brought before the special general meeting pursuant to the Company’s notice of special general meeting. In the event the Company calls a special general meeting of Members for the purpose of electing one or more directors to the Board, not at the request of any Members acting pursuant to Bye-law 36 of these Bye-laws, any Member may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of special general meeting, if the Member Notice required by Bye-law 34(2) hereof shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth day following the day on which the date of the special general meeting and of the nominees proposed by the Board to be elected at such special general meeting is publicly announced or disclosed.

(4) For purposes of this Bye-law 34, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission.

(5) In no event shall the postponement or adjournment of an annual general meeting for which notice has already been given or any announcement of such postponement or adjournment, commence a new period for the giving of notice as provided in this Bye-law 34. This Bye-law 34 shall not apply to Members’ proposals made pursuant to Rule 14a-8 under the Exchange Act.

(6) The person acting as chairman at any general meeting of Members, in addition to making any other determinations that may be appropriate to the conduct of the general meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a general meeting has been duly given in the manner provided in this Bye-law 34 and, if not so given, shall direct and declare at the general meeting that such nominees and other matters are not properly before the general meeting and shall not be considered.

35.  Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

36.  Meeting called on requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

37.  Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

38.  Postponement of meetings

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law 36), provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.  Quorum for general meeting

At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of fifty percent (50%) of the total issued and outstanding Voting Shares throughout the meeting shall form a quorum for the transaction of business; provided, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall constitute a quorum. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day two (2) weeks later, at the same time and place or to such other day, time or place as the chairman of the meeting or failing him the Secretary may determine. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.  Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

41.  Attendance at meetings

Members or their duly appointed proxies may participate in any general meeting solely by means of their physical attendance at the meetings, and participation by telephone, electronic or other communications facilities shall not be permitted.

42.  Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.  Voting at meetings

(1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2) A resolution put to a vote at any general meeting or other meeting of Members as may be required by the Act to amalgamate the Company with any Person in accordance with the Act shall be decided by the affirmative votes of a majority of the votes cast at any such meeting in accordance with the provisions of these Bye-laws and in the case of an equality of votes such resolution shall fail.

(3) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44.  Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

45.  Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.  Demand for a poll

(1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

(a) the chairman of such meeting;

(b) at least three (3) Members present in person or represented by proxy;

(c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, including any limitation on the voting power of any Controlled Shares pursuant to Bye-law 51, every Person present at such meeting shall have one vote for each Voting Share (as defined in Bye-law 50) of which such Person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-law and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his, her or its vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted as the chairman of the meeting directs for the purpose and the result of the poll shall be declared by the chairman.

47.  Seniority of joint holders voting

In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.  Instrument of proxy

(1) The instrument appointing a proxy shall be in any common form or in such other form as the Board may approve, shall be in writing, and shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

(2) The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy not received in the manner so permitted shall be invalid.

49.  Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such Person as it thinks fit to act as its representative at any meeting of the Members and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such Person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation which is a Member.

50.  Rights of shares

(1) At the date these Bye-laws are adopted, the share capital of the Company shall be divided into three (3) classes of shares: Common Shares that carry voting rights (“Voting Shares”), Common Shares that do not carry voting rights (“Non-Voting Shares”) and Preference Shares (“Preference Shares”). The holders of Voting Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to the Preference Shares):

(a) be entitled to one vote per Voting Share or, in the case of a Controlled Share of a Person that would be a 10% Shareholder without giving effect to Bye-law 51, a fraction of a vote per Controlled Share as determined pursuant to Bye-law 51;

(b) be entitled to such dividends as the Board may from time to time declare;

(c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d) generally be entitled to enjoy all of the rights attaching to shares.

Non-Voting Shares shall at all times rank, as to assets, dividends and in all other respects, on a parity with Voting Shares, except that the Non-Voting Shares shall not have the right to vote, except as otherwise provided by the Act.

(2) The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a) the number of shares constituting that series and the distinctive designation of that series;

(b) the dividend rate (or the basis therefor, if floating) on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e) whether or not the shares of that series shall be redeemable or repurchaseable (whether at the option of the Company or the holder), and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f) whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

(i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series including the right to appoint directors and the manner for appointing and removing such directors and the number and term of such directors.

(3) Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

(4) At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any Person or Persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the Person or Persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

51.  Limitation on voting rights of Controlled Shares

(1) Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a poll at a general meeting every Member present in person or by proxy shall have one vote for each Voting Share registered in his, her or its name in the Register of Members; provided, however, that, subject to the following provisions of this Bye-law 51, if and for so long as (i) the aggregate number of votes conferred by the Controlled Shares of any Person would constitute ten percent (10%) or more of the total combined voting power of all classes of shares entitled to vote of the Company (calculated after giving effect to any prior reduction in voting rights attaching to shares of other Persons as provided in this Bye-law 51) and (ii) with respect to any Person described in clause (i) who is a U.S. Person, such Person owns by application of Section 958(a) of the Code any shares of the Company, such Controlled Shares, regardless of the identity of the registered holder thereof, shall collectively confer a number of votes determined by the following formula (the “Formula”):

((T − C) ÷ 9) − 1

Where:	“T” is the aggregate number of votes conferred by all the issued shares of the Company immediately prior to the application of the Formula with respect to such Controlled Shares, adjusted to take into account each reduction in such aggregate number of votes that results from a prior reduction in the exercisable votes conferred by any Controlled Shares pursuant to Bye-law 51(4) as at the same date;

“C” is the aggregate number of votes conferred by the Controlled Shares attributable to such Person.

Each Controlled Share shall be affected equally by such diminution.

(2) The Directors may, by notice in writing, require any Member to provide within not less than ten (10) Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

(a) the number of shares in which such Member is legally or beneficially interested;

(b) the Persons who are beneficially interested in shares in respect of which such Member is the registered holder;

(c) the relationship, association or affiliation of such Member with any other Member or Person whether by means of common control or ownership or otherwise; or

(d) any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled Shares attributable to any Person.

(3) If any Member does not respond to any notice given pursuant to Bye-law 51(2) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any shares registered in the name of such Member shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

(4) The Formula shall be applied successively as many times as may be necessary to ensure that ~~no Person~~ (i) ~~who is a~~
no
 U.S. Person ~~and~~ who owns by application of Section 958(a) of the Code any shares of the Company shall be a 10% Shareholder at any time,
and (ii)
 no Person
 who is not a U.S. Person shall be a 10% Shareholder at any time. For the purposes of determining the votes exercisable by Members as of any date, the Formula shall be applied to the Controlled Shares of each Person in declining order based on the respective numbers of Controlled Shares attributable to each Person. Thus, the Formula will be applied first to the Controlled Shares of the Person to whom the largest number of Controlled Shares are attributable and thereafter sequentially with respect to the Controlled Shares of the Person with the next largest number of Controlled Shares. In each case, calculations are made on the basis of the aggregate number of votes conferred by the issued shares as of such date, as reduced by the prior application of the Formula to any Controlled Shares of any Person as of such date.

(5) Notwithstanding the provisions of subparagraphs (1) and (2) of this Bye-law 51 above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person shall be a 10% Shareholder at any time. It is the intention of these Bye-laws to prevent any Person from being treated as a “United States shareholder”, within the meaning of Section 951(b) of the Code, that would be required to include any amounts in income for United States federal income tax purposes in respect of such Person’s investment in the Company prior to receipt of dividend distributions from the Company or disposition of such Person’s shares in the Company. In order to insure that no Person shall be treated as a “United States shareholder” within the meaning of Section 951(b) of the Code, it is also the intention of these Bye-laws to prevent any Person from exercising, through beneficial (direct or indirect) ownership within the meaning of Section 13(d)(3) of the Exchange Act, ten percent (10%) or more of the total combined voting power of all classes of shares of the Company entitled to vote. Accordingly, this Bye-law 51 should be interpreted so as to effectuate this goal (along with conforming definitional changes as needed) in light of future events, including, but not limited to, (i) the issuance of other shares, or right to acquire shares, that are entitled to vote; and (ii) any recapitalization or modification to the rights of any shares the effect of which is, in part, to alter the voting rights or relative voting rights of any shares.

52.  Power to issue shares

(1) Subject to these Bye-laws and to any rights attaching to issued shares of the Company, the unissued shares of the Company (whether forming part of the original share capital or any increased share capital) shall be at the disposal of the Board, which may issue, offer, allot, exchange or otherwise dispose of shares or options, warrants or other rights to purchase shares or, subject to Section 43 of the Act, securities convertible into or exercisable or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine (including, without limitation, such preferred or other special rights or restrictions with respect to dividend, voting, liquidation or other rights of the shares as may be determined by the Board).

(2) Notwithstanding the foregoing provisions of this Bye-law, the Company shall not issue any shares in a manner that the Board believes would cause, by reason of such issuance, a violation of the Ownership Limits (described below under Bye-law 64).

Notwithstanding the foregoing provisions of this Bye-law, the restrictions of this Bye-law 52(2) shall not apply to any issuance of shares to a Person acting as an underwriter in the ordinary course of its business, purchasing such shares pursuant to a purchase agreement to which the Company is a party, for resale.

(3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in or permitted pursuant to Sections 39A, 39B and 39C of the Act.

(5) The Company may from time to time do any one or more of the following things:

(a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

53.  Variation of rights, alteration of share capital and purchase of shares of the Company

(1) Without limitation to Bye-law 50, subject to the provisions of Sections 42 and 43 of the Act any Preference Shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Board determine.

(2) While the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) Subject to Bye-law 11(4), the Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

(5) Notwithstanding Bye-law 53(3), the Board may generally exercise the powers of the Company set out in Sections 45(1)(b), (c), (d) and (e) of the Act, without the need of any approval of the Members as might otherwise be required by such sections of the Act.

54.  Conversion and transfer of Non-Voting Shares

Subject to Bye-law 64:

(1) Except as provided in Bye-law 54(3) below, upon the sale, transfer or other disposition of Non-Voting Shares by any Member, such Non-Voting Shares shall become Voting Shares in the hands of the transferee, and shall be so reflected in the Register of Members.

(2) (a) Subject to the terms and conditions hereof, a holder of Non-Voting Shares shall have the right at any time and from time to time, without payment of additional consideration, to convert all or any part of such Member’s Non-Voting Shares into Voting Shares on a one-for-one basis.

(b) Such conversion shall take effect upon the registration of such conversion, which shall (subject to Bye-law 64) occur upon the holder providing written notice of such conversion to the Company specifying the date on which such conversion is to be registered, which shall be a date at least 10 days after the date on which such notice is delivered to the Company, or such other date as the holder and the Company may agree. From and after the date such conversion is registered, the holder of the Non-Voting Shares shall cease to be entitled to any rights or privileges attached to the Non-Voting Shares and the certificates representing the Non-Voting Shares shall represent only a right to receive certificates for the Voting Shares into which such Non-Voting Shares have been converted. The Company shall deliver or caused to be delivered, to the order of all holders of Non-Voting Shares who have surrendered to the Company for cancellation certificates representing Non-Voting Shares, certificates representing the Voting Shares into which such Non-Voting Shares have been converted.

(3) Notwithstanding anything in this Bye-law 54 to the contrary and subject to Bye-law 64, a holder of Non-Voting Shares shall have the right to transfer such Non-Voting Shares to (i) an Affiliate or (ii) any other Member that is, prior to such transfer, a holder of Non-Voting Shares. Any Non-Voting Shares transferred pursuant to this Bye-law 54(3) shall retain their status as Non-Voting Shares.

(4) Voting Shares shall not be convertible into Non-Voting Shares, except that so long as a Founder (other than an Industry Founder) or any of such Founder’s Affiliates owns directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code any Common Shares, all Voting Shares owned directly or by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code by such Founder or any of such Founder’s Affiliates shall automatically convert into Non-Voting Shares, provided that, with respect to Voting Shares converted into Non-Voting Shares by operation of this sentence, such shares shall revert to being Voting Shares after the date such Common Shares are no longer owned by such Founder or its Affiliates. Upon the request of the Company, such Founder or Affiliate shall timely identify to the Company all shares subject to the exception and the first proviso in this Bye-law 54(4).

55.  Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other Person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such Person and to such address as the holder or joint holders may in writing direct. If two (2) or more Persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

56.  Death of a joint holder

Where two (2) or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares, and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

57.  Share certificates

(1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

(4) The share certificates may bear legends concerning restrictions on transfer or otherwise as the Board may from time to time determine.

58.  Calls on shares

(1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any moneys unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

59.  Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

REGISTER OF MEMBERS

60.  Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

61.  Inspection of Register of Members

The Register of Members shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole 30 days in each year.

62.  Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend; and

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

63.  Instrument of transfer

(1) An instrument of transfer shall be in writing in the form, or as near thereto as circumstances admit, of Form “B” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

(3) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

64.  Restriction on transfer

(1) Subject to the Act, this Bye-law 64 and such other of the restrictions contained in these Bye-laws and elsewhere as may be applicable, and except, in the case of any shares other than the Voting Shares, as may otherwise be provided by the terms of issuance thereof, any Member may sell, assign, transfer or otherwise dispose of shares of the Company at any time owned by it and, subject to Bye-law 63, the Directors shall procure the timely registration of the same. If the Directors refuse to register a transfer for any reason they shall notify the proposed transferor and transferee within thirty (30) days of such refusal.

(2) The Directors ~~shall~~
may, in their sole and absolute discretion
, decline to register a transfer (including a conversion pursuant to Bye-law 54(2)) of shares if the Directors have reason to believe that, such transfer would cause (i) any U.S. Person to become a 10% Shareholder (as determined without giving effect to any adjustments to the voting rights of any Member under Bye-law 51), other than a Person who does not own (including as a result of such transfer) any shares of the Company by application of Section 958(a) of the Code; (ii) any Founder, any Affiliate of a Founder or any Person to whom shares of a Founder are attributed under Section 318(a)(3) of the Code (giving effect to Treasury Regulations Section 1.958-2(d)), to own (after taking into account the Founder Back-Attribution Convention), directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code, a greater percentage of the shares than the greater of (x) 9.99% and (y) the percentage of shares such Founder, Affiliate or Person so owned as of ~~the effective date of these Bye laws~~
July 17, 2006
 (other than as a result of any Affiliate of a Founder (other than an Industry Founder) holding shares as an underwriter, market maker, broker, dealer or investment adviser, but in no event more than 24.5% of the shares); or (iii) any U.S. Person who is not a Founder, to own, by application of the constructive and indirect ownership rules of Section 958(a) and 958(b) of the Code, ten percent (10%) or more of the shares, but only (for purposes of this Bye-law 64(2)(iii)) if such Person owns (including as a result of such transfer), or is deemed to own by application of Section 958(a) of the Code (including as a result of such transfer), any shares in the Company.

(3) The Directors may, in their
sole and
absolute ~~and unfettered~~ discretion, decline to register the transfer (including a conversion pursuant to Bye-law 54(2)) of any shares if the Directors have reason to believe (i) that such transfer may expose the Company, any subsidiary thereof or any Member to, or materially increase the risk of, material adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected; provided, however, that in case (ii), the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion.

(4) Without limiting the foregoing, the Board shall decline to approve or register a transfer of shares unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

(5) The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine; provided that such registration shall not be suspended for more than forty-five (45) days in any period of three hundred and sixty five (365) consecutive days.

(6) The Directors may require any Member, or any Person proposing to acquire shares of the Company, to certify or otherwise provide information in writing as to such matters as the Directors may request for the purpose of giving effect to Bye-laws 11(3), 11(4), 52(2), 64(2) and 64(3) including as to such Member or Person’s status as a U.S. Person, its Controlled Shares, whether such Person is directly or indirectly insured or reinsured by any subsidiary of the Company, whether any Person related to such Member or Person is directly or indirectly insured or reinsured by any subsidiary of the Company, and other matters of the kind contemplated by Bye-law 51(2). Such request shall be made by written notice and the certification or other information requested shall be provided to such place and within such period (not less than ten (10) Business Days after such notice is given unless the Directors and such Member or proposed acquiror otherwise agree) as the Directors may designate in such request. If any Member or proposed acquiror does not respond to any such request by the Directors as requested, or if the Directors have reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request relates.

(7) Founder Back-Attribution Convention — For the purposes of Bye-law 64(2)(ii), in applying the constructive ownership rules of Section 958(b) of the Code, the rules of Section 318(a)(3) and Treasury Regulations 1.958-2(d) of the Code shall only apply with respect to Founders and their Affiliates to the extent that the rules would attribute to a Founder, or its Affiliate, the shares owned (directly or by application of the constructive and indirect ownership rules of Sections 958(a) and 958(b) of the Code) by (i) a Person that owns twenty-five percent (25%) or more of such Founder, by vote or value; or (ii) an Affiliate of such Founder (the convention set forth in this paragraph (7), the “Founder Back-Attribution Convention”).

(8) If the Company has reasonable grounds to believe that, as a result of a Person’s purchase or other acquisition of or ownership of shares or exercise of any right to acquire shares, one or more Members are or, upon consummation of such purchase or exercise will be, in violation of the ownership limits described in paragraphs (2) and (3) above (the “Ownership Limits”) (or as to which requested evidence of compliance with the Ownership Limits has not been provided to the Company), such purchase or other acquisition shall not be registered in the Register of Members of the Company. In the event that such a transfer is registered, such transfer shall, upon determination by the Company, in its sole discretion, that such violation has occurred (which determination shall be binding on all Members), be reversed. Neither the Company nor the Board of Directors shall be obligated to investigate the circumstances pertaining to any proposed acquisition or any ownership in order to determine compliance with the Ownership Limits.

(9) If the Company has reasonable grounds to believe that as a result of a Person’s direct or indirect purchase or other acquisition or ownership of shares (or any rights to acquire shares), one or more Members are in violation of the Ownership Limits (or if the Company has requested evidence of compliance with the Ownership Limits but has not received it in a timely manner), the Board shall determine as soon as practicable and in its sole discretion whether, and to what extent, to require any, or all, Members, including the aforementioned Person (if such Person is a Member, the “Offending Member”) to require the Offending Member to dispose of shares, provided that a disposition under this clause shall be required only if the Board determines (in its sole discretion) that it would have been reasonably practicable for such Offending Member to determine that its actions (including its activities unrelated to its ownership in the Company) would likely result in a violation of the Ownership Limits and, provided, further that under no circumstances shall a Founder, or any of its Affiliates, be required to dispose of shares pursuant to this clause.

(10) Any disposition pursuant to this Bye-law 64 should occur no later than the 28th calendar day after the date on which the Board first received notice that the aforementioned Member exceeded the Ownership Limits and the disposing Member shall make all reasonable efforts to effect such disposition within such 28-day period.

(11) In addition to that set forth in paragraphs (8), (9) and (10), if as a result of a Person’s purchase or other acquisition of or ownership of shares, the Company has reasonable grounds to believe that one or more Members are in violation of the Ownership Limits, the Board may take such other action in connection therewith or incidentally thereto as the Board may determine is necessary or advisable in its sole discretion. Any determinations made by the Board or the Company in connection with this Bye-law 64 or Bye-law 51 or other related provisions shall be made in its sole discretion (which determinations shall, in each case, be final and binding upon all Members).

(12) The restrictions on transfer authorized by this Bye-law 64 shall not be imposed in any circumstance in a way that would interfere with the settlement of trades or transactions in shares entered into through the facilities of the New York Stock Exchange, Inc.; provided, however, that the Directors may decline to register transfers in accordance with these Bye-laws after a settlement has taken place.

(13) Notwithstanding any other provision of these Bye-laws to the contrary, the provisions of this Bye-law 64 shall not apply in any way to purchases made by the Company of all or any part of its shares in accordance with Bye-law 11.

65.  Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share or shares to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

66.  Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other Persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

67.  Registration on death or bankruptcy

Subject to Bye-law 64, any Person becoming entitled to a share in consequence of the death or the bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “C” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

68.  Declaration of dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

69.  Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

70.  Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

71.  Deduction of amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

72.  Unclaimed dividends

Any dividend or other sum payable on or in respect of a share which has remained unclaimed for a period of six (6) years from the date when it became due for payment shall be forfeited and shall cease to remain owing by the

Company and the payment of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

73.  Interest on dividends

No dividend or distribution shall bear interest against the Company.

74.  Issue of bonus shares

(1) Subject to the Ownership Limits, the Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) Subject to the Ownership Limits, the Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

75.  Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

76.  Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

77.  Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

78.  Appointment of Auditor

Subject to Section 88 of the Act and to Bye-law 80, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

79.  Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Board or a committee thereof.

80.  Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, fill the vacancy thereby created. The Board may fill any other casual vacancy in the office of Auditor, but while the vacancy continues the surviving or continuing Auditor, if any, may act.

81.  Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

82.  Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The generally accepted auditing standards referred to in paragraph (2) of this Bye-law shall be those of the United States of America and the financial statements and the report of the Auditor shall disclose this fact.

NOTICES

83.  Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form.

84.  Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two (2) or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

85.  Service and delivery of notice

Any notice shall be deemed to have been duly served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

86.  The seal

The ~~seal of the~~ Company ~~shall be~~
may adopt a seal
 in such form as the Board may ~~from time to time~~ determine. The Board may adopt one or more duplicate seals for use in or
 outside Bermuda.

87.  Manner in which seal is to be affixed

~~The~~
A
 seal of the Company ~~shall~~
may, but need
 not, be affixed to any
deed,
 instrument, ~~except~~,
share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of ~~a~~ (i)
any
 Director ~~and~~
, (ii) any Officer, (iii)
 the Secretary ~~or any two Directors, or any Person appointed~~, or (iv) any person

authorized
 by the Board for ~~the purpose, provided that any Director or Officer may affix the seal of the Company attested by such Director or Officer’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer~~
that purpose
.

WINDING-UP

88.  Winding-up/distribution by liquidator

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he, she or it deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

89.  Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

CERTAIN SUBSIDIARIES

90.  Directors of Bermuda Insurance ~~Subsidiary~~
Subsidiaries

Notwithstanding any other provision of these Bye-laws to the contrary:

(1) The only individuals who shall be eligible to be elected or appointed by the Company as the Class I directors, Class II directors and Class III directors of any
 Bermuda Insurance Subsidiary shall be the Class I Directors, Class II Directors and Class III Directors, respectively from time to time.

(2) Any resignation or removal of a Director from the Board or other vacancy arising therein, as well as any replacement or succession of a Director, shall in each case have the same effect on the board of directors of the Bermuda Insurance Subsidiary.

(3) The total number of directors of ~~the~~
each
 Bermuda Insurance Subsidiary shall be equal to the total number of Directors. Each director of ~~the~~
each
 Bermuda Insurance Subsidiary shall have the same vote, as the respective Director. The directors of ~~the~~
each
 Bermuda Insurance Subsidiary shall be divided into the same classes as the Directors.

91.  Directors of ~~certain~~ Non-U.S.,
Non-Bermuda Insurance Subsidiaries

Notwithstanding any other provision of these Bye-laws to the contrary:

(1) No person shall be elected as a director of any ~~direct subsidiary of the Company organized under the laws of a jurisdiction outside the United States, other than the~~
Non-U.S., Non
-Bermuda Insurance Subsidiary~~, (“Non-U.S. Direct Subsidiary”) or of any subsidiary (including any indirect subsidiary) of a Non-U.S. Direct Subsidiary so organized (“Non-U.S. Indirect Subsidiary”)~~ unless such person has, within the preceding 120 calendar days, been approved, by resolution of the Members in accordance with and subject to the limitations in these Bye-laws, including, but not limited to, Bye-law 51, as a person eligible to be elected as a director of such Non-U.S. ~~Direct Subsidiary or Non-U.S. Indirect~~,
Non-Bermuda Insurance
 Subsidiary (an “Eligible Subsidiary Director”); and

(2) No person may be elected as a director of a Non-U.S. ~~Direct Subsidiary or a Non-U.S. Indirect~~,
Non-Bermuda Insurance
 Subsidiary, unless all Eligible Subsidiary Directors approved for the relevant Non-U.S. ~~Direct Subsidiary or Non-U.S. Indirect~~,
Non-Bermuda Insurance
 Subsidiary are elected at the same time.

(3) In the event of a vacancy in the Board of a Non-U.S., Non-Bermuda Insurance Subsidiary, provisions substantially the same as Bye-law 16 of these Bye-laws shall apply.

(4) In the event of the formation of a new Non-U.S., Non-Bermuda Insurance Subsidiary, the initial directors of such subsidiary may be appointed by the shareholders of such subsidiary, provided that such directors shall be approved by resolution of the Members in accordance with and subject to the limitations in these Bye-laws as a person eligible to be elected as a director of such Non-U.S., Non-Bermuda Insurance Subsidiary at the next annual meeting of the Company occurring immediately after such subsidiary’s formation.

92.  Bye-laws or articles of association of certain
insurance
subsidiaries

The Board in its discretion shall require that the Bye-laws of ~~the~~
each
 Bermuda Insurance Subsidiary shall contain provisions substantially similar to Bye-law 90, and the Bye-laws, Articles of Association or other constitutive documents of each Non-U.S. ~~Direct Subsidiary or Non-U.S. Indirect~~
, Non-Bermuda Insurance
 Subsidiary shall contain provisions substantially similar to Bye-law 91.

~~93.  Directors of subsidiaries of Bermuda Insurance Subsidiary~~

~~Election, appointment, removal, resignation, number and classification of directors of any direct or indirect subsidiary of the Bermuda Insurance Subsidiary organized under the laws of a jurisdiction outside the United States shall be subject to the requirements of either Bye-law 90 or 91.~~

*****
***
*

SCHEDULE — FORM A (Bye-law 59)

NOTICE OF LIABILITY TO FORFEITURE FOR NON-PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the  day of     , 20   last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the  day of     , 20   last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of          per annum computed from the said  day of     , 20   last, on or before the   day of     , 20   next at the place of business of the Company the share(s) will be liable to be forfeited.

Dated this  day of     , 20

[Signature of Secretary]
By order of the Board

SCHEDULE — FORM B (Bye-law 63)

TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED	[amount]
[transferor]
hereby sell, assign and transfer unto	[transferee]
of	[address]
[number of shares]
shares of Allied World Assurance Company Holdings, Ltd

Dated

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)

SCHEDULE — FORM C (Bye-law 67)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the Register of Members of Allied World Assurance Company Holdings, Ltd in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s), and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his, her or its executors, administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this  day of     , 20

Signed by the above-named	)
[person or persons entitled]	)
in the presence of:	)

Signed by the above-named	)
[transferee]	)
in the presence of:	)

ANNUAL GENERAL MEETING OF SHAREHOLDERS
OF
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
10:00 a.m. (Local Time)
MAY 8, 2008
27 RICHMOND ROAD
PEMBROKE HM 08, BERMUDA
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
Meeting Details
     PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2008 (THE “ANNUAL GENERAL MEETING”) AT 10:00 A.M. (LOCAL TIME) AT 27 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA.
     The undersigned shareholder of the Company hereby acknowledges receipt of the Notice of Annual General Meeting and Proxy Statement, each dated March 21, 2008, and hereby appoints Scott A. Carmilani and Wesley D. Dupont, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the voting common shares, par value $0.03 per share, of the Company (“Common Shares”) held of record on March 12, 2008 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the Proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY
(Continued, and to be marked, dated and signed as instructed on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY FOR ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 8, 2008 THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.	Please mark your votes like this	☒

A.
To elect the nominees listed as the Class I Directors of the Company to serve until the Company’s Annual General Meeting in 2011 or until their successors are duly elected and qualified or their office is otherwise vacated.

Nominees: Mark R. Patterson, Samuel J. Weinhoff	FOR ☐	WITHHOLD AUTHORITY ☐	B.	To approve each slate of nominees as Eligible Subsidiary Directors of certain of the Company’s non-U.S. subsidiaries.
Allied World Assurance Holdings (Ireland) Ltd
Nominees: Scott A. Carmilani, John Clifford, Wesley D. Dupont, Hugh Governey, Michael I.D. Morrison, John T. Redmond
Allied World Assurance Company (Europe) Limited
Nominees: J. Michael Baldwin, Scott A. Carmilani, John Clifford, Hugh Governey, Michael I.D. Morrison, John T. Redmond
Allied World Assurance Company (Reinsurance) Limited
		Nominees: J. Michael Baldwin, Scott A. Carmilani, John Clifford, Hugh Governey, Michael I.D. Morrison, John T. Redmond	FOR ☐	AGAINST ☐	ABSTAIN ☐
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THIS PROXY.	Newmarket Administrative Services (Bermuda), Ltd
Nominees: Scott A. Carmilani, Joan H. Dillard, Wesley D. Dupont, Richard E. Jodoin
Newmarket Administrative Services (Ireland) Limited
Nominees: Scott A. Carmilani, John Clifford, Hugh Governey,
John T. Redmond
(To vote against any slate of nominees listed above, strike a line through each nominee’s name in that slate.)

	C.	To approve the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	D.	To approve the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	E.	To approve the Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	F.	To approve and adopt the Allied World Assurance Company Holdings, Ltd Second Amended and Restated Bye-laws.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	G.	To appoint Deloitte & Touche as the Company’s independent auditors to serve until the Company’s Annual General Meeting in 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date	, 2008.

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.